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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
HERTZ GLOBAL HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of
Annual Meeting
of Stockholders
and Proxy
Statement
May 15, 2008

Hertz Global Holdings, Inc.
225 Brae Boulevard
Park Ridge, NJ 07656

April 7, 2008

Dear Stockholder:

        You are cordially invited to attend our annual meeting of stockholders to be held at 10:30 a.m. (Park Ridge time) on Thursday, May 15, 2008, at the Park Ridge Marriott Hotel, 300 Brae Boulevard, Park Ridge, New Jersey 07656. Enclosed with this proxy statement are your proxy card and the 2007 annual report to stockholders.

        Your vote is important. Whether you plan to attend the annual meeting or not, you may vote by signing, dating and returning the enclosed proxy card in the envelope provided. If you attend the annual meeting, you may vote in person.

        Registration and seating will begin at 10:00 a.m. Each stockholder will be asked to sign an admittance card and may be asked to present valid picture identification. Stockholders holding stock in brokerage accounts will need to bring a copy of a brokerage statement reflecting stock ownership as of the April 2, 2008 record date. Cameras and recording devices will not be permitted at the meeting.

Sincerely,

Mark P. Frissora Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
OF HERTZ GLOBAL HOLDINGS, INC.

Time:	10:30 a.m. (Park Ridge time), Thursday, May 15, 2008
Place:	Park Ridge Marriott Hotel, 300 Brae Boulevard, Park Ridge, New Jersey 07656
Proposals:	1.	The election of four directors for three-year terms;
	2.	The ratification of the selection of PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for the year 2008;
	3.	The approval of the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan;
	4.	The approval of the Hertz Global Holdings, Inc. Employee Stock Purchase Plan; and
	5.	The transaction of any other business that may properly be brought before the annual meeting.

The Board of Directors of the Corporation recommends a vote FOR each of proposals 1 – 4.

Who Can Vote:	Only holders of record of the Corporation's common shares at the close of business on April 2, 2008 will be entitled to vote at the meeting.
Date of Mailing:	This proxy statement and accompanying materials are first being mailed to stockholders on April 7, 2008.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 15, 2008:

  •
  The proxy statement and annual report to security holders are available at www.hertz.com/stockholdermeeting.

        You may vote with respect to the matters described in the accompanying proxy statement by dating, signing and completing the proxy card and returning it without delay in the enclosed envelope, which requires no postage stamp if mailed in the United States. You may also attend the meeting and vote in person as described in the accompanying proxy statement.

J. Jeffrey Zimmerman Senior Vice President, General Counsel and Secretary

Park Ridge, New Jersey
April 7, 2008

IMPORTANT INFORMATION ABOUT ANNUAL
MEETING AND PROXY PROCEDURES

        The Board of Directors of Hertz Global Holdings, Inc. is soliciting proxies to be used at the annual meeting of stockholders to be held on Thursday, May 15, 2008, beginning at 10:30 a.m. (Park Ridge time) at the Park Ridge Marriott Hotel, 300 Brae Boulevard, Park Ridge, New Jersey 07656. This proxy statement and the accompanying materials are being mailed to stockholders beginning April 7, 2008.

        Unless the context otherwise requires, in this Proxy Statement (i) the "Corporation" means Hertz Global Holdings, Inc., our top level holding company, (ii) "Hertz" means The Hertz Corporation, our primary operating company and a direct wholly owned subsidiary of Hertz Investors, Inc., which is wholly owned by the Corporation, (iii) "we," "us" and "our" mean the Corporation and its consolidated subsidiaries, including Hertz, (iv) "our Board" means the Board of Directors of the Corporation and (v) "our common stock" means the common stock of the Corporation.

The Purpose of the Annual Meeting

        At the annual meeting, stockholders will act upon the matters set forth in the notice of meeting, including the election of four directors for three-year terms, the ratification of the selection of the Corporation's independent registered public accounting firm, the approval of the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan and the approval of the Hertz Global Holdings, Inc. Employee Stock Purchase Plan. The Corporation's senior management will also present information about the Corporation's performance during 2007 and will answer questions from stockholders.

Stockholders Entitled to Vote at the Annual Meeting

        Our Board has established the record date for the annual meeting as April 2, 2008. Only holders of record of the Corporation's common stock at the close of business on the record date are entitled to receive notice of the meeting and to vote at the meeting. On April 2, 2008, the Corporation had 322,623,501 shares of common stock outstanding.

Voting Procedures; Quorum

        If you are a stockholder of record, you can vote your shares at the annual meeting by attending the meeting and completing a ballot or you may vote by proxy by dating, signing and completing the proxy card and returning it without delay in the enclosed envelope, which requires no postage stamp if mailed in the United States.

        The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the annual meeting is necessary to constitute a quorum. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when a nominee, such as a broker, holding shares in "street name" for a beneficial owner, does not vote on a particular proposal because that nominee does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner.

        Each share of common stock is entitled to one vote and stockholders do not have the right to cumulate their votes for the election of directors.

        Directors are elected by the affirmative vote of a plurality of the shares of common stock present and validly cast in the election in person or by proxy. Under applicable Delaware law, abstentions will have no effect in determining the outcome of this vote. Broker non-votes will also have no effect in determining the outcome of this vote.

        Approval of the proposal ratifying the appointment of our independent public accounting firm and the proposals relating to the adoption of the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan

and the Hertz Global Holdings, Inc. Employee Stock Purchase Plan require the favorable vote of a majority of the shares of common stock present at the meeting in person or by proxy. Under applicable Delaware law, abstentions will have the same effect as a vote against these proposals because abstentions are treated as present and entitled to vote for purposes of determining the number of shares entitled to vote on the applicable proposal, but do not contribute to the affirmative votes required to approve the proposal. Broker non-votes will have no effect in determining the outcome of these votes because a broker non-vote will count neither as a vote for nor as a vote against the applicable proposal.

        If you are a stockholder of shares held in street name, and you would like to instruct your broker how to vote your shares, you should follow the directions provided by your broker. Please note that because the New York Stock Exchange ("NYSE") rules currently regard matters such as the ratification of independent public accounting firms as "routine," your broker is permitted to vote on the proposal to ratify the appointment of our independent public accounting firm presented in this proxy statement if it does not receive instructions from you. However, under NYSE rules, your broker does not have discretion to vote on the proposals to adopt the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan and the Hertz Global Holdings, Inc. Employee Stock Purchase Plan if it does not receive instructions from you.

Revocation of Proxies

        You may revoke your proxy before it is voted at the annual meeting by delivering a signed revocation letter to J. Jeffrey Zimmerman, Senior Vice President, General Counsel and Secretary, or by submitting a new proxy, dated later than your first proxy, in the manner described above under "Voting Procedures." If you are attending in person and have previously mailed your proxy card, you may revoke your proxy and vote in person at the meeting. Your attendance at the annual meeting will not by itself revoke your proxy. If you are a stockholder of shares held in street name by your broker and you have directed your broker to vote your shares, you should instruct your broker to change your vote or obtain a proxy to vote your shares if you wish to cast your vote in person at the meeting.

Solicitation of Proxies

        Proxies may be solicited on behalf of our Board by mail, telephone, other electronic means or in person, and Hertz will pay the solicitation costs on behalf of the Corporation. Copies of proxy materials and of our annual report to stockholders for 2007 will be supplied to brokers, dealers, banks and voting trustees, or their nominees, for the purpose of soliciting proxies from beneficial owners, and Hertz will reimburse those record holders for their reasonable expenses on behalf of the Corporation. Georgeson Inc. has been retained by Hertz to facilitate the distribution of proxy materials at a fee of $1,175 plus distribution costs and other costs and expenses.

Additional Information

        The Corporation's annual report to stockholders contains the Corporation's Annual Report on Form 10-K for 2007 (the "2007 Annual Report"), which is filed with the U.S. Securities and Exchange Commission ("SEC") and is available at www.hertz.com/stockholdermeeting. The 2007 Annual Report may also be obtained via a link posted on the "Investor Relations" portion of our website, www.hertz.com. Additional copies of the 2007 Annual Report, or any exhibits thereto that are not included in the Corporation's annual report to stockholders, may be obtained in a reasonable time without charge upon written request to Hertz Global Holdings, Inc., 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713, Attention: Corporate Secretary.

PROPOSAL 1: ELECTION OF DIRECTORS

Board Structure

        The Corporation currently has twelve directors divided into three classes: four in Class I, four in Class II and four in Class III. The terms of office of the four Class II directors expire at the 2008 annual meeting of stockholders.

Class II Election

        The four nominees for election as Class II directors are listed below. If elected, the nominees for election as Class II directors will serve for a term of three years and until their successors are elected and qualify. Unless a proxy card contains instructions to vote differently, signed, returned proxies will be voted FOR the election of such nominees. If for any reason any nominee cannot or will not serve as a director, such proxies may be voted for the election of a substitute nominee designated by our Board.

Class II Nominees

        A plurality of the votes cast is required for the election of directors. This means that the director nominee with the most votes for a particular slot is elected for that slot. Only votes "for" or "withheld" affect the outcome. Abstentions and broker non-votes are not counted for purposes of the election of directors. The Class II Nominees are as follows:

Nominee	Age, Principal Occupation, Business Experience and Other Directorships Held	Director Since
Michael J. Durham (Class II)
	Mr. Durham has served as a director of the Corporation and Hertz since November 2006. Mr. Durham served as Director, President and Chief Executive Officer of Sabre, Inc., a NYSE-listed company providing information technology services to the travel industry, from October 1996, the date of Sabre, Inc.'s initial public offering, until October 1999. From March 1995 until July 1996, when Sabre was a subsidiary of AMR Corporation, he served as Sabre's President. Prior to his joining Sabre, Mr. Durham spent 16 years with American Airlines, serving as the Senior Vice President and Treasurer of AMR Corporation and Senior Vice President of Finance and Chief Financial Officer of American Airlines from October 1989 until he assumed the position of President of Sabre in March of 1995. Mr. Durham currently serves as non-executive Chairman of the Board of Asbury Automotive Group, a NYSE-listed company in the automotive retailing industry, as a member of the audit committee and board member of AGL Resources, Inc., a NYSE-listed company in the natural gas industry, as a board member and Chairman of the audit committee of Northwest Airlines Corporation and a board member of Acxiom Corporation, a NASDAQ-listed company in the customer information management industry. Mr. Durham also serves as a member of either the Boards of Directors or the Advisory Boards of a number of privately held corporations. Mr. Durham is 57 years old.	2006
Mark P. Frissora (Class II)
	Mr. Frissora has served as the Chief Executive Officer and Chairman of the Board of the Corporation and Hertz since January 1, 2007, and as Chief Executive Officer and a director of the Corporation and Hertz since July 2006. Prior to joining the Corporation and Hertz, Mr. Frissora served as Chief Executive Officer of Tenneco Inc. from November 1999 to July 2006 and as President of the automotive operations of Tenneco Inc. from April 1999 to July 2006. He also served as the Chairman of Tenneco from March 2000 to July 2006. From 1996 to April 1999, he held various positions within Tenneco Inc.'s automotive operations, including Senior Vice President and General Manager of the worldwide original equipment business. Previously Mr. Frissora served as a Vice President of Aeroquip Vickers Corporation from 1991 to 1996. In the 15 years prior to joining Aeroquip Vickers, he served for 10 years with General Electric and five years with Philips Lighting Company in management roles focusing on product development and marketing. He is a director of NCR Corporation, where he serves on its compensation committee. Mr. Frissora is 52 years old.	2006

David H. Wasserman (Class II)
	Mr. Wasserman has served as a director of the Corporation since August 2005 and of Hertz since December 2005. Mr. Wasserman is a financial principal of Clayton, Dubilier & Rice, Inc. ("CD&R"), which he joined in 1998. Prior to joining CD&R, he was employed by Goldman, Sachs & Co. in the Principal Investment Area. He has also been employed by Fidelity Capital and as a management consultant. Mr. Wasserman serves on the Board of Directors of Culligan Ltd., ServiceMaster Global Holdings, Inc. and ICO Global Communications (Holdings) Limited and formerly served as a director of Kinko's, Inc. and Covansys Corporation. Mr. Wasserman is 41 years old.	2005
Henry C. Wolf (Class II)
	Mr. Wolf has served as a director of the Corporation and Hertz since November 2006. Mr. Wolf served as Chief Financial Officer for Norfolk Southern Corporation from 1993 until his retirement from Norfolk Southern in July 2007. Mr. Wolf held the title of Vice Chairman and Chief Financial Officer of Norfolk Southern from 1998 until his retirement. From 1993 until 1998, he served as Executive Vice President of Finance of Norfolk Southern. He served as Norfolk Southern's Vice President of Taxation from 1991 until 1993, Assistant Vice President of Tax Counsel from 1984 until 1990, Senior Tax Counsel from 1983 until 1984, General Tax Attorney from 1976 until 1983 and Senior Tax Attorney from 1973 until 1976. Mr. Wolf is a director of AGL Resources, Inc., a NYSE-listed company in the natural gas industry, as well as the Chairman of its audit committee. He is also Chairman of the Board of Directors of Shenandoah Life Insurance Company. In addition, Mr. Wolf serves as Vice Rector of the Board of Visitors of the College of William and Mary, and as a Member of the Board of Trustees of the Colonial Williamsburg Foundation. Mr. Wolf is 65 years old.	2006

The Board of Directors recommends a vote FOR
all of the Class II nominees.

Continuing Directors

        The eight directors whose terms will continue after the annual meeting and will expire at the 2009 annual meeting (Class III) or the 2010 annual meeting (Class I) are listed below:

Director	Age, Principal Occupation, Business Experience and Other Directorships Held	Director Since
Carl T. Berquist (Class III)
	Mr. Berquist has served as a director of the Corporation and Hertz since November 2006. Mr. Berquist joined Marriott International, Inc. in December 2002 as Executive Vice President, Financial Reporting and Enterprise Risk Management. He also serves as Chief Accounting Officer of Marriott International. Prior to joining Marriott, Mr. Berquist was a partner at Arthur Andersen LLP. During his 28-year career with Arthur Andersen, Mr. Berquist held numerous leadership positions covering the management of the business as well as various operational roles, including managing partner of the worldwide real-estate and hospitality practice. His last position was managing partner of the mid-Atlantic region which included five offices from Philadelphia, Pennsylvania to Richmond, Virginia. Mr. Berquist is a board member of several private companies. Mr. Berquist is 57 years old.	2006
George A. Bitar (Class III)
	Mr. Bitar has served as a director of the Corporation and Hertz since December 2005. Mr. Bitar is a Managing Director of Merrill Lynch Global Private Equity Division ("MLGPE"), where he serves as Co-Head of the U.S. Region, and a Managing Director in Merrill Lynch Global Partners, Inc., the Manager of ML Global Private Equity Fund, L.P., a proprietary private equity fund. Prior to joining MLGPE, Mr. Bitar was a Vice President in the High Yield Finance and Restructuring Group of Merrill Lynch & Co., Inc. ("Merrill Lynch") where he worked for four years. Mr. Bitar joined Merrill Lynch in 1991. He also sits on the Board of Directors of Hospital Corporation of America, Inc. and several private companies. Mr. Bitar is 43 years old.	2005
Gregory S. Ledford (Class III)
	Mr. Ledford has served as a director of the Corporation since September 2005 and of Hertz since December 2005. Mr. Ledford is a Managing Director of The Carlyle Group ("Carlyle"). Mr. Ledford joined Carlyle in 1988 and is currently head of the firm's Automotive and Transportation practice. He led the firm's investments in Horizon Lines Holdings Corporation, Grand Vehicle Works Holdings Corporation and Piedmont/Hawthorne Holdings Inc. From 1991 to 1997, he was Chairman and Chief Executive Officer of The Reilly Corp., a former Carlyle portfolio company that was successfully sold in September 1997. Prior to joining Carlyle, Mr. Ledford was Director of Capital Leasing for MCI Communications. Mr. Ledford serves on the Boards of Directors of Allison Transmission, AxleTech International Holdings, Inc. and United Components Inc. Mr. Ledford is 50 years old.	2005

Nathan K. Sleeper (Class III)	Mr. Sleeper served as a director of the Corporation from August to September 2005 and has served as a director of the Corporation and Hertz since December 2005. Mr. Sleeper is a financial principal of CD&R, which he joined in 2000. Prior to joining CD&R, he was employed by Goldman, Sachs & Co. in the Investment Banking Area. He has also been employed by Tiger Management. He has served as a director of Culligan Ltd. since October 2004 and as a director of U.S. Foodservice since July 2007. Mr. Sleeper is 34 years old.	2005
Barry H. Beracha (Class I)
	Mr. Beracha has served as a director of the Corporation and Hertz since November 2006. He most recently served as Executive Vice President of Sara Lee Corp. and Chief Executive Officer of the Sara Lee Bakery Group, which was created when Sara Lee acquired The Earthgrains Company in 2001. Mr. Beracha retired from Sara Lee in June 2003. He also served as Chairman and Chief Executive Officer of The Earthgrains Company, which was spun off from Anheuser Busch Companies, Inc. in 1996. In 1967, Mr. Beracha joined Anheuser Busch Companies, Inc., and held various management positions of increasing responsibility within the company until the spin-off of Earthgrains in March 1996, prior to which he held the title of Vice President and Group Executive of Anheuser Busch Companies, Inc. Mr. Beracha serves on the Board of Directors of Pepsi Bottling Group, where he is the Non-Executive Chairman of the Board and is a member of the Compensation and Management Committee and of the Audit and Affiliated Transactions Committee, which he chaired prior to becoming the Non-Executive Chairman of the Board in March 2007. Mr. Beracha retired from the Board of Directors of McCormick & Co., where he served as Chairman of the Compensation Committee, in March 2007. Since December 2005, he has served as Chairman of the Board of Trustees of St. Louis University. Mr. Beracha is 66 years old.	2006
Brian A. Bernasek (Class I)	Mr. Bernasek has served as a director of the Corporation and Hertz since December 2006. Mr. Bernasek is a Principal of Carlyle, which he joined in 2000. Prior to that time, he held positions with Investcorp International, a private equity firm, and Morgan Stanley & Co., in its Investment Banking Division. Mr. Bernasek serves on the Board of Directors of Allison Transmission and AxleTech International Holdings, Inc. Mr. Bernasek is 35 years old.	2006
Robert F. End (Class I)
	Mr. End has served as a director of the Corporation and Hertz since December 2005. Since rejoining Merrill Lynch in 2004, Mr. End has been a Managing Director of MLGPE, where he serves as Co-Head of the U.S. Region, and a Managing Director of Merrill Lynch Global Partners, Inc., the Manager of ML Global Private Equity Fund, L.P., a proprietary private equity fund. Previously, Mr. End was a founding Partner and Director of Stonington Partners Inc., a private equity firm established in 1994. Prior to leaving Merrill Lynch in 1994, Mr. End was a Managing Director of Merrill Lynch Capital Partners, the firm's private equity group. Mr. End joined Merrill Lynch in 1986 and worked in the Investment Banking Division before joining the private equity group in 1989. Mr. End is a director of NPC International, Inc. and several private companies. Mr. End is 52 years old.	2005

George W. Tamke (Class I)
	Mr. Tamke has served as Lead Director of the Corporation and Hertz since July 2006. Mr. Tamke served as the Chairman of the Board of Directors of the Corporation and Hertz from December 2005 until July 2006. Mr. Tamke is an operating principal with CD&R. Prior to joining CD&R in 2000, he was an executive at Emerson Electric Co., a manufacturer of electrical and electronic equipment, serving as President and Chief Operating Officer from 1997 to 1999 and as Vice Chairman and Co-Chief Executive Officer from 1999 to February 2000. He has served as a director of Target Corporation since June 1999, as a director and Chairman of Culligan Ltd. since October 2004, as Chairman and a director of ServiceMaster Global Holdings, Inc. since March 2007 and was previously Chairman and Chief Executive Officer of Kinko's, Inc. Mr. Tamke is 60 years old.	2005

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

        Our Audit Committee has appointed PricewaterhouseCoopers LLP as the Corporation's independent registered public accounting firm for the Corporation for the year 2008.

        PricewaterhouseCoopers LLP has served as the independent auditor for the Corporation for the years ended December 31, 2005, 2006 and 2007 and for its wholly owned subsidiary, The Hertz Corporation, for the years ended December 31, 2002, 2003, 2004, 2005, 2006 and 2007. We are not required to have our stockholders ratify the selection of PricewaterhouseCoopers as our independent registered public accounting firm, but we are doing so because we believe it is a matter of good corporate practice. A representative of PricewaterhouseCoopers LLP will be present at the annual meeting with the opportunity to make a statement if she so desires and to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of
PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Corporation in 2008.

PROPOSAL 3: APPROVAL OF THE HERTZ GLOBAL HOLDINGS, INC. 2008 OMNIBUS INCENTIVE PLAN

        On February 28, 2008, upon recommendation of the Compensation Committee, the Board of Directors of the Corporation adopted the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan, subject to the approval of our stockholders. We are asking our stockholders to approve the 2008 Omnibus Incentive Plan because we believe the plan will provide incentives to our employees and non-employee directors selected to participate in the plan that will promote the Corporation's long-term financial success and increase shareholder value.

        A description of the material provisions of the 2008 Omnibus Incentive Plan is set forth below. The statements made in this Proposal 3 concerning terms and provisions of the 2008 Omnibus Incentive Plan are summaries and do not purport to be a complete recitation of the 2008 Omnibus Incentive Plan provisions. These statements are qualified in their entirety by express reference to the full text of 2008 Omnibus Incentive Plan, a copy of which is attached to this proxy statement as Annex A and is incorporated by reference herein.

        As of April 2, 2008, the closing price of our common stock was $12.80 and approximately 24,732 employees and 11 non-employee directors of the Corporation would be eligible to participate in the plan if it were then in place.

Administration and Eligibility

        The 2008 Omnibus Incentive Plan will be administered by the Compensation Committee. Employees and non-employee directors of the Corporation and its subsidiaries will be eligible to receive awards of stock options, stock appreciation rights, performance stock, performance stock units, performance units, restricted stock, restricted stock units or deferred stock units at the Compensation Committee's discretion. The Compensation Committee may delegate to an officer, director or group of officers or directors of the Corporation or its affiliates some or all of its authority under the plan with respect to participants who are not executive officers of the company or a subsidiary.

Shares Available for Issuance

        17,700,000 shares of the Corporation's common stock will be reserved for issuance under the plan. A participant may receive a maximum of 5,000,000 stock options or stock appreciation rights and 5,000,000 shares of performance stock or performance stock units in any 36 month period. The maximum dollar amount of cash that may be earned in connection with the grant of performance units during any calendar year may not exceed $7,500,000. The maximum number of shares that may be issued with respect to incentive stock options is 17,700,000. Awards that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of common stock will be available again under the plan. In the event of a stock dividend, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Corporation's common stock, the Compensation Committee will adjust the shares available under the plan and any outstanding awards to reflect the event and preserve the intrinsic value of the awards. The Compensation Committee does not have the power to reduce the exercise price of outstanding options or stock appreciation rights of outstanding awards or grant any new award or cash payment in substitution or upon cancellation of options or stock appreciation rights for any other reason unless the adjustment is approved by shareholders.

Amendment or Termination

        The Board or Compensation Committee may terminate, amend or suspend the 2008 Omnibus Incentive Plan at any time. The 2008 Omnibus Incentive Plan will terminate on February 28, 2018, if not earlier terminated by the Board or Compensation Committee. An amendment to the plan will be submitted for stockholder approval to the extent required by the Internal Revenue Code or other applicable laws, rules or regulations or if the amendment will increase the benefits under the plan or increase stockholder dilution.

Stock Options and Stock Appreciation Rights

        Options granted under the plan may be incentive stock options (within the meaning of Section 422 of the Internal Revenue Code) or non-statutory stock options. The grant date of options granted under the plan will be the date the options are awarded by the Compensation Committee or a future date determined by the Compensation Committee. Options will have an exercise price per share that is no less than the fair market value of a share of common stock on the option grant date. Options under the plan will vest based on a minimum period of service or the occurrence of events, as determined by the Compensation Committee. No option will remain exercisable beyond 10 years after its grant date. Stock appreciation rights may be granted to participants in tandem with options or on their own. Tandem stock appreciation rights will have the same terms as the options with which they are granted. Free-standing stock appreciation rights will vest based on a minimum period of service or the occurrence of events, as determined by the Compensation Committee and will remain exercisable no longer than 10 years after their grant date. In the event of a participant's death or disability, the participant's unvested options or stock appreciation rights will vest and all of the participant's options and stock appreciation rights will remain exercisable until the first anniversary of the participant's termination of employment (or the expiration of the award's term, whichever is earlier). If a participant's employment is terminated for cause, all of the participant's options and stock appreciation rights will immediately be canceled. Upon a termination of a participant's employment for any other reason, the participant may exercise any vested options or stock appreciation rights until the 30th day following the participant's date of termination (or the expiration of the award's term, whichever is earlier).

Performance Stock, Performance Stock Units, Performance Units

        Performance stock is common stock of the Corporation that is subject to transfer restrictions until predetermined performance conditions have been achieved. A performance stock unit is a unit, equivalent in value to a share of common stock, that vests if predetermined performance conditions are achieved. A performance unit is a unit, equivalent in value to a predetermined amount of cash, that vests if predetermined performance conditions are achieved. Vested performance stock units are settled in shares of our common stock unless the Compensation Committee decides otherwise. Vested performance units can be settled in cash or shares of our common stock (valued as of the settlement date). Performance stock, performance stock units and performance units granted under the plan will vest based on the achievement of pre-determined performance goals over performance periods determined by the Compensation Committee. In the event of a participant's death or disability, a pro rata portion of the participant's performance stock, performance stock units and performance units will vest to the extent performance goals are achieved at the end of the performance period. Upon a termination of employment for any other reason, all outstanding performance stock, performance stock units and performance units held by the participant are immediately canceled.

Restricted Stock, Restricted Stock Units

        Restricted stock is common stock of the Corporation that is subject to transfer restrictions until vested. A restricted stock unit is a unit, equivalent in value to a share of common stock, credited by means of a bookkeeping entry in the books of the Corporation to a participant's account and subject to transfer restrictions until vested. Vested restricted stock units are generally settled in shares, unless the Compensation Committee decides otherwise. Restricted stock and restricted stock units granted under the plan will vest based on a minimum period of service or the occurrence of events (such as a change in control, as defined in the plan) specified by the Compensation Committee. Upon a termination of employment for any reason, any unvested restricted stock or restricted stock units of the participant will be canceled.

Deferred Stock Units

        Each deferred stock unit granted under the plan represents the right to receive one share of the Corporation's common stock on a specified future date. Deferred stock units may be granted by the Compensation Committee independent of other awards or compensation, or they may be received at the participant's election instead of cash compensation. Generally, upon a participant's termination of employment other than for cause, the Corporation will issue one share of common stock to the participant for each deferred stock unit the participant then holds. If a participant's employment terminates for cause, any deferred stock units granted independently by the Compensation Committee will be immediately canceled and the Corporation will issue one share of common stock to the participant for each deferred stock unit that was received at the participant's election instead of cash compensation.

Change in Control

        Upon a change in control of the Corporation, unless outstanding awards are honored, assumed or substituted with alternative awards that provide substantially similar terms, conditions and economic value to the substituted awards, all awards will immediately become exercisable and any restrictions related to the awards will lapse.

Forfeiture

        Unless otherwise determined by the Compensation Committee, participants whose employment is terminated will be subject to confidentiality, non-competition and non-solicitation covenants during the one year period following the later of the participant's termination of employment and the expiration of any post-termination exercise period. If the participant violates any of these covenants during the one year protected period, any unexercised options, outstanding performance stock, performance stock units, performance units, restricted stock or restricted stock units will be forfeited as of the date the violation occurred. The participant must also pay to the Corporation any financial gain on options or stock appreciation rights exercised or performance stock, performance stock units, performance units, restricted stock or restricted stock units vesting in the twelve month period prior to the violation. The Compensation Committee may also require that a participant forfeit some or all of his outstanding options, performance stock, performance stock units, performance units, restricted stock or restricted stock units if the participant engages in misconduct or gross negligence that results in, or is connected with, a restatement of the Corporation's financial statements

Federal Income Tax Consequences

  Options

        The grant of an option under the plan will generally not give rise to any tax consequences for the participant or the Corporation.

  Incentive Stock Options

        A participant will have no taxable income upon exercise of an incentive stock option, except that the alternative minimum tax may apply. Any gain realized upon a disposition of the Corporation's common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the participant holds the shares for at least two years after the date of grant and one year after the date of exercise (the "holding period requirement"). The Corporation will not be entitled to a deduction with respect to the exercise of an incentive stock option, except as discussed below. Generally, if a participant is our employee or an employee of our subsidiary from the date the incentive stock option is granted through a date within three months before the date of exercise of the option but the participant has not satisfied the holding period requirement described above, the participant will recognize ordinary income upon the disposition of the common stock equal to the excess of the fair market value of the common stock at the time the option was exercised over the exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. The Corporation will generally be entitled to a deduction to the extent the participant recognizes ordinary income.

  Nonqualified Stock Options

        Upon exercise of a non-qualified stock option, a participant generally will recognize ordinary income equal to the difference between the fair market value of the shares acquired and the exercise price. Upon a disposition of the shares acquired by the exercise of a non-qualified option, the participant generally will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised). The Corporation generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option, stock appreciation rights, or other award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant.

  Stock Appreciation Rights

        There are generally no immediate tax consequences of receiving an award of stock appreciation rights under the plan. Upon exercising a stock appreciation right, a participant will generally recognize ordinary income equal to the difference between the exercise price and the fair market value of the common stock on the date of exercise. The Corporation generally will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.

  Section 162(m)

        Section 162(m) of the Internal Revenue Code generally allows a company to obtain tax deductions without limit for performance-based compensation. The Corporation intends that options and stock appreciation rights, and, subject to shareholder approval of performance goals applicable to performance-based awards, performance stock, performance stock units and performance units granted under the plan will qualify as performance-based compensation not subject to Section 162(m)'s $1 million deductibility cap. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation will be fully deductible in all circumstances. In addition, other awards under the plan, such as restricted stock and restricted stock units, generally may not qualify for the performance-based compensation exception, so that compensation paid to executive officers in connection with such awards may not be deductible.

        If our shareholders do not approve the 2008 Omnibus Incentive Plan, payments made pursuant to the plan may not qualify for the performance-based exemption to the limitation of our ability to deduct for tax purposes compensation in excess of $1 million paid to covered employees in a taxable year. See "Executive Compensation—Compensation Discussion and Analysis—Tax and Accounting Considerations."

  Performance Objectives that May be Applied Under the 2008 Omnibus Incentive Plan

        As described above, certain awards under the plan may be subject to performance objectives. Performance objectives applicable to awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code will be based on the relative or comparative achievement of one or more of the following criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including adjusted pre-tax earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel. Performance objectives under the plan may be established on a company-wide basis or with respect to one or more business units or divisions, or subsidiaries.

        The foregoing objectives may include or exclude any or all "extraordinary items" as determined under U.S. generally accepted accounting principles and as identified in the financial statements, notes to the financial statements or management's discussion and analysis in the annual report including, without limitation, the charges or costs associated with restructurings of the company, discontinued operations, other unusual or non recurring items, and the cumulative effects of accounting changes. The Compensation Committee may not exercise its discretion with respect to performance objectives for awards to covered executives intended to be "other performance-based compensation" under Section 162(m) of the Internal Revenue Code if doing so (or if the ability to do so) would cause the award to fail to qualify as "performance-based" compensation under Section 162(m).

        This general tax discussion is intended for the information of shareowners considering how to vote with respect to this proposal and not as tax guidance to participants in the plan. Different tax rules may apply to specific participants and transactions under the plan, particularly in jurisdictions outside the United States.

        The Board of Directors recommends a vote FOR the approval of the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan.

PROPOSAL 4: APPROVAL OF THE HERTZ GLOBAL HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

        On February 28, 2008, upon recommendation of the Compensation Committee, the Board of Directors of the Corporation adopted the Hertz Global Holdings, Inc. Employee Stock Purchase Plan (the "ESPP"), subject to the approval of our stockholders. We are asking our stockholders to approve the ESPP because we believe the plan will align the interests of employees and shareholders and aid in the recruitment and retention of employees.

        The ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code. A description of the material provisions of the ESPP is set forth below. The statements made in this Proposal 4 concerning terms and provisions of the ESPP are summaries and do not purport to be a complete recitation of the ESPP provisions. These statements are qualified in their entirety by express reference to the full text of the ESPP, a copy of which is attached to this proxy statement as Annex B and is incorporated by reference herein.

Administration and Eligibility

        The ESPP will be administered by the Corporation's Pension and Welfare Plan Administration Committee (the "Committee"). The Committee may establish sub-plans to provide benefits to foreign employees similar to those provided to U.S. employees under the ESPP in compliance with local law. Employees, including executive officers, of the Corporation and subsidiaries designated by the Committee from time to time who satisfy the eligibility criteria which may be established by the Committee will be eligible to participate in the ESPP. As of April 2, 2008, approximately 15,911 employees would be eligible to participate in the ESPP if it were then in place.

Shares Available for Issuance

        The maximum number of shares that may be purchased under the ESPP is 3,000,000 shares of the Corporation's common stock, subject to adjustment in the case of any change in the shares of the Corporation, including by reason of a stock dividend, stock split, share combination, recapitalization, reorganization, merger, consolidation or change in corporate structure. As of April 2, 2008, the closing price of our common stock was $12.80.

Purchase of Shares

        Subject to the Committee's right to determine whether the ESPP will be operated, an eligible employee may elect to participate in the ESPP each quarter (or other period established by the Committee) through a payroll deduction. The maximum and minimum contribution which an eligible employee may make under all of the Corporation's qualified employee stock purchase plans will be determined by the Committee, provided that no employee may be permitted to purchase stock with an aggregate fair market value greater than $25,000 per year. At the end of the offering period, the total amount of each employee's payroll deduction will be used to purchase shares of the Corporation's common stock. The purchase price per share will be equal to not less than 85% of the market price of our common stock on the date of purchase; the exact percentage for each offering period will be set in advance by the Committee.

Amendment or Termination

        The Committee may terminate, amend or suspend the ESPP at any time. An amendment to the plan will be submitted for stockholder approval to the extent required by the Internal Revenue Code or any other applicable laws. If not earlier terminated by the Committee, the ESPP will terminate on May 15, 2018.

Federal Income Tax Consequences

        The ESPP is intended to be an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code.

        An employee's payroll deductions to purchase shares of common stock under the ESPP are made on an after-tax basis. No federal income tax is imposed on an employee, and the Corporation is not entitled to a deduction on the grant of the right to purchase common stock under the ESPP. Generally, no federal income tax is imposed on an employee, and the Corporation is not entitled to a deduction as a result of an employee's purchase of common stock under the ESPP.

        If a participant disposes of shares purchased under the ESPP within two years after the beginning of the offering period during which the shares were purchased or within one year of the date of purchase, the participant will recognize ordinary income in the year the shares are disposed of equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price for the shares. A participant will be considered to have disposed of a share if the participant sells, exchanges, makes a gift or transfers (except by death) the share. The Corporation will be entitled to a deduction at the same time and in the same amount as any ordinary income recognized by the employee. In addition, the difference between the initial purchase price, increased by any ordinary income recognized by the participant, and the selling price of the shares, will be capital gain or loss to the participant.

        If a participant disposes of the purchased shares more than two years after the beginning of the offering period during which the shares were purchased and more than one year after the date of purchase, then the participant will recognize ordinary income in the year of disposition equal to the lesser of the amount by which the fair market value of the shares on the date of disposition exceeded the purchase price or the profit up to 15% of the fair market value of the shares on the date the offering period in which the shares were purchased began. In addition, the difference between the initial purchase price, increased by any ordinary income recognized by the participant, and the selling price of the shares, will be long-term capital gain or loss to the participant. The Corporation will not be entitled to a deduction with respect to shares disposed of in this time period.

        The following table summarizes the securities authorized for issuance pursuant to our equity compensation plans as of December 31, 2007:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by securityholders	14,568,507	$7.91	12,718,919
Equity compensation plans not approved by securityholders	—	N/A	—

Total	14,568,507	$7.91	12,718,919

The Board of Directors recommends a vote FOR the approval of the Hertz Global Holdings, Inc. Employee Stock Purchase Plan.

CORPORATE GOVERNANCE AND GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Corporate Governance

        Our business and affairs are managed under the direction of our Board. The structure of our Board is described above under "Proposal 1: Election of Directors—Board Structure."

        Our Board has adopted written corporate governance guidelines. Those guidelines set forth requirements relating to director independence, term limits on non-management directors' service, simultaneous service on other boards and changes in directors' principal employment. They establish responsibilities for meeting preparation and participation, the evaluation of our financial performance and strategic planning and the regular conduct of meetings of non-management directors outside the presence of management directors, and provide that the Board may select a non-management director as "Lead Director" to preside over any executive sessions. The Chairman of the Board, in consultation with the Chief Executive Officer and the Lead Director, has responsibility for determining the length and frequency of board meetings and settling the agenda for such meetings. They also provide for directors to have direct access to our management and employees, as well as to our outside counsel and auditors.

        Our Board has also adopted written standards of business conduct applicable to our chief executive and financial officers, our controller and all our other officers and employees worldwide, as well as a written code of ethics applicable to our Board. Copies of our corporate governance guidelines, standards of business conduct and directors' code of ethics are available without charge on the "About Hertz—Investor Relations—Corporate Governance" portion of our website, www.hertz.com, or upon request in writing to Hertz Global Holdings, Inc., 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713, Attention: Corporate Secretary.

        Stockholders and other interested parties who wish to contact our directors may send written correspondence, in care of the Corporate Secretary, to Hertz Global Holdings, Inc., 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713. Communications may be addressed to an individual director, to the non-management directors as a group, or to the Board as a whole.

        Communications addressed to directors that discuss business or other matters relevant to the activities of our Board will be preliminarily reviewed by the office of the Corporate Secretary and then distributed either in summary form or by delivering a copy of the communication. Communications will be distributed to the director, or group of directors, to whom they are addressed. With respect to other correspondence received by the Corporation that is addressed to one or more directors, the Board has requested that the following items not be distributed to directors, because they generally fall into the purview of management, rather than the Board: junk mail and mass mailings, product and services complaints, product and services inquiries, résumés and other forms of job inquiries, solicitations for charitable donations, surveys, business solicitations and advertisements.

Board Independence

        Investment funds associated with or designated by CD&R, Carlyle and MLGPE collectively own over 50% of our outstanding common stock. Because these stockholders are parties to a voting agreement, they are considered a "group" and we are therefore considered a "controlled company," within the meaning of NYSE rules. As a result, we rely on exemptions from the requirements of having a majority of independent directors, a fully independent nominating/corporate governance committee, a fully independent compensation committee and other requirements prescribed for such committees by the NYSE. For a description of the Stockholders' Agreement to which these stockholders are a party, see "Certain Relationships and Related Party Transactions."

        Our Board has determined that each member of our Audit Committee is "independent" as defined in the federal securities laws and NYSE rules. The standards for determining director independence are specified in Annex A to our corporate governance guidelines. See "Corporate Governance." In view of our status as a controlled company under NYSE rules, our Board has not made a determination of independence with respect to any of our directors not serving on our Audit Committee.

        In considering the independence of Mr. Berquist, our Board took into consideration certain relationships between his respective employer and us.

        Mr. Berquist is Executive Vice President, Financial Reporting and Enterprise Risk Management for Marriott International, Inc. Hertz and Marriott are parties to a Global Master Concession and Joint Marketing Agreement which provides, among other things, for (i) Marriott to grant Hertz concessions at certain of its hotels, (ii) Marriott Rewards participants to earn points from Hertz car rentals, (iii) Marriott customers are given the opportunity to be referred to Hertz to reserve rental cars in connection with telephone or Internet contacts made with Marriott, and (iv) Hertz customers are given the opportunity to be referred to Marriott to make hotel reservations in connection with Internet contacts made with Hertz. Payments by Hertz to Marriott under this agreement did not exceed 0.1% of Marriott's gross revenues in any of the last three fiscal years. Most of the payments to Marriott are passed through to third party owners of hotels which are managed or franchised by Marriott. Payments by Marriott to Hertz under this agreement were negligible. In addition, Marriott is a corporate customer of Hertz's car rental operations. Pursuant to this arrangement, Marriott employees rent cars from Hertz from time to time. Payments by Marriott to Hertz pursuant to this arrangement were less than 0.1% of Marriott's gross revenues for each of the last three fiscal years. Mr. Berquist reported that he does not have, and has never had, responsibility for any commercial relationships between Hertz and Marriott.

Board Meetings

        During the year 2007, our Board held five meetings. Each of our directors attended 75% or more of the aggregate of the total number of meetings of our Board held during the period in which he was a director and the total number of meetings held by all Board committees on which he served during the periods that he served.

        We do not have a policy with regard to directors' attendance at annual meetings of security holders. All of our twelve directors attended the 2007 annual meeting of security holders.

Board Committees

        Our Board has three standing committees—Audit, Compensation and Executive and Governance. Their composition and roles are discussed below.

  The Audit Committee

        Our Audit Committee consists of Messrs. Barry H. Beracha (Chair), Carl T. Berquist, Michael J. Durham and Henry C. Wolf. Our Board has designated each of the four members of our Audit Committee "audit committee financial experts" and each has been determined to be "financially literate" under NYSE rules.

        Our Audit Committee held 12 meetings in 2007.

        Our Audit Committee has a written charter. Under it, our Audit Committee assists our Board in fulfilling its oversight responsibilities by overseeing and monitoring our accounting, financial and external reporting policies and practices; the integrity of our financial statements; the independence, qualifications and performance of our independent auditor; the performance of our internal audit function; the management information services and operational policies and practices that affect our internal control; our compliance with legal and regulatory requirements and our standards of business conduct and ethics; and the preparation of our Audit Committee's report included in our proxy statements. In discharging its duties, our Audit Committee has the authority to retain independent legal, accounting and other advisors.

        The charter for our Audit Committee is available without charge on the "About Hertz—Investor Relations—Corporate Governance" portion of the Corporation's website, www.hertz.com, or to any stockholder, upon request in writing to The Hertz Corporation, 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713, Attention: Corporate Secretary.

  The Compensation Committee

        Our Compensation Committee consists of Messrs. David H. Wasserman (Chair), Brian A. Bernasek and Robert F. End.

        Our Compensation Committee held six meetings in 2007.

        Our Compensation Committee has a written charter. Under it, our Compensation Committee oversees our compensation and benefit policies generally; evaluates the performance of our Chief Executive Officer as it relates to all elements of compensation, as well as the performance of our senior management group; approves and recommends to our Board all compensation plans for members of our senior management group; approves the short-term compensation of our senior management group (subject, in the case of our Chief Executive Officer, to the approval of our Board); approves and authorizes grants to our senior management group under our incentive plans; prepares reports on executive compensation required for inclusion in our proxy statements; and reviews our management succession plan. The Compensation Committee is permitted to delegate its responsibilities to subcommittees as it deems appropriate.

        The charter for our Compensation Committee is available without charge on the "About Hertz—Investor Relations—Corporate Governance" portion of the Corporation's website, www.hertz.com, or to any stockholder, upon request in writing to The Hertz Corporation, 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713, Attention: Corporate Secretary.

  The Executive and Governance Committee

        Our Executive and Governance Committee consists of Messrs. George W. Tamke (Chair), Robert F. End, Mark P. Frissora and Gregory S. Ledford.

        Our Executive and Governance Committee held one meeting in 2007.

        Our Executive and Governance Committee has a written charter. Under it, our Executive and Governance Committee may exercise the full powers and prerogatives of our Board and take any action our Board could take, subject to specified limitations; assists our Board in determining the skills and qualities of individuals recommended for membership on our Board; reviews the composition of our Board and its committees; reviews and evaluates directors for re-nomination and reappointment to committees; and reviews and assesses the adequacy of our corporate governance guidelines and codes of business ethics and conduct.

        The Corporation is subject to an amended and restated stockholders' agreement (the "Stockholders' Agreement") with the investment funds associated with or designated by CD&R, Carlyle and MLGPE (collectively, the "Sponsors") that currently hold the majority of our outstanding common stock. The Stockholders' Agreement gives CD&R the right to designate three nominees for election to the Board of Directors, and each of the other Sponsors has the right to designate two nominees for election to the Board of Directors. Each stockholder that is a party to the Stockholders' Agreement is required to take all necessary action to cause the nominees of the other Sponsors to be elected, which actions include recommending the nominees of the other Sponsors to our Board for inclusion in the slate of nominees recommended by the Board to stockholders for election. The Stockholders' Agreement also requires that a director designated by each of the Sponsors has a seat on our Executive and Governance Committee. Please see "Certain Relationships and Related Party Transactions" for more information on the Stockholders' Agreement.

        Except as described above, there is no difference in the manner in which the Executive and Governance Committee evaluates a nominee for director recommended by a stockholder.

        The charter for our Executive and Governance Committee is available without charge on the "About Hertz—Investor Relations—Corporate Governance" portion of the Corporation's website, www.hertz.com, or to any stockholder, upon request in writing to The Hertz Corporation, 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713, Attention: Corporate Secretary.

Board Compensation

        Our directors who are not also our employees will each receive a $150,000 annual retainer fee, of which 40% (i.e., $60,000) will be payable in cash and 60% (i.e., $90,000) will be payable in the form of stock options granted under the Hertz Global Holdings, Inc. Director Stock Incentive Plan (the "Director Stock Incentive Plan"), described below, and having a Black-Scholes value equal to such dollar amount. The chairperson of our Audit Committee will be paid an additional annual cash fee of $25,000 and each other member of our Audit Committee will be paid an additional annual cash fee of $10,000. The chairperson of our Compensation Committee will be paid an additional annual cash fee of $15,000 and each other member of our Compensation Committee will receive an additional annual cash fee of $10,000. Stock options will be granted annually in arrears, and cash fees will be payable quarterly in arrears, although a director may elect to receive in lieu of cash fees, shares of our common stock having the same value as such fees pursuant to the Director Stock Incentive Plan, described below. We will also reimburse our directors for reasonable and necessary expenses they incur in performing their duties as directors, and our directors will be entitled to free worldwide Hertz car rentals upon completion of evaluation forms. In the case of a member of our Board who is also one of our employees, no additional compensation will be paid for serving as a director. Each of our directors who is employed by or affiliated with one of the Sponsors may assign all or any portion of the compensation the director would receive for his services as a director to that Sponsor or its affiliates.

        For services rendered during the year ended December 31, 2007, our directors received the following:

2007 Director Compensation Table

					Change in pension value and non- qualified deferred compensation earnings
	Fees Earned or Paid in Cash(1)(2)
		Stock Awards	Option Awards(5)	Non-equity incentive plan compensation		All other compensation
Name							Total
	($)	($)	($)	($)	($)	($)	($)
Barry Beracha	$74,688		$90,000	$—	$—	—	$164,688
Brian Bernasek(3)	61,508		90,000	—	—	—	151,508
Carl Berquist(3)	61,508		90,000	—	—	—	151,508
George Bitar(4)	52,721		90,000	—	—	—	142,721
Michael Durham	61,508		90,000	—	—	—	151,508
Robert End(4)	61,508		90,000	—	—	—	151,508
Gregory Ledford(3)	52,722		90,000	—	—	—	142,722
Nathan Sleeper(4)	52,721		90,000	—	—	—	142,721
George Tamke(4)	52,721		90,000	—	—	—	142,721
David Wasserman(4)	65,901		90,000	—	—	—	155,901
Henry Wolf	61,508		90,000	—	—	—	151,508

(1)
All compensation is for services rendered as directors; in certain cases, compensation has been assigned by directors employed by, or affiliated with, one of the Sponsors.

(2)
Under the terms of the Director Stock Incentive Plan, certain directors elected in advance to receive fees that would otherwise be payable in cash in the form of shares. Certain directors also elected to defer receipt of the cash portion of the fee. Any fee that a director elected to defer was credited to the director's stock account and was deemed to be invested in a number of phantom shares equal to the number of shares of the Corporation's common stock that would otherwise have been delivered.

(3)
Elected to defer receipt of the cash portion of their fees and instead receive phantom shares equal to the number of shares of the Corporation's common stock equal to the deferred fees.

(4)
Elected to receive fees that would otherwise be payable in cash in the form of shares of the Corporation's common stock.

(5)
Value for each director consists of 3,237 options, attributable to service January 1 through May 16, 2007 with a grant date fair market value of $33,759 granted to the directors on May 17, 2007, and the expense recognized on the Company's financial statements in accordance with FAS 123(R) with respect to options to be granted to the directors in May 2008 as compensation for their service from May 17 through December 31, 2007.

  Director Stock Incentive Plan

        On October 12, 2006, our Board approved the Director Stock Incentive Plan. Our stockholders approved the Director Stock Incentive Plan on October 20, 2006. The Director Stock Incentive Plan provides for the grant of shares of our common stock, options to purchase shares of our common stock and "phantom shares," which are the right to receive shares of our common stock at a specified point in the future. A maximum of 3,500,000 shares are reserved for issuance under the Director Stock Incentive Plan.

        Options granted under the Director Stock Incentive Plan must be granted at an exercise price not less than the fair market value of such shares on the date of grant. Options granted as part of a director's annual retainer fee will be fully vested at the time of grant and will generally have a 10-year term.

        As noted above, a director may generally elect to receive all or a portion of fees that would otherwise be payable in cash in the form of shares of our common stock having a fair market value at such time equal to the amount of such fees. Any such shares will be paid to the director when cash fees would otherwise be payable, although, if a director so chooses, these shares may be payable on a tax-deferred basis in phantom shares if the requirements regarding such deferral are met in accordance with applicable tax law, in which case the actual shares of our common stock will be paid to the director promptly following the date on which he or she ceases to serve as a director (or, if earlier, upon a change in control, as defined in the Director Stock Incentive Plan).

        A director will recognize ordinary income upon exercising options granted under the Director Stock Incentive Plan in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price, and we will have a corresponding tax deduction at that time. In the case of shares issued in lieu of cash fees, a director who is an individual will generally recognize ordinary income equal to the fair market value of such shares on the date such shares are paid to the director and the Corporation will have a corresponding tax deduction at that time.

* * * * *

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        The following people served on our Compensation Committee during the year 2007: David H. Wasserman (Chair), Brian A. Bernasek and Robert F. End. None of these individuals (a) served as an officer or employee of the Corporation during 2007 or (b) was formerly an officer of the Corporation, with the exception of Mr. Wasserman, who served as President of CCMG Holdings, Inc. (which subsequently changed its name to Hertz Global Holdings, Inc.) prior to the completion of the acquisition by an indirect, wholly owned subsidiary of the Corporation of all of Hertz's common stock from Ford Holdings LLC in December 2005, (the "Acquisition"). Messrs. Wasserman, Bernasek and End also served as executives of CD&R, Carlyle and Merrill Lynch, respectively. For information regarding relationships among the Corporation and CD&R, Carlyle and Merrill Lynch and related entities, see "Certain Relationships and Related Party Transactions."

        During the year 2007, none of our executive officers served as a member of a compensation committee (or other body performing a similar role) of another entity, any of whose executive officers served on our Compensation Committee; none of our executive officers served as a director of another entity, any of whose executive officers served on our Compensation Committee; and none of our executive officers served as a member of the compensation committee (or other body performing a similar role) of another entity, any of whose executive officers served as one of our directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND OFFICERS

        The following table sets forth information as of April 1, 2008 with respect to the ownership of the common stock of the Corporation by:

  •
  each person known to own beneficially more than 5% of the common stock of the Corporation;

  •
  each of the directors of the Corporation;

  •
  each of the executive officers named in the Summary Compensation Table below; and

  •
  all of the Corporation's executive officers and directors as a group.

        The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to the Corporation's knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each individual listed below is c/o Hertz Global Holdings, Inc., 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713.

	Shares Beneficially Owned
Name and Address of Beneficial Owner
	Number	Percent
Investment Funds Associated With or Designated By Clayton, Dubilier & Rice Inc.(1)(2)	60,024,510	18.61%
Clayton, Dubilier & Rice Fund VII, L.P.	38,455,598	11.92%
CDR CCMG Co-Investor L.P.	21,314,510	6.61%
CD&R Parallel Fund VII, L.P.	254,402	0.08%
Investment Funds Associated With or Designated By The Carlyle Group(2)(3)	59,250,000	18.37%
Carlyle Partners IV, L.P.	49,505,538	15.34%
CP IV Coinvestment, L.P.	1,999,364	0.62%
CEP II U.S. Investments, L.P.	7,452,823	2.31%
CEP II Participations S.àr.l. SICAR	292,275	0.09%
Investment Funds Associated With or Designated By MLGPE and Their Affiliates(4)(5)(6)	58,514,852	18.14%
ML Global Private Equity Fund, L.P.	32,156,369	9.97%
Merrill Lynch Ventures L.P. 2001	3,872,549	1.20%
ML Hertz Co-Investor, L.P.	3,101,137	0.96%
Merrill Lynch, Pierce, Fenner & Smith Incorporated	22,052	0.01%
CMC Hertz Partners, L.P.(7)	19,362,745	6.00%
FMR LLC and related persons(8)	25,228,700	7.82%
Lord, Abbett & Co. LLC(9)	33,206,673	10.29%
Thornburg Investment Management, Inc.(10)	21,349,079	6.62%
Directors and Executive Officers
George W. Tamke(11)	—	**	%
Mark P. Frissora(12)(15)	1,410,223	**	%
Nathan K. Sleeper(11)	—	**	%
David H. Wasserman(11)	—	**	%
Brian A. Bernasek(4)(13)(14)(15)	7,897	**	%
Gregory S. Ledford(4)(13)(14)(15)	8,368	**	%
George A. Bitar(16)	—	**	%
Robert F. End(16)	—	**	%
Barry H. Beracha(4)(15)	54,282	**	%
Carl T. Berquist(4)(14)(15)	11,992	**	%
Michael J. Durham(4)(15)	23,282	**	%
Henry C. Wolf(4)(15)	9,282	**	%
Joseph R. Nothwang(15)	500,000	**	%
Paul J. Siracusa(15)(17)	100,000	**	%
Michel Taride(15)	320,000	**	%
Gerald A. Plescia(15)	362,000	**	%
Elyse B. Douglas(15)	34,000	**	%
Harold E. Rolfe(15)(18)	25,000	**	%
Claude Burgess(15)(19)	—	**	%
All directors and executive officers as a group (23 persons)(14)(15)(20)	2,743,976	**	%

**
Less than 1%

(1)
Represents shares held by the following group of investment funds associated with or designated by Clayton, Dubilier & Rice, Inc.: (i) 38,455,598 shares of common stock held by Clayton, Dubilier & Rice Fund VII, L.P., whose general partner is CD&R Associates VII, Ltd., whose sole stockholder is CD&R Associates VII, L.P., whose general partner is CD&R Investment Associates VII, Ltd.; (ii) 21,314,510 shares of common stock held by CDR CCMG Co-Investor L.P., whose general partner is CDR CCMG Co-Investor GP Limited, whose sole stockholder is Clayton, Dubilier & Rice Fund VII, L.P.; and (iii) 254,402

  shares of common stock held by CD&R Parallel Fund VII, L.P., whose general partner is CD&R Parallel Fund Associates VII, Ltd. CD&R Investment Associates VII, Ltd. and CD&R Parallel Fund Associates VII, Ltd. are each managed by a three person board of directors, and all board action relating to the voting or disposition of these shares requires approval of a majority of the board. Joseph L. Rice, III, Donald J. Gogel and Kevin J. Conway, as the directors of CD&R Investment Associates VII, Ltd. and CD&R Parallel Fund Associates VII, Ltd., may be deemed to share beneficial ownership of the shares shown as beneficially owned by the funds associated with Clayton, Dubilier & Rice, Inc. Such persons disclaim such beneficial ownership. Does not include 13,121 shares of common stock and 12,846 currently exercisable options to purchase common stock issued to Clayton, Dubilier & Rice, Inc., as assignee of compensation payable to Messrs. Tamke, Sleeper and Wasserman under our Director Stock Incentive Plan.

  Each of CD&R Associates VII, Ltd., CD&R Associates VII, L.P. and CD&R Investment Associates VII, Ltd. expressly disclaims beneficial ownership of the shares held by Clayton, Dubilier & Rice Fund VII, L.P., as well as of the shares held by each of CD&R Parallel Fund VII, L.P., CDR CCMG Co-Investor L.P. and the shares and stock options held by Clayton, Dubilier & Rice, Inc. CDR CCMG Co-Investor GP Limited expressly disclaims beneficial ownership of the shares held by each of CD&R Parallel Fund VII, L.P., Clayton, Dubilier & Rice Fund VII, L.P. and CDR CCMG Co-Investor L.P., and Clayton, Dubilier & Rice, Inc., and of the stock options held by Clayton, Dubilier & Rice, Inc. CD&R Parallel Fund Associates VII, Ltd. expressly disclaims beneficial ownership of the shares held by each of CD&R Parallel Fund VII, L.P., Clayton, Dubilier & Rice Fund VII, L.P., CDR CCMG Co-Investor L.P., and Clayton, Dubilier & Rice, Inc., and of the stock options held by Clayton, Dubilier & Rice, Inc. Clayton, Dubilier & Rice, Inc. expressly disclaims beneficial ownership of the shares held by each of Clayton, Dubilier & Rice Fund VII, L.P., CD&R Parallel Fund VII, L.P. and CDR CCMG Co-Investor L.P.

  The address for each of Clayton, Dubilier & Rice Fund VII, L.P., CD&R Parallel Fund VII, L.P., CD&R Associates VII, Ltd., CD&R Associates VII, L.P. and CD&R Parallel Fund Associates VII, Ltd. is 1403 Foulk Road, Suite 106, Wilmington, DE 19803. The address for CDR CCMG Co-Investor L.P., CDR CCMG Co-Investor GP Limited and for CD&R Investment Associates VII, Ltd. is c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies. The address for Clayton, Dubilier & Rice, Inc. is 375 Park Avenue, 18th Floor, New York, NY 10152.

(2)
Excludes 19,362,745 shares held by CMC-Hertz Partners, L.P., which is affiliated with all three of the Sponsors. Each of the entities associated with Clayton, Dubilier & Rice, Inc. and with The Carlyle Group expressly disclaims beneficial ownership of shares held by CMC-Hertz Partners, L.P. See Note 7 below.

(3)
Carlyle Partners IV, L.P., CP IV Coinvestment, L.P., CEP II U.S. Investments, L.P. and CEP II Participations S.àr.l. SICAR, which are collectively referred to herein as the Carlyle Funds, are collectively the holders of record of 59,250,000 shares of the common stock of Hertz Holdings, of which Carlyle Partners IV, L.P. holds 49,505,538 shares; CEP II U.S. Investments, L.P. holds 7,452,823 shares; CP IV Coinvestment, L.P. holds 1,999,364 shares; and CEP II Participations S.àr.l. SICAR holds 292,275 shares. TC Group, L.L.C. exercises investment discretion and control over the shares held by each of Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P. through its indirect subsidiary TC Group IV, L.P., which is the sole general partner of each of Carlyle Partners IV, L.P. and CP IV Coinvestment, L.P. TCG Holdings, L.L.C. is the managing member of TC Group, L.L.C. TC Group, L.L.C. is the sole managing member of TC Group IV Managing GP, L.L.C. TC Group IV Managing GP, L.L.C is the sole general partner of TC Group IV, L.P. TCG Holdings, L.L.C. is managed by a three person managing board, and all board action relating to the voting or disposition of these shares requires approval of a majority of the board. William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein, as the managing members of TCG Holdings, L.L.C., may be deemed to share beneficial ownership of the shares shown as beneficially owned by TCG Holdings, L.L.C. Such persons disclaim such beneficial ownership.

CEP II Participations S.àr.l. SICAR is wholly owned by Carlyle Europe Partners II, L.P. TCG Holdings Cayman II, L.P. exercises investment discretion and control over the shares held by each of CEP II U.S. Investments, L.P. and CEP II Participations S.àr.l. SICAR through its indirect subsidiary CEP II Managing GP, L.P., which is a general partner of each of Carlyle Europe Partners II, L.P. and CEP II U.S. Investments, L.P. DBD Cayman Limited is the general partner of TCG Holdings Cayman II, L.P. and has investment discretion and dispositive power over the shares. DBD Cayman Limited is controlled by its Class A members, William E. Conway, Jr., Daniel A. D'Aniello and David M. Rubenstein. Pursuant to an agreement between DBD Cayman Limited and its Class B member, Carlyle Offshore Partners II Limited, voting power over the shares is held by Carlyle Offshore Partners II Limited. Carlyle Offshore Partners II, Limited has 13 members with no member controlling more than 7.7% of the vote.

The Carlyle Group's address is 1001 Pennsylvania Avenue, N.W., Suite 220 South, Washington, D.C. 20004.

(4)
Includes director stock options which are currently exercisable. Messrs. Beracha, Bernasek, Berquist, Durham, Ledford and Wolf hold currently exercisable director stock options to purchase 4,282, 3,517, 4,282, 4,282, 4,282, and 4,282 shares, respectively. As a result of assignments of compensation by Messrs. Bitar and End, ML Global Private Equity Fund, L.P. holds 8,746 shares of common stock and currently exercisable options to purchase 8,564 shares of common stock.

(5)
Includes 19,362,745 shares held by CMC-Hertz Partners, L.P., which is affiliated with all three of the Sponsors. See Note 7 below.

(6)
Includes shares held of record by the following group of investment funds associated with or designated by Merrill Lynch & Co., Inc. or their affiliates: (i) 32,156,369 shares of common stock held by ML Global Private Equity Fund, L.P. (including 8,564 currently exercisable director stock options and 8,746 shares of common stock issued to ML Global Private Equity Fund, L.P., as assignee of compensation payable to Messrs. Bitar and End under our Director Stock Incentive Plan, as described in Note 4 above); (ii) 3,872,549 shares of common stock held by Merrill Lynch Ventures L.P. 2001; and (iii) 3,101,137 shares of common stock held by ML Hertz Co-Investor, L.P. Also includes 22,052 shares held of record by

  Merrill Lynch, Pierce, Fenner & Smith Incorporated.

  The address of each of the investment funds described in this footnote is c/o Merrill Lynch Global Private Equity, 4 World Financial Center, 23rd Floor, New York, NY 10080. The address of Merrill Lynch, Pierce, Fenner & Smith Incorporated is 4 World Financial Center, New York, NY 10080.

  ML Global Private Equity Partners, L.P., a Cayman Islands exempted limited partnership ("ML Partners"), is the special limited partner of ML Global Private Equity Fund, L.P. The general partner of ML Global Private Equity Fund, L.P. is MLGPE LTD., a Cayman Islands exempted company whose sole shareholder is ML Partners. The investment committee of ML Partners, which is composed of Merrill Lynch GP, Inc., a Delaware corporation, as the general partner of ML Partners, and certain investment professionals who are actively performing services for ML Global Private Equity Fund, L.P., retains decision making power over the disposition and voting of shares of portfolio investments of ML Global Private Equity Fund, L.P. The consent of Merrill Lynch GP, Inc., as ML Partners' general partner, is required for any such vote. Merrill Lynch GP, Inc. is a wholly owned subsidiary of Merrill Lynch Group, Inc., a Delaware corporation, which in turn is a wholly owned subsidiary of Merrill Lynch & Co., Inc. MLGPE LTD., as general partner of ML Global Private Equity Fund, L.P.; ML Partners, the special limited partner of ML Global Private Equity Fund, L.P.; Merrill Lynch GP, Inc., by virtue of its right to consent to the voting of shares of portfolio investments of ML Global Private Equity Fund, L.P.; the individuals who are members of the investment committee of ML Partners; and each of Merrill Lynch Group, Inc. and Merrill Lynch & Co., Inc. because they control Merrill Lynch GP, Inc., may therefore be deemed to beneficially own the shares that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own. Each such entity or individual expressly disclaims beneficial ownership of these shares.

  The general partner of Merrill Lynch Ventures L.P. 2001 is Merrill Lynch Ventures, L.L.C. ("ML Ventures"), which is a wholly owned subsidiary of Merrill Lynch Group, Inc. Decisions regarding the voting or disposition of shares of portfolio investments of Merrill Lynch Ventures L.P. 2001 are made by the management and investment committee of the board of directors of ML Ventures, which is composed of three individuals. Each of ML Ventures, because it is the general partner of Merrill Lynch Ventures L.P. 2001; Merrill Lynch Group, Inc. and Merrill Lynch & Co., Inc. because they control ML Ventures; and the three members of the ML Ventures investment committee, by virtue of their shared decision making power, may be deemed to beneficially own the shares held by Merrill Lynch Ventures L.P. 2001. Such entities and individuals expressly disclaim beneficial ownership of the shares that Merrill Lynch Ventures L.P. 2001 holds of record or may be deemed to beneficially own.

  The general partner of ML Hertz Co-Investor, L.P. is ML Hertz Co-Investor GP, L.L.C., whose sole managing member is ML Global Private Equity Fund, L.P., which may therefore be deemed to have beneficial ownership of the shares owned by ML Hertz Co-Investor, L.P. ML Global Private Equity Fund, L.P. expressly disclaims beneficial ownership of these shares, as do the entities and individuals discussed above who may be deemed to have or share beneficial ownership of any shares that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own.
  Merrill Lynch, Pierce, Fenner & Smith Incorporated is a direct wholly owned subsidiary of Merrill Lynch & Co., Inc.

  Merrill Lynch Ventures L.P. 2001 disclaims beneficial ownership of the shares of the Corporation that ML Hertz Co-Investor, L.P., ML Global Private Equity Fund, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated hold of record or may be deemed to beneficially own. Each of ML Global Private Equity Fund, L.P., ML Hertz Co-Investor, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated disclaims beneficial ownership of the shares of the Corporation that Merrill Lynch Ventures, L.P. holds of record or may be deemed to beneficially own, and each of ML Hertz Co-Investor, L.P. and Merrill Lynch, Pierce, Fenner & Smith Incorporated disclaims beneficial ownership of the shares of the Corporation that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own. Each of ML Global Private Equity Fund, Merrill Lynch Ventures L.P. and ML Hertz Co-Investor, L.P. also disclaims beneficial ownership of the shares of the Corporation that Merrill Lynch, Pierce, Fenner & Smith Incorporated owns of record or may be deemed to beneficially own. Merrill Lynch, Pierce, Fenner & Smith Incorporated also disclaims beneficial ownership of the shares of the Corporation that ML Hertz-Co Investor, L.P. owns of record or may be deemed to beneficially own.

(7)
CMC-Hertz Partners, L.P. is affiliated with all three of the Sponsors. The general partner of CMC-Hertz Partners, L.P. is CMC-Hertz General Partner, L.L.C., whose managing members are Carlyle Hertz GP, L.P., ML Global Private Equity Fund, L.P. and CD&R Associates VII, L.P. Investment decisions on behalf of CMC-Hertz General Partner, L.L.C. are made by majority vote of the Executive Committee, which comprises one representative of each Sponsor; however, until the eighth anniversary of the closing date of the Acquisition, ML Global Private Equity Fund, L.P. has the contractual right (subject to various restrictions) to make decisions regarding disposition or voting of the shares beneficially owned by CMC-Hertz General Partner, L.P. As a result, beneficial ownership of the shares held by CMC-Hertz Partners, L.P. may be attributed to ML Global Private Equity Fund, L.P., which disclaims beneficial ownership of such shares, as do the entities and individuals discussed in Note 6 above who may be deemed to have or share beneficial ownership of any shares that ML Global Private Equity Fund, L.P. holds of record or may be deemed to beneficially own.

(8)
A report on Schedule 13G/A, dated February 14, 2008, disclosed that Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 25,228,500 shares of the Corporation's common stock as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the Fidelity Funds each has sole power to dispose of the 25,228,500 shares owned by the Fidelity Funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders' voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.

  Neither FMR LLC nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

  Strategic Advisers, Inc., 82 Devonshire Street, Boston, MA 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, provides investment advisory services to individuals. As such, FMR LLC's beneficial ownership includes 200 shares of common stock of the Corporation beneficially owned through Strategic Advisers, Inc. All information regarding FMR LLC is based on that entity's report on Schedule 13G/A.

(9)
A report on Schedule 13G/A, dated February 13, 2008, disclosed that Lord, Abbett & Co. LLC, an investment adviser, is the beneficial owner of 33,206,673 shares of the common stock of the Corporation. Lord, Abbett & Co. LLC has reported that it has (i) sole power to vote or direct the vote of 31,372,857 shares of common stock of the Corporation and (ii) sole power to dispose or direct the disposition of 33,001,723 shares of common stock of the Corporation. The address of Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, New Jersey, 07302. All information regarding Lord, Abbett & Co. LLC is based on that entity's report on Schedule 13G/A.

(10)
A report on Schedule 13G/A, dated February 29, 2008, disclosed that Thornburg Investment Management, Inc., an investment adviser, is the beneficial owner of 21,349,079 shares of common stock of the Corporation. Thornburg Investment Management, Inc. reported that it has (i) sole power to vote or direct the vote of 21,349,079 shares of common stock of the Corporation and (ii) sole power to dispose or direct the disposition of 21,349,079 shares of common stock of the Corporation. The address of Thornburg Investment Management, Inc. is 119 E. Marcy Street, Santa Fe, New Mexico 87501. All the information regarding Thornburg Investment Management, Inc. is based on that entity's report on Schedule 13G/A.

(11)
Does not include 60,024,510 shares of common stock held by investment funds associated with or designated by Clayton, Dubilier & Rice Inc., or 12,846 currently exercisable stock options and 13,121 shares of common stock issued to Clayton, Dubilier & Rice, Inc., as assignee of compensation payable to Messrs. Tamke, Sleeper and Wasserman under the Corporation's Director Stock Incentive Plan, as described in Note 1 above. Messrs. Tamke, Wasserman and Sleeper are directors of the Corporation and Hertz and executives of Clayton, Dubilier & Rice, Inc. They disclaim beneficial ownership of the shares held by investment funds associated with or designated by Clayton, Dubilier & Rice, Inc. and of the stock options and shares held by Clayton, Dubilier & Rice, Inc.

(12)
Includes 785 shares held by Mr. Frissora's daughter.

(13)
Does not include 59,250,000 shares of common stock held by investment funds associated with or designated by The Carlyle Group. Messrs. Bernasek and Ledford are directors of the Corporation and Hertz and executives of The Carlyle Group. They disclaim beneficial ownership of the shares held by investment funds associated with or designated by The Carlyle Group.

(14)
Includes 4,379.6, 4,710 and 4,086 phantom shares issued to Messrs. Bernasek, Berquist and Ledford, respectively, under the Corporation's Director Stock Incentive Plan.

(15)
Includes employee and/or director stock options which are currently exercisable or which will become exercisable within sixty days.

(16)
Does not include 58,514,852 shares of common stock held by investment funds associated with or designated by Merrill Lynch & Co., Inc. or their affiliates (including 8,564 currently exercisable director stock options and 8,746 shares of common stock issued to ML Global Private Equity Fund, L.P., as assignee of compensation payable to Messrs. Bitar and End under the Corporation's Director Stock Incentive Plan, as described in Note 4 above), or over which such funds exercise voting control. Messrs. Bitar and End are directors of the Corporation and Hertz and managing directors of the global private equity division of Merrill Lynch & Co., Inc. They disclaim beneficial ownership of the shares held by investment funds associated with or designated by Merrill Lynch & Co., Inc. See Notes 6 and 7 above.

(17)
Does not include 120 shares held by Mr. Siracusa's daughter. Mr. Siracusa disclaims beneficial ownership of the shares held by his daughter. In connection with Mr. Siracusa's retirement effective August 31, 2007, 360,000 unvested options held by Mr. Siracusa were cancelled and all of his remaining options became immediately exercisable.

(18)
In connection with Mr. Rolfe's retirement effective November 19, 2007, 100,000 unvested options held by Mr. Rolfe were cancelled and all of his remaining options became immediately exercisable.

(19)
In connection with Mr. Burgess' retirement effective February 26, 2007, 120,000 unvested options held by Mr. Burgess were cancelled and all of his remaining options became immediately exercisable.

(20)
Does not include shares beneficially owned by Messrs. Siracusa, Rolfe and Burgess, none of whom was employed by the Corporation as of December 31, 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Based on a review of reports filed by the Corporation's directors, executive officers and beneficial holders of 10% or more of our outstanding shares, and upon representations from those persons, all reports required to be filed by the Corporation's reporting persons during 2007 were filed on time, except that:

  •
  Messrs. Bernasek, Berquist and Ledford each did not timely file one Form 4 due to administrative error; and

  •
  The Corporation was informed during the second quarter of 2007 that Merrill Lynch engaged in principal trading in the Corporation's common stock between November 17, 2006 and April 19, 2007. Merrill Lynch and certain of its affiliates have engaged in additional principal trading activity since that time. Merrill Lynch did not timely file Forms 4 with respect to 2,915 such transactions during 2007.

        All of these transactions were subsequently reported on Forms 4.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Pursuant to the directors' code of business conduct and ethics adopted by our Board, any member of our Board who believes he or she has an actual or potential conflict of interest with us is obligated to notify the Chairman of the Executive and Governance Committee as promptly as practicable. That director should not participate in any decision by our Board, or any committee of our Board, that in any way relates to the matter that gives rise to the conflict or potential conflict of interest until the issue has been resolved to the satisfaction of the Chairman of the Executive and Governance Committee or the Board. The Corporation has also adopted written standards of business conduct applicable to all employees of the Corporation and its subsidiaries. These standards generally prohibit employees from maintaining outside business or financial interests or engaging in outside business or financial activity that conflicts with the interests of the Corporation. Copies are available without charge on the "About Hertz—Investor Relations—Corporate Governance" portion of Hertz's website, www.hertz.com, or to any stockholder, upon request in writing to The Hertz Corporation, 225 Brae Boulevard, Park Ridge, New Jersey 07656-0713, Attention: Corporate Secretary. The following is a description of certain relationships and transactions that we have entered into with our directors, major stockholders and certain other related persons.

Stockholders' Agreement

        The Corporation is party to the Stockholders' Agreement, among it and investment funds associated with or designated by the Sponsors. The Stockholders' Agreement contains agreements that entitle investment funds associated with or designated by the Sponsors to nominate all of the Corporation's directors. The director nominees are to include three nominees of an investment fund associated with CD&R (one of whom shall serve as the Chairman or, if the Chief Executive Officer is the Chairman, the Lead Director), two nominees of investment funds associated with Carlyle, and two nominees of an investment fund associated with MLGPE, subject to adjustment in the case that the applicable investment fund sells more than a specified amount of its shareholdings in the Corporation, and up to six independent directors. In addition, upon the Corporation ceasing to be a "controlled company" within the meaning of the NYSE rules, if necessary to comply with the NYSE rules, the director nominees of the Sponsors shall be reduced to two nominees of an investment fund associated with CD&R (one of whom shall serve as the Chairman or, if the Chief Executive Officer is the Chairman, the Lead Director), one nominee of investment funds associated with Carlyle, and one nominee of an investment fund associated with MLGPE, and additional independent directors will be elected by the board to fill the resulting director vacancies. Since October 12, 2006, the Corporation has had four independent directors.

        The Stockholders' Agreement also grants to investment funds associated with CD&R or to the majority of directors nominated by the Sponsors the right to remove the Corporation's Chief Executive Officer. Any replacement Chief Executive Officer requires the consent of investment funds associated with CD&R as well as investment funds associated with at least one other Sponsor. The rights described above apply only for so long as the investment funds associated with the applicable Sponsor maintain certain specified minimum levels of shareholdings in the Corporation. The Stockholders' Agreement also includes tag-along and drag-along rights, and restrictions on transfers of shares of the Corporation, in certain circumstances.

        In addition, the Stockholders' Agreement limits the rights of the investment funds associated with or designated by the Sponsors that have invested in the common stock of the Corporation and their affiliates, subject to several exceptions, to own, manage, operate or control any of our competitors (as defined in the Stockholders' Agreement). The Stockholders' Agreement may be amended from time to time in the future to eliminate or modify these restrictions without our consent.

Registration Rights Agreement

        The Corporation is also party to a registration rights agreement (the "Registration Rights Agreement") with investment funds associated with or designated by the Sponsors. The Registration Rights Agreement grants to certain of these investment funds the right to cause the Corporation, at its own expense, to use its best efforts to register such securities held by the investment funds for public resale, subject to certain limitations. The exercise of this right is limited to three requests by the group of investment funds associated with each Sponsor, except for registrations effected pursuant to Form S-3, which are unlimited, subject to certain limitations, if the Corporation is eligible to use Form S-3. The secondary offering of the Corporation's common stock in June 2007 was effected pursuant to this Registration Rights Agreement. In the event the Corporation registers any of its common stock, these investment funds also have the right to require the Corporation to use its best efforts to include shares of common stock of the Corporation held by them, subject to certain limitations, including as determined by the underwriters. The Registration Rights Agreement also provides for the Corporation to indemnify the investment funds party to that agreement and their affiliates in connection with the registration of our securities.

Consulting Agreements

        On September 29, 2006, Hertz entered into an agreement with Tenzing Consulting LLC, a management consulting firm in which Thomas McLeod, who is the brother-in-law of our director David H. Wasserman, is a principal. Under the arrangement, which has now been fully performed, Tenzing Consulting LLC provided supply chain management and corporate purchasing management consulting. In exchange for these services, Tenzing Consulting LLC received fees of $25,000 per week, plus reimbursement of out-of-pocket expenses. The total amount of fees and expenses paid to Tenzing under this agreement was $209,918.

Indemnification Agreements

        The Corporation, along with Hertz, are a party to customary indemnification agreements with the Sponsors and stockholders of the Corporation that are affiliated with the Sponsors, pursuant to which the Corporation and Hertz will indemnify the Sponsors, our stockholders affiliated with the Sponsors and their respective affiliates, directors, officers, partners, members, employees, agents, representatives and controlling persons, against certain claims and liabilities, including liabilities arising out of financing arrangements and securities offerings.

        The Corporation is a party to indemnification agreements with each of its directors. The indemnification agreements provide the directors with contractual rights to the indemnification and expense advancement rights provided under our By-Laws, as well as contractual rights to additional indemnification as provided in the indemnification agreements.

Financing Arrangements with Related Parties

Senior Credit Facilities

        Senior Term Facility.    In connection with the Acquisition, Hertz entered into a credit agreement, dated December 21, 2005, with respect to a senior term facility (the "Senior Term Facility"), with Deutsche Bank AG, New York Branch as administrative agent, Lehman Commercial Paper Inc. as syndication agent, Merrill Lynch, Merrill Lynch, Pierce, Fenner & Smith Incorporated as documentation agent, and the other financial institutions party thereto from time to time. Merrill Lynch and Merrill Lynch, Pierce, Fenner & Smith Incorporated, which have acted as documentation agent for and lenders under this Facility and received customary fees and expenses in connection with this facility and certain amendments thereto, are affiliates of the investment funds associated with or designated by MLGPE, which are some of our principal stockholders. The Senior Term Facility consisted of a $2,000 million term loan facility (which was decreased in February 2007 to $1,400.0 million) providing for loans denominated in U.S. Dollars, including a delayed draw facility of $293 million (which was utilized in 2006) to refinance certain existing debt. In addition, there is a pre-funded synthetic letter of credit facility in an aggregate principal amount of $250 million. On the closing date of the Acquisition, Hertz utilized $1,707 million of the Senior Term Facility and $182.2 million in letters of credit. As of December 31, 2007, we had $1,362.7 million in borrowings outstanding under this facility, which is net of a discount of $23.4 million, and issued $242.7 million in letters of credit.

        Senior ABL Facility.    In connection with the Acquisition, Hertz, Hertz Equipment Rental Corporation and certain other subsidiaries of Hertz entered into a credit agreement, dated December 21, 2005, with respect to a senior ABL facility (the "Senior ABL Facility"), with Deutsche Bank AG, New York Branch as administrative agent, Lehman Commercial Paper Inc. as syndication agent, Merrill Lynch, Merrill Lynch, Pierce, Fenner & Smith Incorporated as documentation agent and the financial institutions party thereto from time to time. Merrill Lynch and Merrill Lynch, Pierce, Fenner & Smith Incorporated, which have acted as documentation agent for and lenders under this Facility and received customary fees and expenses in connection with this facility and certain amendments thereto, are affiliates of the investment funds associated with or designated by MLGPE, which are some of our principal stockholders. The

Senior ABL Facility provided (subject to availability under a borrowing base) for aggregate maximum borrowings of $1,600 million (which was increased in February 2007 to $1,800 million) under a revolving loan facility providing for loans denominated in U.S. Dollars, Canadian Dollars, Euros and Pounds Sterling. Up to $200 million of the revolving loan facility is available for the issuance of letters of credit. On the closing date of the Acquisition, Hertz borrowed $206 million under this facility and Matthews Equipment Limited, one of Hertz's Canadian subsidiaries, borrowed CAN$225 million under this facility, in each case to finance a portion of the Acquisition and certain related transactions entered into to finance the cash consideration of the Acquisition, to refinance certain indebtedness of Hertz and its subsidiaries, and to pay related transaction fees and expenses. At December 31, 2007, net of a discount of $19.1 million, Hertz and its subsidiaries had $191.8 million in borrowings outstanding under this facility and issued $21.4 million in letters of credit. As a result of amendments to the ABL credit agreement in February, 2007, the maximum available borrowings were increased from $1,600 million to $1,800 million and the term of the facility was extended, among other things.

        For a detailed description of the credit agreements governing the Senior Term Facility and the Senior ABL Facility and the terms of borrowings thereunder, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing—Senior Credit Facilities" in the 2007 Annual Report.

Hertz's and Puerto Ricancars, Inc.'s Fleet Financing Facility

        On September 29, 2006, Hertz and Puerto Ricancars, Inc., a Puerto Rican corporation and wholly owned indirect subsidiary of Hertz ("PR Cars"), entered into a credit agreement to finance the acquisition of Hertz's and /or PR Cars' fleet in Hawaii, Kansas, Puerto Rico and St. Thomas, the U.S. Virgin Islands (the "Fleet Financing Facility"), with the several banks and other financial institutions from time to time party thereto as lenders, GELCO Corporation d.b.a. GE Fleet Services (the "Fleet Financing Agent") as administrative agent, as collateral agent for collateral owned by Hertz and as collateral agent for collateral owned by PR Cars. An affiliate of Merrill Lynch is a lender under the Fleet Financing Facility and received customary fees and expenses in connection with this facility. Merrill Lynch is an affiliate of the investment funds associated with or designated by MLGPE, which are some of our principal stockholders. The Fleet Financing Facility provides (subject to availability under a borrowing base) a revolving credit facility of up to $275 million to Hertz and PR Cars. On September 29, 2006, Hertz borrowed $124 million under this facility to refinance other debt. As of December 31, 2007, Hertz and PR Cars had $150.4 million (net of a $1.6 million discount) and $20.0 million, respectively, of borrowings outstanding under this facility. The borrowing base formula is subject to downward adjustment upon the occurrence of certain events and (in certain other instances) at the permitted discretion of the Fleet Financing Agent. For a detailed description of the credit agreement governing the Fleet Financing Facility and the terms of the borrowings thereunder, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing—Fleet Financing—Fleet Financing Facility" in the 2007 Annual Report.

Other Financing Arrangements

  ABS Program—U.S. Fleet Debt

        In connection with the Acquisition, Hertz Vehicle Financing LLC (or "HVF") a bankruptcy-remote special purpose entity wholly owned by Hertz, entered into an amended and restated base indenture, dated as of December 21, 2005, with BNY Midwest Trust Company as trustee (the "ABS Indenture") and a number of related supplements to the ABS Indenture, each dated as of December 21, 2005, with BNY Midwest Trust Company as trustee and securities intermediary (collectively, the "ABS Supplement"). On the closing date of the Acquisition, HVF, as issuer, issued approximately $4,300 million of new medium term asset-backed notes consisting of 11 classes of notes in two series under the ABS Supplement, the net proceeds of which were used to finance the purchase of vehicles from related entities and the repayment or cancellation of existing debt. HVF also issued approximately $1,500 million of variable funding notes in two series, none of which were funded at closing. As of December 31, 2007, $4,299.9 million (net of a $0.1 million discount) were outstanding in the form of these medium term notes. Affiliates of Merrill Lynch and of the investment funds associated with or designated by MLGPE, which are some of our principal stockholders, acted as structuring advisors and agents under Hertz's asset-backed facilities and received customary compensation for these services. For a detailed description of these facilities, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Financing—Fleet Financing—U.S. Fleet Debt" in the 2007 Annual Report.

Other Relationships

        Merrill Lynch, Pierce, Fenner & Smith Incorporated acted as an underwriter with respect to a secondary public offering of the common stock of Hertz Holdings in June 2007, for which they received customary fees and expenses. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated acts as the administrator of the Hertz Global Holdings, Inc. Stock Incentive Plan, which is described below, and receives customary fees and expenses for these services.

        Merrill Lynch, an affiliate of one of the Sponsors, and certain of its affiliates engage in principal trading activity in our stock from time to time. To date, Merrill Lynch has paid to us approximately $4.8 million for its "short-swing" profit liability resulting from its principal trading activity that is subject to recovery by us under Section 16 of the Securities Exchange Act of 1934, as amended. In the event that Merrill Lynch or its affiliates (including private investment funds managed by certain private equity-arm affiliates of Merrill Lynch) sell additional shares of our common stock in the future, this amount may change. In addition, because Merrill Lynch may be deemed to be an affiliate of Hertz Holdings and there was no registration statement in effect with respect to its sale of shares during this period, certain of these sales may have been made in violation of Section 5 of the Securities Act of 1933, as amended.

        In connection with our car and equipment rental businesses, we enter into millions of rental transactions every year involving millions of customers. In order to conduct those businesses, we also procure goods and services from thousands of vendors. Some of those customers and vendors may be affiliated with the Sponsors or members of our Board. We believe that all such rental and procurement transactions have been conducted on an arms-length basis and involved terms no less favorable to us than those that we believe we would have obtained in the absence of such affiliation. It is our management's practice to bring to the attention of our Board any transaction, even if it arises in the ordinary course of business, in which our management believes that the terms being sought by transaction participants affiliated with the Sponsors or our directors would be less favorable to us than those to which we would agree absent such affiliation. For additional information regarding our transactions with companies of which certain of our independent directors are executive officers, see "Corporate Governance and General Information Concerning the Board of Directors and its Committees—Board Independence."

EXECUTIVE COMPENSATION

Named Executive Officers

        We refer to the following individuals as our "named executive officers":

  •
  Mark P. Frissora, who is our Chief Executive Officer ("CEO") and became the Chairman of our Board of Directors on January 1, 2007

  •
  Elyse Douglas, who is our current Chief Financial Officer ("CFO"), our Treasurer and one of our Executive Vice Presidents, and who served as our Interim CFO from Mr. Siracusa's retirement through October 26, 2007, when she was appointed permanent CFO

  •
  Joseph R. Nothwang, who is our President, Vehicle Rental and Leasing, The Americas and Pacific and one of our Executive Vice Presidents

  •
  Michel Taride, who is our President, Hertz Europe Limited and one of our Executive Vice Presidents

  •
  Gerald Plescia, who is our President, Hertz Equipment Rental Corporation and one of our Executive Vice Presidents

  •
  Paul J. Siracusa, who was our CFO and one of our Executive Vice Presidents, and who retired effective August 31, 2007

  •
  Harold Rolfe, who was our General Counsel and one of our Senior Vice Presidents and Secretary, and who retired effective November 19, 2007

  •
  Claude Burgess, who was our Senior Vice President, Technology and e-Business, and who retired effective February 26, 2007

        The named executive officers are our CEO, the two individuals who served as our CFO in 2007, our three other most highly compensated executive officers, as compensation is determined under the SEC's rules as of December 31, 2007 and two additional individuals who would have been among our most highly compensated executive officers if they had been employed on December 31, 2007.

Compensation Discussion and Analysis

Overview

        This compensation discussion and analysis provides information regarding our compensation programs for our named executive officers. We discuss the philosophy of our compensation programs, including how we determine the elements of compensation for our named executive officers, and why we have selected those elements in our compensation programs.

        We believe that a skilled and motivated team of senior executives is essential to building lasting shareholder value. As a market leader in the car and equipment rental industries, we also understand that our senior executives are highly sought after. Therefore, we have structured our compensation programs to provide our named executive officers and other senior executives with competitive levels of compensation that we believe are necessary to retain their services and to avoid the disruption and expense associated with unintended executive departures. Our short- and long-term incentive programs are also intended to reward our executives for performance measured against established goals that are important to us and to align our executives' interests with those of our shareholders, in each case with the ultimate objective of creating lasting shareholder value.

        In 2007, the principal changes to our compensation programs consisted of the following:

  •
  We established the terms of new severance arrangements for our named executive officers (other than our CEO and certain former executive officers) and certain of our other key employees. As described more fully below, in February 2008, we entered into new Change in Control Agreements with our named executive officers (other than our CEO and certain former executive officers), and we adopted a new severance plan. See "Compensation Discussion and Analysis—Elements of our Compensation Programs—Employment and Severance Arrangements."

  •
  We established the terms of our new equity compensation plan, the 2008 Omnibus Incentive Plan. The terms of this plan are described more fully under "Proposal 3: Approval of the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan." We have reserved 17,700,000 shares of our common stock for awards under this plan and are asking our shareholders to approve this plan, including this share amount, at our 2008 annual meeting of shareholders; however, we have not granted any awards from this plan to date.

Elements of our Compensation Programs

        Our compensation programs consist primarily of (1) base salary, (2) annual performance-based incentive compensation, (3) long-term equity incentive compensation and (4) retirement benefits. We also provide our executives with perquisites, and we maintain severance arrangements that would provide our executives with additional compensation in the event of certain qualifying terminations of employment.

        When determining the appropriate levels of our compensation programs, we compare the compensation for our senior executives to the compensation of comparable positions at a group of general industry companies of similar revenue size. In addition, we also review market data on competitive pay practices and trends. When making compensation decisions for our executives, our management and our Compensation Committee consider this market data, as well as industry factors, general business developments and corporate and individual performance. For 2007, our Compensation Committee independently retained Frederic W. Cook & Co., Inc., to provide consulting services related to the compensation and benefit programs for our senior executives. The following are the companies against which we and Frederic W. Cook & Co., Inc. benchmarked our compensation programs in 2007:

Autozone	Harley Davidson	Royal Caribbean
Avis Budget Group	Hilton Hotels	Ryder System
Carmax	Marriott International	Starbucks
Carnival	Norfolk Southern	Starwood
Cintas	Office Depot	United Auto Group
CSX	OfficeMax	United Rentals
Darden Restaurants

        We also considered market data on general industry companies provided to us by Towers Perrin, the Corporation's compensation consultant. We typically review the base salaries and annual bonus levels of our named executive officers and other senior executives every 12 months, and we periodically (but not on a set schedule) review the other elements of their compensation.

        In determining the appropriate levels of our compensation programs, our CEO provides input to the Compensation Committee on topics that he believes are important to us, such as the appropriate levels of base salary for named executive officers (other than himself), performance criteria, numerical performance goals and appropriate target performance levels. As part of this process, our CEO obtains data from and has discussions with our chief human resources officer. In addition, as described in more detail below, our CEO performs performance reviews with respect to the other executive officers of the Corporation, the results of which may affect our executive officers' base salary and annual bonus levels. Our Compensation Committee may give weight to our CEO's input in its discretion, but in all cases, the final determinations with respect to our compensation programs lie with the Compensation Committee or, in the case of our CEO, with our Board of Directors.

  Base Salary

        In our review of base salaries for our executives, we primarily consider:

  •
  Market data provided by Frederic W. Cook & Co., Inc. and market data on general industry companies provided by Towers Perrin;

  •
  Internal review of the executive's compensation, both individually and relative to other officers; and

  •
  Individual performance of the executive.

        Our Compensation Committee makes these base salary determinations in close consultation with our Lead Director and our CEO (except as to his own compensation). Generally, we review the base salaries of our named executive officers and other senior executives every 12 months. We also review base salaries upon promotion or other changes in job responsibility.

        We review base salary and annual bonus levels together, as we have generally tried to set base compensation for each of our senior executive officers at the median of that paid for comparable positions at our peer group of companies. (By "median" we mean that roughly half of our peer companies pay the same or less, and roughly half pay more.) We generally tried to set bonus compensation between the 50th and 75th percentiles of that paid for comparable positions at our peer group of companies. (By "between the 50th and 75th percentiles" we mean that 50-75% of the peer group would be expected to pay that amount of bonus compensation or less, while 25-50% would be expected to pay more.)

        We take into account individual performance when setting base salary levels for our senior executive officers. Accordingly, some officers' base salary may have exceeded the median paid for comparable positions at our peer group of companies, while for others it may have been below the median. In addition, we assume, when setting base salary levels, that annual bonuses will be paid at target levels. Accordingly, if performance exceeds target levels, our executive officers may receive annual cash compensation above the median of our peer group, and, if performance is below target levels, our executive officers may receive annual cash compensation below the median. We intend for this structure to motivate our executives to outperform our peer group of companies and to reward them for doing so. We do not include the value of the cash-based long-term incentive plan established while Hertz was owned by the Ford Motor Company (referred to below as the "Ford LTIP") in setting annual cash compensation levels because we view the Ford LTIP as a legacy program. We do not intend to continue the Ford LTIP after it expires, and, consequently, we have not extended participation in the Ford LTIP to those of our executive officers who began working for us after Ford Motor Company sold Hertz to the Corporation.

        As the result of our regular, cyclical review of annual base salaries in 2007, the annual base salaries for our named executive officers were revised as reflected in the following chart. For Mr. Taride, these amounts have been converted to U.S. dollars from pounds sterling at the 12-month average rate of 2.005698. For Ms. Douglas, the increase in base salary reflects her promotion to the CFO position in 2007.

Name	Initial Base Salary	Adjusted Base Salary
Mr. Frissora	$950,000	$1,000,000
Ms. Douglas	$325,000	$450,000
Mr. Nothwang	$590,000	$630,000
Mr. Taride	$571,624	$595,091
Mr. Plescia	$425,000	$470,000
Mr. Siracusa	$525,000	$546,000
Mr. Rolfe	$395,000	$419,000
Mr. Burgess	$340,000	$340,000

  Annual Incentives

        For each fiscal year, the determination of the annual bonuses of our named executive officers and other senior executives involves four steps:

  •
  First, our Compensation Committee approves the performance criteria that will be used to determine annual bonuses for our named executive officers under our Executive Incentive Compensation Program, or "EICP," and, if more than one performance criterion is selected, the relative weighting of those criteria and their related targets.

  •
  Second, our Compensation Committee establishes numerical goals as to each of the performance criteria, and the target annual bonus that each named executive officer will receive—expressed as a percentage of annual base salary—if those numerical goals are met. Our Compensation Committee also determines the extent to which the annual bonus may be increased if the numerical goals are exceeded or decreased if the numerical goals are not achieved, as well as minimum thresholds of performance (below which no bonus would be paid).

  •
  Third, after the end of the fiscal year, our Compensation Committee determines how our actual results compare with performance targets and approves the resulting bonus payments, if any.

  •
  Fourth, based on a review of individual performance, the resulting bonus payments may be increased or decreased by up to 25%. For our CEO, our Board, upon recommendation by our Compensation Committee, performs this review. For our other executive officers, our CEO performs this review.

        Selection of Performance Criteria.    In 2007, the performance criteria applicable to our named executive officers were based upon three performance criteria: adjusted pre-tax income (referred to below as "API"), return on total capital (referred to below as "ROTC") and revenues. For Messrs. Frissora, Siracusa, Rolfe and Burgess and Ms. Douglas, the performance criteria are based entirely on our overall performance. For Messrs. Taride, Nothwang and Plescia, each of whom has responsibility for a particular business unit, the performance criteria relate to the performance of the applicable business unit as well as to our overall performance. API for us or any business unit is an adjusted pre-tax income statistic equal to our or the unit's income before purchase accounting charges, non-cash interest items, income taxes, minority interest, restructuring expenses, significant one-time items and non-cash "mark-to-market" income and expense. ROTC for us or any business unit is a return on capital statistic equal to the ratio of our or the unit's API plus fleet interest, non-fleet interest and stock option expense to our or the unit's average assets minus average non-interest bearing liabilities, excluding goodwill, other intangibles and other purchase accounting related balances. We selected these three performance criteria because we believe that improvements in our pre-tax income (as measured by API), return on the cost of capital (as measured by ROTC) and revenues, taken together, will result in our continued growth and the delivery of shareholder value. We weigh these factors collectively in determining annual bonuses because we believe that the three goals are interrelated. (For example, growth in revenue does not in itself necessarily correspond to a growth in income.) API (which is an earnings measure which we publicly report) and ROTC are operating statistics determined by reference to our financial statements but are not financial measures calculated in accordance with generally accepted accounting principles.

        For Messrs. Frissora, Siracusa, Rolfe and Burgess and Ms. Douglas, we weighed these three criteria such that 50% of the bonus to be paid would be based on the achievement of API, 30% of the bonus to be paid would be based on ROTC and 20% of the bonus to be paid would be based on revenue, and, in each case, based entirely on our own performance. For Messrs. Taride, Nothwang and Plescia, each of whom has responsibility for a particular business unit, we applied an additional weighing such that 40% of each of the factors was based on business unit performance and 60% on our overall performance.

        Establishment of Numerical Goals and Target Bonus Levels; Extent to which the Numerical Goals were Satisfied and Amount of Annual Bonuses.    We set the target annual bonus a named executive officer will be eligible to receive under the EICP so that the executive will earn total annual cash compensation (that is, annual bonus and base salary) at the median of annual cash compensation paid for comparable positions at the companies in our peer group. The annual bonus under the EICP is further structured so that, if executive officers substantially exceed the EICP performance targets, total annual cash compensation will be payable at the 75th percentile of the peer group—by which we mean 75% of the peer group would be expected to pay that amount of total annual cash compensation or less, while 25% would be expected to pay more. Executive officers participating in the EICP receive no payment of an EICP award unless minimum performance levels are achieved (for 2007, the minimum level was 90% of the combined performance goals), and receive 100% of their targeted bonus amount for the achievement of the target levels. For 2007, for each one percentage point that an executive's actual results exceeded 100% of the executive's applicable performance targets, the executive's bonus payment under the EICP would be increased by four percentage points. (For example, 106% achievement would result in a payment of 124% of the executive's target annual bonus.) We include this feature in our EICP because we believe that exceeding the applicable performance goals reflects extraordinary achievement, and we are willing to provide the additional reward to our executive officers for doing so.

        In addition to the foregoing annual incentives, in 2006, we modified the Ford LTIP to provide an enhanced annual bonus opportunity using the same performance criteria and performance targets employed for participants in the EICP in lieu of the performance criteria and targets that the Ford LTIP previously employed. We modified the Ford LTIP because we believed that the performance criteria and targets we annually established under the EICP would create better incentives to meet our business objectives following the Corporation's acquisition of Hertz than those that had been established for Ford. All of our named executive officers other than Mr. Frissora and Ms. Douglas participated in the Ford LTIP in 2007. Bonus payments under the Ford LTIP are in all events limited to 200% of target payments, but no comparable limitation existed under the EICP.

        The following chart sets out, for 2007, (1) the applicable numerical targets for API, revenue and ROTC in 2007, (2) our actual satisfaction of those numerical targets and (3) annual bonuses accordingly payable under the EICP and, where applicable, the Ford LTIP expressed as a percentage of base salary. Because Messrs. Siracusa, Rolfe and Burgess retired prior to the end of the calendar year, they did not receive annual bonuses under the EICP for 2007. The EICP target for Ms. Douglas, who was promoted during 2007, was 40% prior to her promotion and 70% following her promotion, and her bonus has been adjusted to reflect those percentages.

							Bonus under the EICP		Bonus under the Ford LTIP
	Numerical Targets and Actual Performance
							Target (Expressed as a % of Base Salary)		Target (Expressed as a % of Base Salary)
	API		ROTC		Revenue			Actual % of Target Earned		Actual % of Target Achieved
Name
	Target	Actual	Target	Actual	Target	Actual
Mark Frissora	$590m	$660.9m	12%	12.61%	$8,671.2m	$8,685.6m	120%	132%	—	—
Elyse Douglas	$590m	$660.9m	12%	12.61%	$8,671.2m	$8,685.6m	40%/70%	132%	—	—
Joseph R. Nothwang	$382.1m	$416.3m	9.65%	10.29%	$5,017.3m	$4,943.8m	75%	128.8%	64%	128.8%
Michel Taride	$137.2m	$164.3m	9.78%	12.21%	$1,751.3m	$1,779.1m	65%	148%	41%	148%
Gerald Plescia	$396.5m	$365.4m	21.71%	19.84%	$1,857.9m	$1,722.8m	75%	112.8%	43%	112.8%

        Based on his evaluation of each executive officer's individual performance in 2007, Mr. Frissora did not make any material adjustments.

  Long-Term Equity Incentives

        Background.    In 2006, while still a private company, we established an equity investment and incentive program for our named executive officers and select other executives. Through this program we sought to instill in our executive officers a true "ownership" culture, where they viewed themselves as equity stakeholders in our business, with a significant personal financial stake in the long-term increase in shareholder value. The main features of this program involved the following:

  •
  Each named executive officer (other than Ms. Douglas, who was promoted in 2007 to her current position) made an investment in our shares of common stock in an amount that was, for him, a material personal investment.

  •
  Each named executive officer received a grant of a significant number of options to purchase shares of our common stock. This grant was intended to be in lieu of yearly grants for the three year period starting with the year of grant.

  •
  The options contained vesting terms under which they are generally earned over a five-year period through continued employment, which we believe will be an important tool to help retain the services of our executives. Vesting ceases upon termination of employment except in the case of death or disability. Upon termination of employment, unvested options expire, and employees have a limited period, the length of which is determined by the reason for termination, to exercise vested options. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents.

  •
  The grant of some options with an exercise price—i.e., the purchase price for the shares—of fair market value at the time of grant, and other options at premiums of 50% and 100% over that value, so that individuals would receive some value under the options only if the shares appreciated over the initial fair market value, but for the other options the share value would have to appreciate materially.

        In 2007, we granted the following equity awards to our named executive officers:

  •
  We granted options to purchase 400,000 shares of our common stock to Mr. Frissora. Mr. Frissora received this grant following a review by our Compensation Committee of equity compensation at our peer companies and a determination by the Compensation Committee to place Mr. Frissora's long-term compensation between the 50th and the 75th percentile. In addition, because Mr. Frissora did not receive the multi-year grant described above, we expect that he will be considered for option grants each year.

  •
  We granted options to purchase 50,000 shares of our common stock to Ms. Douglas in connection with her promotion from Treasurer to CFO. We determined the amount of this grant based on our review of data from our peer companies as to the CFO position. We chose options as the form of award in order to align Ms. Douglas's compensation with that of our other executive officers. Ms. Douglas also did not receive the multi-year grant described above and will also be considered for option grants each year.

        Establishment of the 2008 Omnibus Incentive Plan.    Following our initial public offering in November 2006, we determined that it is important to our long-term success to continue to be able to grant equity compensation pursuant to a shareholder-approved plan to our current and prospective named executive officers and other senior executives and key employees. In deciding on the terms of the plan, we consulted with Frederic W. Cook & Co., Inc., which provided us with information regarding customary terms and conditions of public company equity incentive plans. In particular, in order to provide us with maximum flexibility to make equity awards in the future that are consistent with our determination, at the time, of what is in our best interests and the best interests of our shareholders, we chose to adopt a plan that provides for a full range of equity awards, including time- and performance-

based awards of stock options, stock appreciation rights, restricted stock, restricted stock units and deferred stock units. We also provided in the plan the flexibility to permit us to settle awards in shares or in cash. Based on advice from the Compensation Committee's independent consultant and an anticipated plan life of three to five years, 17,700,000 shares of our common stock will be available for awards under the plan. We intend to make grants under the plan from time to time as necessary or appropriate; however, no immediate grants under the plan are contemplated. At our annual meeting, our shareholders will be asked to approve our 2008 Omnibus Incentive Plan as an additional means of providing our named executive officers (as well as our other employees) with long-term equity-based compensation. The material provisions of the plan are summarized at "Proposal 3—Approval of Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan."

  Retirement Benefits

        We maintain retirement and savings plans for our named executive officers and other senior executives and key employees, as well as for our employees generally. Two of these plans are tax-qualified and are broadly available to our employees. In addition, we maintain three non-qualified, unfunded pension plans for certain of our U.S.-based executives, including our named executive officers. These three plans are the Supplemental Retirement and Savings Plan, or "SERP," the Benefit Equalization Plan, or "BEP," and the Supplemental Executive Retirement Plan, or "SERP II." We feel these plans promote retention of our key executives and other participants by providing a reasonable level of retirement income reflecting their careers with us. We believe such plans are customary in the industries in which we operate, although we did not in 2007 conduct a formal review of the comparability of the terms of these plans with our peer companies. We generally have not considered these benefits when setting base salary and annual bonus amounts. The material terms of these plans are summarized at "Executive Compensation—Pension Benefits."

        We also maintain a post-retirement assigned car benefit plan under which we provide certain executives who, at the time of retirement, meet minimum age at retirement and service requirements, with a car from our fleet and insure the car for the participant's benefit. The assigned car benefit is available for 15 years post-retirement or until the participant reaches the age of 80, whichever is longer. As of December 31, 2007, Mr. Nothwang had satisfied the minimum age and service requirements of this plan and will, upon retirement, be entitled to its benefits; Messrs. Taride and Plescia had satisfied the minimum service, but not the minimum age, requirement; and Mr. Frissora and Ms. Douglas had satisfied neither the minimum service nor minimum age requirement. Messrs. Siracusa, Rolfe and Burgess are receiving the assigned car benefit.

  Perquisite Policy

        We provide perquisites and other personal benefits to our named executive officers that we and our Compensation Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The named executive officers are provided use of company- or third party manufacturer-provided cars, financial planning assistance, free lunches, annual physicals and, in the case of Messrs. Frissora, Nothwang and Plescia, country club memberships. In addition, our CEO, for security purposes, uses corporate aircraft for personal and business related air travel within the one-stop range from the base for our corporate aircraft and is provided with the services of a driver trained in evasive driving techniques employed by us. We also provide Mr. Taride with housing under an arrangement described below. Attributed costs of these personal benefits for the named executive officers for the fiscal year ending December 31, 2007 are included in the "All other compensation" column of the Summary Compensation Table. In 2007, we conducted a peer review of the use of cars as described above and found our policy to be generally consistent with our peers. We did not conduct a formal review of our other perquisite policies in 2007, and we generally have not considered these perquisites when setting base salary and annual bonus amounts.

        We own an aircraft for the purpose of encouraging and facilitating business travel by our senior executives, primarily our CEO, generally for travel in the United States and, less frequently, internationally. The pilots who fly our aircraft are our salaried employees. Under our security policy, our CEO uses our aircraft for travel within a one-stop range of the aircraft's base of operations. We believe that this policy provides several business benefits to us. Our policy is intended to ensure the personal safety of our CEO, who maintains a significant public role as the leader of our company. In addition, our policy is intended to facilitate our CEO's availability and to maximize his time available for company business. The methodology that we use to value personal use of our aircraft as a perquisite, as reported in the Summary Compensation Table, calculates the incremental cost to us of providing the benefits based on the actual cost of fuel, crew expenses, on-board catering and other, small variable costs. Because our aircraft is used primarily for business travel, this valuation methodology excludes fixed costs which do not change based on usage, such as pilots' salaries, the purchase cost of the aircraft and fixed maintenance costs.

        In August 2006, Hertz Europe Limited, an indirect wholly owned subsidiary of Hertz that employs Mr. Taride, entered into an agreement with Mr. Taride regarding the provision of living accommodations for Mr. Taride and his family. Pursuant to this agreement, Hertz Europe Limited purchased a property in London for a purchase price of £2.3 million, made an estimated £100,000 in improvements to it and paid all fees associated with the purchase. The agreement provides that the property will be made available to Mr. Taride and his family rent-free for an initial period through June 2011, which term may be extended by agreement of Mr. Taride and the CEO of Hertz. The agreement also provides that Hertz Europe Limited will reimburse Mr. Taride for any tax liability which arises because he has the benefit of the property through June 2011 or, if sooner, the date at which Mr. Taride purchases the property. The agreement grants to Mr. Taride an option to purchase the property at any time through June 2011. In the event that Mr. Taride exercises the option to purchase the property, any increase in the value of the property (defined as the difference between the purchase price paid by Hertz Europe Limited and the appraised fair market value at the time of the sale) will be allocated between Hertz Europe Limited and Mr. Taride, with one-third of the increase falling to Mr. Taride and two-thirds to Hertz Europe Limited. In the event that Mr. Taride's employment is terminated by himself or by Hertz Europe, the agreement provides that he will vacate the property within one month. We believe this arrangement is appropriate in light of the circumstances of Mr. Taride's transfer from France to the United Kingdom in 2000, the living arrangements made for him at that time and the conditions of the residential property market in London.

  Employment and Severance Arrangements

        Prior the Corporation's acquisition of Hertz in December 2005, Hertz and Ford entered into "Change in Control Agreements" with each of Messrs. Nothwang, Siracusa, Plescia, Taride, Rolfe and Burgess. Those Change in Control Agreements provided for the payment of compensation and benefits to these individuals upon certain qualifying terminations of employment following a "change in control" of us. Those Change in Control Agreements also provided for certain non-compete and non-solicitation terms to which the executives have agreed for our benefit. The acquisition of Hertz in December 2005 constituted a change in control under the Change in Control Agreements. Each Change in Control Agreement provided that the covered executive would be entitled to specified severance benefits if we terminated the executive's employment in the two-year period following the change in control for any reason other than death, long-term disability or "Cause," or if the executive terminated the executive's employment for "Good Reason" (as these terms are defined in the Change in Control Agreements).

        Since the Corporation's acquisition of Hertz in December 2005, we hired or promoted a number of individuals into officer positions, including Mr. Frissora and Ms. Douglas. Accordingly, in February 2008, we offered to enter into change in control arrangements covering all of our named executive officers who were then employed by us, other than Mr. Frissora, whose employment agreement provides severance (described in "—Employment and Change in Control Agreements—Mr. Frissora"), and we adopted a new severance plan. In connection with our entry into these arrangements, the Compensation

Committee received advice from its compensation consultant, Frederick W. Cook & Co., Inc., as to market practice for these arrangements among our peer companies. In adopting these arrangements, it was our intention to provide our named executive officers with severance arrangements that they would view as appropriate in light of their existing arrangements, while at the same time not exceeding, to the maximum extent practicable, the terms of arrangements provided by our peer companies.

        The new arrangements consist of (1) individual Change in Control Agreements with Messrs. Nothwang, Taride and Plescia and Ms. Douglas, and (2) a new severance plan, the Severance Plan for Senior Executives. As described in more detail below, the purpose of the new individual Change in Control Agreements is to provide payments and benefits to the covered executives in the event of certain qualifying terminations of their employment following a change in control of us, and the purpose of the severance plan is to provide payments and benefits to the covered executives in the event of certain other qualifying terminations of their employment.

  New Change in Control Agreements

        The initial term of each new Change in Control Agreement ends on December 31, 2010 but is subject to successive automatic one-year extensions unless we have given at least 15 months' advance notice of non-extension. In the event of a change in control during the term of the new change in control agreement, the agreement will remain in effect for two years following the change in control.

        If a change in control occurs and the covered executive's employment is terminated by us without cause or by the covered executive with good reason (as these terms are defined in the agreement), in either case within two years following the change in control, the covered executive will be entitled to the following payments and benefits:

  •
  a lump sum cash payment reflecting accrued but unpaid compensation equal to the sum of (i) the executive's annual base salary earned but not paid through the date of termination (ii) one twelfth of the average of the target annual bonus payable to the executive, including any amounts deferred at the election of the executive multiplied by the number of full and partial months from the beginning of the calendar year during which the termination occurs, and (iii) all other amounts to which the executive is entitled under any compensation plan applicable to the executive, payable no later than the thirtieth day following the date of executive's termination;

  •
  a lump sum cash payment equal to a multiple (the "severance multiple") of the sum of the executive's annual base salary in effect immediately prior to the termination and the average actual bonuses paid to the covered executive for the three years prior to the year in which the termination occurs, or, for executives without a three-year bonus history, by reference to target levels. The severance multiples are: for Messrs. Nothwang, Taride and Plescia, 2.5; and for Ms. Douglas, 2.0;

  •
  credit of an additional number of years equal to the severance multiple to the executive's years of age and "Years of Service" for all purposes under our SERP II (described at "Executive Compensation—Pension Benefits");

  •
  continuation of all life, medical, dental and other welfare benefit plans (other than disability plans) until the earlier of the end of a number of years following the executive's termination of employment equal to the severance multiple and the date on which the executive becomes eligible to participate in welfare plans of another employer; and

  •
  within the period of time from the date of executive's termination through the end of the year following the date of termination, outplacement assistance up to a maximum of $25,000.

        The foregoing are intended to be in lieu of any other payments and benefits to be made in connection with a covered executive's termination of employment while the agreements are in effect. Covered executives must execute a general release of claims to receive the foregoing severance payments and benefits. We have separately agreed with Mr. Nothwang that he has the right to terminate his employment on or before June 21, 2009 and receive the severance payments and benefits under the agreement as if a change in control had occurred prior to the termination if he determines that certain of his job responsibilities have been adversely affected by recent operational changes.

        In the event of a dispute over the agreement, the covered executive is entitled to payment of his or her legal fees and expenses reasonably incurred so long as the covered executive prevails on at least one material claim in the dispute. In the event that compensation provided for in the agreement or in any other plan or arrangement covering the named executive is subject to the golden parachute excise tax, the executive will be entitled to receive a gross-up payment in an amount such that after payment by the executive of all taxes on the gross-up payment, the executive shall retain a portion of the gross-up payment equal to the excise tax. However, to the extent compensation paid to the executive in connection with the change in control does not exceed 110% of the specified statutory threshold amount giving rise to excise tax, then no additional payment will be paid and the compensation will be reduced below such statutory threshold.

        The agreement also contains a confidentiality covenant that extends for 24 months following the executive's termination of employment and noncompetition and nonsolicitation covenants that both extend for a 12 month period following the executive's termination of employment.

        The following chart sets forth the estimated payments that the named executive officers covered under the new Change in Control Agreements would receive upon a termination by us without cause or by the covered officer with good reason, assuming that (1) the agreements were in place on December 31, 2007 and (2) a change in control of us occurred on December 31, 2007, and the covered executives' termination of employment occurred on that date. In addition, for purposes of calculating the excise-tax gross-up, we have assumed that the vesting of all unvested stock options held by these individuals accelerated on that date.

Benefit	Name	Value of Benefit
Severance payment	Mr. Nothwang	$4,241,093
	Mr. Taride	$3,696,044
	Mr. Plescia	$3,141,997
	Ms. Douglas	$1,748,901
Increased SERP II value	Mr. Nothwang	$2,226,500
	Mr. Taride	—
	Mr. Plescia	$2,598,000
	Ms. Douglas	—
Continued medical benefits	Mr. Nothwang	$9,150
	Mr. Taride	$37,159	(1)
	Mr. Plescia	$9,150
	Ms. Douglas	$7,320
Outplacement	Mr. Nothwang	$25,000
	Mr. Taride	$25,000
	Mr. Plescia	$25,000
	Ms. Douglas	$25,000
Excise tax gross up	Mr. Nothwang	$2,711,973
	Mr. Taride	—
	Mr. Plescia	$2,171,622
	Ms. Douglas	—

(1)
Amounts for Mr. Taride have been translated from pounds sterling to U.S. dollars at the 12-month average rate of 2.005698.

  Severance Plan for Senior Executives

        In February 2008, we adopted a severance plan for senior executives. The severance plan provides benefits to senior executives whose employment is terminated other than terminations of employment that qualify for benefits under the change in control agreements. Messrs. Nothwang, Taride and Plescia and Ms. Douglas have been designated as participants in the plan. If any covered executive's employment is terminated by us for any reason other than cause, permanent disability (as these terms are defined in the severance plan) or death, the executive will be entitled to the following payments and benefits:

  •
  a pro rata portion of the annual bonus that would have been payable to the participant;

  •
  cash payments in the aggregate equal to a multiple (the "severance multiple"), based on the executive's position, of the executive's annual base salary in effect immediately prior to the date of termination and the average of the annual bonuses payable to the executive, including any amounts deferred at the election of the executive, with respect to the three calendar years preceding the year in which the termination occurs or, for executives without a three-year bonus history, by reference to target levels, or if no target annual bonus has yet been established for such fiscal year, the average actual bonus the executive received in the most recent years or if an executive has not had an opportunity to earn or be awarded one full year's bonus as of his termination of employment, the executive's target bonus for the year of termination, payable in equal installments over a period of whole and/or partial years equal to the severance multiple. The severance multiples are: for Messrs. Nothwang, Taride and Plescia, 2; and for Ms. Douglas, 1.5;

  •
  continuation of all life, medical, dental and other welfare benefit plans (other than disability plans) until the earlier of the end of a number of years following the executive's termination of employment equal to the severance multiple and the date on which the executive becomes eligible to participate in welfare plans of another employer; and

  •
  within the period of time from the date of executive's termination through the end of the year following the date of termination, outplacement assistance up to a maximum of $25,000.

Executives must execute a general release of claims to receive the foregoing severance payments and benefits. The severance plan also contains a confidentiality covenant that extends for 24 months following the executive's termination of employment and non-competition and non-solicitation covenants that both extend for a period of years following the executive's termination of employment equal to the severance multiple. If an executive is entitled to severance payments and benefits under the severance plan and a Change in Control Agreement, payments and benefits will be made under the Change in Control Agreement rather than the severance plan.

        The severance plan will be administered by one or more individuals appointed by our Compensation Committee or (in the absence of an appointment) by the Senior Vice President of Human Resources. The severance plan may be amended or terminated at any time other than with respect to executives then receiving payments and benefits under the plan.

        The following chart sets forth the estimated payments that the named executive officers covered under the new severance plan would receive upon a termination by us without cause, assuming that

(1) the severance plan was in place on December 31, 2007 and (2) the covered executives' termination of employment occurred on that date.

Benefit	Name	Value of Benefit
Severance payment	Mr. Nothwang	$3,617,630
	Mr. Taride	$3,138,366
	Mr. Plescia	$2,660,375
	Ms. Douglas	$1,366,401
Continued medical benefits	Mr. Nothwang	$7,320
	Mr. Taride	$29,727	(1)
	Mr. Plescia	$7,320
	Ms. Douglas	$5,490
Outplacement	Mr. Nothwang	$25,000
	Mr. Taride	$25,000
	Mr. Plescia	$25,000
	Ms. Douglas	$25,000

(1)
Amounts for Mr. Taride have been translated from pounds sterling to U.S. dollars at the 12-month average rate of 2.005698.

  Employment Agreement with Mark P. Frissora

        We entered into an employment agreement with Mark P. Frissora, our President and CEO in July 2006. The material terms of the employment terms of this agreement are described at "Executive Compensation—Employment Agreement with Mr. Frissora", and the material terms of this agreement relating to severance are described at "Executive Compensation—Employment and Change in Control Agreements." In 2007, we compensated Mr. Frissora as provided in his employment agreement. In addition, as described above, we increased Mr. Frissora's base salary and made an option grant to him.

Policy On Recovering Bonuses In The Event of a Restatement

        Section 304 of the Sarbanes-Oxley Act of 2002 provides for the forfeiture of certain bonuses and profits by our CEO and CFO in connection with certain accounting restatements. To date, our Board has not elected to enlarge upon that statutory scheme with respect to compensation paid to our executives. As more fully described below, we have included provisions in the 2008 Omnibus Incentive Plan that will provide us with the discretion to cause the forfeiture of equity compensation and the recovery of gains from equity compensation awarded under that plan with respect to individuals who engage in misconduct or gross negligence that results in a restatement of our financial statements.

Policies On Timing of Option Grants

        It is our policy not to grant options to purchase shares of our common stock, other than pursuant to legally binding, pre-existing commitments (such as our obligation to grant options to our directors at specific times in accordance with our written director compensation policy), at any time when we have prohibited trading in our common stock by our executives generally under our stock trading policy (such as in the period heading up to a quarterly earnings release). It is our policy not to grant options with effect from, or with an exercise price based on market conditions as they existed on, any date prior to the date on which the party in which granting authority is vested (typically our Compensation Committee or our CEO) takes formal action to grant them. It is our policy to document promptly any option grants that we make; we would normally regard documenting to be prompt if we were to communicate the terms of options grants to their recipients, and to obtain signed option agreements governing the grants back from them, within one month of the date formal action is taken to issue them.

Tax and Accounting Considerations

        Section 162(m) of the Internal Revenue Code operates to disallow public companies from taking a federal tax deduction for compensation in excess of $1 million paid to its named executive officers, excluding performance-based compensation that meets requirements mandated by the statute. As part of its role, our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code. We believe that compensation previously paid under the EICP and the Ford LTIP should be performance-based under these requirements and therefore fully deductible for federal income tax purposes. In addition, as shareholder approval is one of the requirements for performance based compensation under Section 162(m) of the Internal Revenue Code, we are asking our shareholders to approve the 2008 Omnibus Incentive Plan. However, in certain situations, our Compensation Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers consistent with the policies described above.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Disclosure and Analysis included in this proxy statement with members of management. Based on that review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the proxy statement.

THE COMPENSATION COMMITTEE David H. Wasserman, Chairman Brian A. Bernasek Robert F. End

Summary Compensation Table

        The following table, or the "Summary Compensation Table," summarizes the compensation earned in 2007 by our named executive officers.

2007 Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards(1)	Non-equity incentive plan compensa- tion(2)	Change in pension value and non- qualified deferred compensa- tion earnings	All other compensa- tion(3)	Total

		($)	($)	($)	($)	($)	($)	($)	($)

Mark P. Frissora	2007 2006	986,539 412,885	2,250,000(4) 3,200,000	— —	4,293,979 1,327,100	1,584,000 228,000	378,100 —	341,159(15) 14,064,258	9,833,777 19,232,243

Elyse Douglas(6)	2007	396,443(7)	—	—	305,674	248,900	4,000	2,609	957,626

Paul J. Siracusa(8)	2007 2006	373,962 545,673	— —	— —	2,776,690 666,973	— 827,700	2,364,100 639,100	2,971,940(15) 12,119	8,486,692 2,691,565

Joseph R. Nothwang	2007 2006	605,385 565,385	— —	— —	1,200,656 666,973	1,138,789 903,160	312,400 932,200	19,686 14,471	3,276,916 3,082,189

Michel Taride(10)	2007 2006	583,357 529,345	— —	— —	1,216,931 572,964	917,570 740,606	236,772 452,961	139,571(11) 152,837	3,094,201 2,448,713

Gerald Plescia	2007 2006	461,346 425,481	— —	— —	1,111,857 554,162	648,220 637,223	295,100 343,700	17,089 10,699	2,533,612 1,971,265

Harold Rolfe(12)	2007	371,554	—	—	930,523	—	428,200	2,330,440(13)	4,060,717

Claude Burgess(14)	2007	65,385	—	—	693,431	—	595,100	1,352,080(15)	2,705,996

(1)
Represents the compensation expense recognized for financial accounting purposes computed pursuant to FAS 123(R) with respect to the fair value of options granted in 2007 and options granted in prior years that continue to be expensed under FAS 123(R). The amounts in the table reflect the Corporation's accounting expense in 2007 for the options and do not reflect the value, if any, that may ultimately be realized by the named executive officers. For additional information on the valuation assumptions relating to the options, see the note on "Stock-Based Compensation" to the Corporation's consolidated financial statements contained in its annual report on Form 10-K for the year in which the option was granted.

(2)
Includes amounts earned and accrued in 2007 but paid in 2008.

(3)
Includes the following:

	Personal Use of Aircraft	Personal Use of Car and Driver	Free Meals	Financial Assis- tance	Club Member- ships— personal use	Executive Physicals	Housing	Perquisites Subtotal	Reloca tion	Life Insurance Premiums	Company Match on 401(k) Plan	Legal Fees Reim- bursed	Severance and Other	Tax Gross- Ups	Total Perqui- sites + Other Compensation

	(a)	(b)							(c)				(d)	(e)

Frissora	130,460	39,903	728	6,600	18,450	—	—	196,141	11,082	2,087	6,750	6,419	—	118,680	341,159

Douglas	—	—	130	—	—	—	—	130	—	758	1,558	—	163	—	2,609

Siracusa	—	—	754	3,370	—	—	—	4,124	—	3,359	6,750	—	2,957,707	—	2,971,940

Nothwang	—	—	787	—	5,717	—	—	6,504	—	3,629	6,750	—	—	2,803	19,686

Plescia	—	—	728	—	7,090	2,500	—	10,318	—	21	6,750	—	—	—	17,089

Taride(f)	—	24,650	—	501	—	—	59,276	84,427	—	1,709	—	—	1,265	52,170	139,571

Rolfe	—	—	988	—	—	—	—	988	—	484	6,750	—	2,321,596	622	2,330,440

Burgess	—	—	143	—	—	—	—	143	—	718	1,962	—	1,348,929	328	1,352,080

Total	130,460	64,553	4,258	10,471	31,257	2,500	59,276	302,775	11,082	12,765	37,270	6,419	6,629,660	174,603	7,174,574

  (a)
  Based on the direct costs of aircraft for each hour of personal use.

  (b)
  For Mr. Frissora, this amount includes the incremental cost of the driver's overtime and costs related to Corporation-provided cars.

  (c)
  The use of the aircraft by Mr. Frissora for any relocation-related trips is included in the Aircraft category, not in Relocation.

  (d)
  The Severance and Other column includes:

  For Ms. Douglas, $163 company credit for waiving medical coverage.

  For Mr. Siracusa, severance pay $2,869,707; unused vacation pay $63,000; and outplacement assistance $25,000.

  For Mr. Rolfe, severance pay $2,321,458; company credit for waiving medical coverage $138.

  For Mr. Taride, $1,265 medical insurance benefit.

  (e)
  The Tax Gross-Ups column includes tax gross-ups with respect to personal use of Corporation aircraft in 2006 of $39,121 for Mr. Frissora; $2,803 for Mr. Nothwang; $622 for Mr. Rolfe and $328 for Mr. Burgess; and for Mr. Frissora an additional tax gross-up for relocation expenses of $66,330 and legal fees paid on his behalf of $12,929; and for Mr. Taride, a tax gross-up for Corporation-provided housing of $52,170. Commencing in 2007, the Corporation no longer provides tax gross-ups for personal use of Corporation aircraft.

  (f)
  Amounts for Mr. Taride have been translated from pounds sterling to U.S. dollars at the 12-month average rate of 2.005698.

(4)
Includes a $2,000,000 payment as signing bonus and payment to compensate Mr. Frissora for certain compensation he would otherwise have been entitled to receive from his prior employer (the second of two payments of $2,000,000 each; the first was received in 2006) and a special discretionary bonus of $250,000.

(5)
Includes personal use of aircraft of $198,161; personal use of car and driver of $39,903; personal use of club membership of $18,450; other perquisites described in "Executive Compensation—Compensation Discussion and Analysis—Elements of our Compensation Program—Perquisite Policy," and full or partial tax gross-ups of $118,680 related to the foregoing.

(6)
Ms. Douglas, who previously served as Treasurer, was appointed CFO on an interim basis on September 1, 2007, and became Executive Vice President, CFO and Treasurer on a permanent basis on October 26, 2007.

(7)
Includes stipend of $48,750 for Ms. Douglas' service as Interim CFO.

(8)
Mr. Siracusa retired on August 31, 2007.

(9)
Mr. Siracusa's other compensation includes severance pay of $2,869,707; unused vacation pay of $63,000; and outplacement assistance of $25,000.

(10)
Amounts for Mr. Taride have been translated from pounds sterling to U.S. dollars at the 12-month average rate of 2.005698.

(11)
Mr. Taride's other compensation includes a housing arrangement described under "Executive Compensation—Compensation Discussion and Analysis—Elements of our Compensation Program—Perquisite Policy" of $59,276; personal use of a car of $24,650; other perquisites described under "Executive Compensation—Compensation Discussion and Analysis—Elements of our Compensation Program—Perquisite Policy," and related tax gross-ups of $52,170.

(12)
Mr. Rolfe's employment terminated on November 19, 2007.

(13)
Mr. Rolfe's other compensation includes severance pay of $2,321,458; and company credit for waiving medical coverage of $138.

(14)
Mr. Burgess' employment terminated on February 26, 2007.

(15)
Mr. Burgess' other compensation includes severance pay of $1,316,237.

Employment Agreement with Mr. Frissora

        We entered into an employment agreement with Mr. Frissora in connection with his becoming our CEO, and a director of the Corporation and of Hertz, in July 2006. The agreement with Mr. Frissora provides for an annual base salary of not less than $950,000 and an annual bonus opportunity of 100% of such base salary. In order to compensate Mr. Frissora for certain forfeitures in connection with his termination of employment with Tenneco Inc., the agreement provided for a cash payment to Mr. Frissora of $4,000,000, payable in two equal installments. 50% was paid on December 31, 2006 and 50% on December 31, 2007. In addition, Mr. Frissora is entitled to receive the benefits and perquisites we provide to our senior executives.

Grants of Plan-Based Awards

        The following table sets forth, for each named executive officer, possible payouts under all non-equity incentive plan awards granted in 2007; all grants of plan-based option awards in 2007; the exercise or base price of all such option awards; the grant date fair value of all such option awards; and the incremental fair value of all such awards.

		Estimated possible payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)		Grant Date Fair Value of Stock and Option Awards(1) ($)	Incremental Fair Value of Stock and Option Awards(1) ($)
										Exercise or base price of option awards ($/Sh)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mark P. Frissora	—	0	1,200,000	2,400,000	—	—	—	—	—	—	—	—
	August 14, 2007	—	—	—	—	—	—	—	400,000	23.06	4,864,000	—
Elyse Douglas	—	0	165,800	331,600	—	—	—	—	—	—	—	—
	November 2, 2007	—	—	—	—	—	—	—	50,000	21.22	502,500	—
Paul J. Siracusa	—	0	682,200	1,364,400	—	—	—	—	—	—	—	—
Joseph R. Nothwang	—	0	872,500	1,745,000	—	—	—	—	—	—	—	—
Michel Taride	—	0	626,800	1,253,600	—	—	—	—	—	—	—	—
Gerald Plescia	—	0	552,500	1,105,000	—	—	—	—	—	—	—	—
Harold Rolfe(2)	—	0	422,350	844,700	—	—	—	—	—	—	—	—
Claude Burgess(2)	—	0	312,000	624,000	—	—	—	—	—	—	—	—

(1)
The grant date fair value and the incremental fair value of stock option awards are calculated in accordance with FAS 123(R). The value of each option award is estimated on the grant date using a Black-Scholes option valuation model that incorporates the assumptions noted in the following table. Because the stock of the Corporation became publicly traded in November 2006 and has a short trading history, it is not practicable for us to estimate the expected volatility of our share price, or a peer company share price, because there is not sufficient historical information about past volatility. Therefore, we have used the calculated value method, substituting the historical volatility of an appropriate industry sector index for the expected volatility of the Corporation' common stock price as an assumption in the valuation model. We measure the compensation cost related to employee stock options based on the calculated value instead of fair value of the options because we cannot reasonably estimate the volatility of the Corporation' common stock. We selected the Dow Jones Specialized Consumer Services sub-sector within the consumer services industry, and we used the U.S. large capitalization component, which includes the top 70% of the index universe (by market value). The calculation of the historical volatility of the index was made using the daily historical closing values of the index for the preceding 6.5 years, because that is the expected term of the options using the simplified approach allowed under SAB No. 107. SAB 107 was set to expire on December 31, 2007. On December 21, 2007 the SEC issued SAB 110 which indicated that they will continue to accept, under certain circumstances, the use of the simplified method beyond December 31, 2007. We believe it is appropriate to continue to use this simplified method because the corporation does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate expected term due to the limited period of time its equity shares have been publicly traded.

The risk-free interest rate is the implied zero-coupon yield for U.S. Treasury securities having a maturity of 6.5 years as of the grant date, which is the expected term of the options. The assumed dividend yield is zero. We assume that in each year 1% of the options that are outstanding but not vested will be forfeited because of employee attrition.

Assumption	2007 Grants
Expected volatility	39.7% - 50.2%
Weighted average volatility	46.8%
Expected dividends	0.0%
Expected term (years)	5.0 - 6.5
Risk-free rate	4.38% - 4.79%
Forfeiture rate (per year)	1.0%
(2)
Mr. Rolfe's employment terminated November 19, 2007; Mr. Burgess' employment terminated February 26, 2007.

Outstanding Equity Awards at Year-End

        The following table sets forth, for each named executive officer, details of all option and stock awards outstanding on December 31, 2007.

	Option awards						Stock awards
Name	Number of securities underlying unexercised options Exercisable	Number of securities underlying unexercised options Unexercisable		Equity incentive plan awards: number of securities underlying unexercised unearned options	Option exercise price	Option expiration date	Number of shares or units of stock that have not vested	Market value of shares or units of stock that have not vested	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested
	(#)	(#)		(#)	($)		(#)	($)	(#)	($)
Mark P. Frissora	160,000	640,000	(1)	—	6.56	August 15, 2016	—	—	—	—
	80,000	320,000	(1)	—	9.56	August 15, 2016	—	—	—	—
	80,000	320,000	(1)	—	14.56	August 15, 2016	—	—	—	—
	—	400,000	(2)	—	23.06	August 14, 2017	—	—	—	—
Elyse Douglas	22,000	88,000	(3)	—	6.56	August 15, 2016	—	—	—	—
	—	50,000	(4)	—	21.22	November 2, 2017	—	—	—	—
Paul J. Siracusa	120,000	—		—	4.56	March 7, 2008	—	—	—	—
	180,000	—		—	4.56	March 7, 2008	—	—	—	—
	120,000	—		—	9.56	March 7, 2008	—	—	—	—
	120,000	—		—	14.56	March 7, 2008	—	—	—	—
Joseph R. Nothwang	40,000	160,000	(5)	—	4.56	May 5, 2016	—	—	—	—
	60,000	240,000	(6)	—	4.56	May 18, 2016	—	—	—	—
	40,000	160,000	(6)	—	9.56	May 18, 2016	—	—	—	—
	40,000	160,000	(6)	—	14.56	May 18, 2016	—	—	—	—
Michel Taride	20,000	80,000	(5)	—	4.56	May 5, 2016	—	—	—	—
	60,000	240,000	(6)	—	4.56	May 18, 2016	—	—	—	—
	40,000	160,000	(6)	—	9.56	May 18, 2016	—	—	—	—
	40,000	160,000	(6)	—	14.56	May 18, 2016	—	—	—	—
Gerald Plescia	16,000	64,000	(5)	—	4.56	May 5, 2016	—	—	—	—
	60,000	240,000	(6)	—	4.56	May 18, 2016	—	—	—	—
	40,000	160,000	(6)	—	9.56	May 18, 2016	—	—	—	—
	40,000	160,000	(6)	—	14.56	May 18, 2016	—	—	—	—
Harold Rolfe	—	—		—	—	—	—	—	—	—
	—	—		—	—	—	—	—	—	—
	—	—		—	—	—	—	—	—	—
	—	—		—	—	—	—	—	—	—
Claude Burgess	—	—		—	—	—	—	—	—	—
	—	—		—	—	—	—	—	—	—
	—	—		—	—	—	—	—	—	—
	—	—		—	—	—	—	—	—	—

(1)
The unvested options vest in four equal installments on July 19, 2008, July 19, 2009, July 19, 2010 and July 19, 2011.

(2)
The unvested options vest in four equal installments on August 14, 2008, August 14, 2009, August 14, 2010 and August 14, 2011.

(3)
The unvested options vest in four equal installments on August 15, 2008, August 15, 2009, August 15, 2010 and August 15, 2011.

(4)
The unvested options vest in four equal installments on November 2, 2008, November 2, 2009, November 2, 2010 and November 2, 2011.

(5)
The unvested options vest in four equal installments on May 5, 2008, May 5, 2009, May 5, 2010 and May 5, 2011.

(6)
The unvested options vest in four equal installments on May 18, 2008, May 18, 2009, May 18, 2010 and May 18, 2011.

Option Exercises and Stock Vested

        The following table sets forth, for each named executive officer, details of any awarded stock options that were exercised and any stock awards that were vested in 2007.

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Mark P. Frissora	—	N/A	—	N/A
Paul J. Siracusa	—	N/A	—	N/A
Elyse Douglas	—	N/A	—	N/A
Joseph R. Nothwang	—	N/A	—	N/A
Michel Taride	—	N/A	—	N/A
Gerald Plescia	—	N/A	—	N/A
Harold Rolfe	150,000	2,241,315	—	N/A
Claude Burgess	80,000	2,034,456	—	N/A

Pension Plan Table

        The following table sets forth, for each named executive officer, in which of the foregoing plans he participated in 2007, how many years of credited service in each such plan he had at December 31, 2007, what the present value of his accumulated benefit in each such plan was at December 31, 2007, and what payments from such plan he received during the year 2007:

Name	Plan name	Number of years credit service	Present value of accumulated benefit(1)(2)	Payments during last fiscal year
		(#)	($)	($)
Mark P. Frissora	The Hertz Corporation Account Balance Defined Benefit Pension Plan	1	5,700
	The Hertz Corporation Benefit Equalization Plan (BEP)	1	4,900
	The Hertz Corporation Supplemental Executive Retirement Plan (SERP II)	1	367,500
Elyse Douglas	The Hertz Corporation Account Balance Defined Benefit Pension Plan	1	4,000
Paul J. Siracusa	The Hertz Corporation Account Balance Defined Benefit Pension Plan	36	—	853,100
	The Hertz Corporation Benefit Equalization Plan (BEP)	12	451,200
	The Hertz Corporation Supplemental Executive Retirement Plan (SERP II)	39	7,811,300
Joseph R. Nothwang	The Hertz Corporation Account Balance Defined Benefit Pension Plan	31	560,600

	The Hertz Corporation Supplemental Retirement and Savings Plan (SERP)	31	5,939,300
Michel Taride(3)	Hertz UK Pension Plan	7	1,030,381
	Hertz UK Supplemental Plan	7	1,441,571
Gerald Plescia(4)	The Hertz Corporation Account Balance Defined Benefit Pension Plan	21	188,800
	The Hertz Corporation Benefit Equalization Plan (BEP)	12	253,300
	The Hertz Corporation Supplemental Executive Retirement Plan (SERP II)	21	1,565,900
Harold Rolfe	The Hertz Corporation Account Balance Defined Benefit Pension Plan	9	67,900
	The Hertz Corporation Benefit Equalization Plan (BEP)	9	139,200
	The Hertz Corporation Supplemental Executive Retirement Plan (SERP II)	11	835,600
Claude Burgess	The Hertz Corporation Account Balance Defined Benefit Pension Plan	27	409,300
	The Hertz Corporation Benefit Equalization Plan (BEP)	11	161,600
	The Hertz Corporation Supplemental Executive Retirement Plan (SERP II)	29	1,870,800

(1)
The present value calculations use the same assumptions (except for retirement and pre-retirement decrements) used for financial reporting purposes and reflect current compensation levels. The assumptions used in the calculations are as follows:

•
Discount Rate = 6.30% as of December 31, 2007 and 5.70% as of December 31, 2006.

•
Mortality Table = RP2000 Mortality Table projected to 2007

•
Retirement Age = 60 or current age if older (earliest unreduced retirement age)

•
Pre-retirement Decrements = None assumed

•
Payment Form = Five year certain and life annuity

(2)
For Mr. Siracusa, includes termination enhancement equal to $593,000, reflecting an additional 2.5 years of service. For Mr. Rolfe, includes termination enhancement equal to $835,600, reflecting immediate vesting and an additional 2 years of service. For Mr. Burgess, includes termination enhancement equal to $1,870,800, reflecting immediate vesting and an additional 2 years of age and service.

(3)
Amounts for Mr. Taride have been translated from pounds sterling to U.S. dollars at the 12-month average rate of 2.005698. Mr. Taride's number of actual years of services with us is 21.

(4)
Mr. Plescia's number of actual years of service with us is 28.

Pension Benefits

        Our retirement plan for U.S.-based employees, The Hertz Corporation Account Balance Defined Benefit Pension Plan (the "Hertz Retirement Plan"), is a tax-qualified pension plan for which we pay the entire cost. Full and part time employees who work more than 1,000 hours in a 12 month period, and who have completed one year of continuous employment with the Corporation, including the named executives, with the exception of Mr. Taride, earn the right to receive benefits upon retirement at the normal retirement age of 65 or upon early retirement on or after age 55 and the completion of five years of vesting service. The benefit an employee receives is based on a combination of the following factors:

  •
  A percentage of final average compensation (using the highest five consecutive of the last ten years of eligible compensation);

  •
  Years of credited service up to July 1, 1987; and

  •
  The accrued value of a cash account after July 1, 1987, which gets credited each year at a predetermined percentage of eligible compensation.

        We maintain three non-qualified, unfunded pension plans for certain of our U.S.-based executives: the Supplemental Retirement and Savings Plan, or "SERP," the Benefit Equalization Plan, or "BEP," and the Supplemental Executive Retirement Plan, or "SERP II." Mr. Taride does not participate in these plans. These plans provide benefits in excess of the qualified plans as follows:

  •
  The SERP provides benefits to participants that, when combined with benefits paid to them under the Plan, would cause them to receive overall benefits generally similar to those that would have been provided to them if the pre-July 1, 1987 benefit formula for the Hertz Retirement Plan had remained in effect until their normal retirement date. Eligibility for the SERP is limited to employees who, on June 30, 1987, actively participated in the Hertz Retirement Plan and had the title of Staff or Division Vice President, or higher, at Hertz; accordingly, this plan is closed to new participants. Of the named executive officers, only Mr. Nothwang participates in the SERP. Benefits under the SERP are fully vested.

  •
  The BEP provides equalization benefits in lieu of benefits that cannot be provided under the Hertz Retirement Plan due to limitations on tax-qualified retirement plans imposed by the Internal Revenue Code. Eligibility for the BEP is limited to members of a select group of management or highly compensated employees whose benefits under the Hertz Retirement Plan are limited by the Internal Revenue Code and who do not participate in the SERP. Messrs. Frissora, Siracusa, Plescia, Rolfe and Burgess participate in the BEP. Benefits under the BEP are fully vested after five years of vesting service or at age 65.

  •
  The SERP II provides benefits to participants that, when combined with benefits paid to them under the Hertz Retirement Plan, the BEP and the SERP, would cause them to receive overall benefits generally similar to those that would have been provided if the pre-July 1, 1987 benefit formula for the Hertz Retirement Plan had remained in effect until their normal retirement date but had the Hertz Retirement Plan computed their final average compensation on the basis of the highest five in the last ten years of eligible compensation, whether or not those five years were consecutive. Eligibility for the SERP II is discretionary. Messrs. Frissora, Siracusa, Nothwang, Plescia, Rolfe and Burgess participated or participate in the SERP II. Benefits under the SERP II are generally payable only to participants who, upon the termination of their employment, have been credited with five vesting years of service under the pension plan and whose employment terminates due to death or disability or after their attainment of the age of 55 years. Those benefits are also payable to participants who have not attained the age of 55 years if their employment is terminated (other than voluntarily or for cause) within thirty days prior to, or one year after, certain changes in control of Hertz or its subsidiaries.

        Mr. Taride participates in two retirement plans applicable to certain of our employees in Europe, the Hertz UK 1972 Pension Plan and the Hertz UK Supplementary Unapproved Pension Scheme, or the "Hertz UK Supplementary Plan." These two plans are similar defined benefit plans that provide for, in the case of Mr. Taride, 1/30th of his final salary for each year of service in the plans subject to a maximum of two thirds of his final salary at the time of this retirement. Under these plans, Mr. Taride has a right to retire at age 60.

        We also maintain a tax-qualified defined contribution plan in which the named executive officers, except for Mr. Taride is eligible to participate and a post-retirement assigned car benefit plan under which we provide certain executives who, at the time of retirement, meet minimum age at retirement and service requirements, with a car from our fleet and insure the car for the participant's benefit. The assigned car benefit is available for 15 years post-retirement or until the participant reaches the age of 80, whichever is longer. As of December 31, 2007, Mr. Nothwang had satisfied the minimum age and service requirements of this plan and will, upon retirement, be entitled to its benefits; Messrs. Taride and Plescia had satisfied the minimum service, but not the minimum age, requirement; and Mr. Frissora and Ms. Douglas had satisfied neither the minimum service nor minimum age requirement. Messrs. Siracusa, Rolfe and Burgess are receiving the assigned car benefit.

Deferred Compensation Plans

        We do not maintain any non-qualified deferred compensation plans for our named executive officers.

Employment and Change in Control Agreements

        The Corporation and its subsidiaries have entered into employment agreements and change in control agreements with certain key employees, including the named executive officers, to promote stability and continuity of senior management. Information about such agreements with the named executive officers is set forth below.

Mr. Frissora

        As described at "Executive Compensation—Employment Agreement with Mr. Frissora," we entered into an employment agreement with Mr. Frissora in connection with his becoming our CEO, and a director of the Corporation and of Hertz, in July 2006. The agreement provides that if Mr. Frissora's employment terminates because of his death or disability, he will be entitled to receive his base salary through the date of termination plus a pro rata bonus for the year of termination based on the achievement of performance goals for that year and any unpaid portion of the replacement award. If his employment is terminated by the Corporation without "Cause" or by Mr. Frissora for "Good Reason" (each a defined list of acts of misconduct set forth in the employment agreement), Mr. Frissora is, if he executes a release of claims against us, entitled to severance plus any unpaid portion of the replacement award. Severance in this case would be equal to two and a half times his base salary and bonus for the preceding year, continuation of health care coverage for two years, and a pro rata bonus for the year in which his termination occurs, based on actual performance. If Mr. Frissora's employment is terminated for Cause or without Good Reason, he is only entitled to his base salary through the date of termination. Upon termination of Mr. Frissora's employment for any reason, he will be subject to non-competition and non-solicitation provisions for two years following the termination. In the event that Mr. Frissora's employment is terminated following a "Change in Control" (as defined in the agreement), he will be entitled to a gross-up for any excise tax, more commonly known as golden parachute tax, imposed on him by Section 4999 of the Internal Revenue Code in connection with his severance benefits.

        The following chart sets forth, for Mr. Frissora, the payments and benefits he would receive if his employment were to have terminated under the specified circumstances on December 31, 2007. For purposes of determining the amount of the excise tax gross-up, we have assumed that a change in control occurred on December 31, 2007 and that the vesting of all of the unvested stock options held by Mr. Frissora would have accelerated upon the change in control. In addition, because we have assumed that the termination occurred on December 31, 2007, we have further assumed that Mr. Frissora would not be entitled to a pro rata bonus payment.

Benefit	Termination For Cause ($)	Termination without Cause/with Good Reason ($)	Termination by reason of Death or Disability ($)	Termination following a Change in Control ($)
Severance payment	0	7,084,000	1,200,000	7,084,000
Continued medical benefits	0	7,320	7,320	7,320
Outplacement	0	0	0	0
Excise tax gross up	0	—	0	—

Total	0	7,091,320	1,207,320	7,091,320

Other Named Executive Officers

  Prior Change in Control Agreements

        Prior to the Corporation's acquisition of Hertz from Ford in 2005, Hertz and Ford entered into agreements, or the "Prior Agreements," with each of Messrs. Nothwang, Siracusa, Plescia, Taride, Rolfe and Burgess, which provided for certain compensation and benefits upon certain terminations of employment following a "change in control" of Hertz, as described below, and provided for certain non-competition and non-solicitation terms that the executives have agreed to for our benefit.

        Under the Prior Agreements, the Corporation's acquisition of Hertz from Ford in 2005 constituted a "change in control". At the time Hertz entered into these agreements, it determined that the terms were consistent with market practice and would provide the key executives with the appropriate level of protection in connection with a potential change in control.

        Each Prior Agreement provided that the executive would be entitled to the following severance benefits if Hertz terminated the executive's employment in the two-year period following a change in control for any reason other than death, long-term disability or cause (as defined in the Prior Agreement) or if the executive terminated the executive's employment for good reason (as defined in the Prior Agreement):

  •
  a lump sum cash payment reflecting accrued but unpaid compensation equal to the sum of (i) the executive's annual base salary earned but not paid through the date of termination, the amount of such salary attributable to vacation earned but not taken and unreimbursed expenses incurred by the executive through the date of termination, and (ii) (x) one-twelfth of the average of the annual bonuses payable to the executive, including any amounts deferred at the election of the executive, with respect to the three calendar years preceding the change in control, or (y) in the event the executive has not been eligible to earn an annual bonus from us in his position as a senior executive officer for three full calendar years preceding the change in control, one-twelfth of 100% of the target annual bonus the executive is eligible to earn in respect of the fiscal year in which the change in control occurs, or if no target annual bonus has yet been established for such fiscal year, 100% of the target annual bonus for the prior fiscal year (z) in each case multiplied by the number of full and partial months from the beginning of the calendar year during which the termination occurs;

  •
  a lump sum cash payment equal to a multiple (the "severance multiple") of the sum of the executive's annual base salary in effect immediately prior to the date of termination and the average of the annual bonuses payable to the executive, including any amounts deferred at the election of the executive, with respect to the three calendar years preceding the change in control or, for executives without a three-year bonus history, by reference to target levels, or if no target annual bonus has yet been established for such fiscal year, the target annual bonus for the prior fiscal year. The severance multiple for Messrs. Nothwang, Siracusa, Taride and Plescia was 2.5.

  •
  receipt of future payouts in accordance with any long term incentive plan in which the executive participated immediately prior to the date of termination, based on the performance results at the end of each performance period in respect of which there was a long term incentive plan grant in place for the executive as of the date of termination, as if the executive had retired in a company-approved retirement;

  •
  (i) maintenance, without any change in terms that is adverse to the executive, of any retirement plan of, or provided by Hertz in which the executive, immediately prior to the date of termination, participated or would, upon normal retirement (as such term is defined in the applicable retirement plan), be entitled to participate, and (ii) credit of an two years to the executive's years of age and "Years of Service" for all purposes under our SERP II (described at "Executive Compensation—Pension Benefits");

  •
  continuation of all health and life insurance benefits with respect to the executive (and, to the extent applicable, the executive's dependents) for a number of years following the executive's termination of employment equal to the severance multiple (or longer at the executive's expense), or if earlier until the executive becomes reemployed and is covered (i) under another employer's health plan or (ii) at least an equal amount of life insurance coverage or the date on which the executive and the executive's spouse become eligible for coverage under any other comprehensive health benefit plan;

  •
  continued participation in Hertz's post-retirement assigned car benefit plan at all times following termination without change to the terms and conditions of our post-retirement assigned car benefit plan that is adverse to the executive; and

  •
  within the twelve months following the termination date, outplacement assistance up to a maximum of $25,000 paid directly to an outplacement service provider.

        In addition, under the terms of each Prior Agreement, in the event that the compensation provided for in the Prior Agreement or in any other plan or arrangement covering the named executive was subject the golden parachute excise tax, the executive was entitled to receive a gross-up payment in an amount such that after payment by the executive of all taxes on the gross-up payment, the executive would retain a portion of the gross-up payment equal to the excise tax. However, to the extent compensation under the Prior Agreement did not exceed 110% of the specified statutory threshold amount giving rise to excise tax, then no additional payment was to be paid and the compensation was to be reduced below such statutory threshold. We believe that Mr. Taride would not be subject to the excise tax because he performs services for us outside the United States.

        The Prior Agreements also contained a non-competition covenant that covers the one year following the executive's termination of employment due to a resignation, other than for a good reason, or for cause and a non-solicitation covenant that covers the two years following the executive's termination. Each Prior Agreement also contained a covenant by the executive not to disclose any secret or confidential information relating to us and any of our affiliates during his employment and at all times thereafter.

        In addition, Hertz Europe Limited and Mr. Taride have entered into a non-compete agreement which provides that for the twelve months after leaving employment with us, Mr. Taride will not (i) compete with us in the countries in which we operated or actively made arrangements to plan to operate during the twelve months preceding such termination of employment or (ii) solicit or entice away any key employees from us. Hertz Europe Limited would be required to give Mr. Taride twelve months notice to terminate his employment for any reason other than misconduct.

        The table below sets forth, for each of Messrs. Nothwang, Taride and Plescia, the severance benefits that would have been payable under his change in control agreement if his employment had been terminated by us without cause or by him for good reason (each as defined in the relevant agreement), as of December 31, 2007. The amounts in the table below are based on the Prior Agreements, and, because the acquisition from Ford in 2005 gave rise to a "change in control" under the Prior Agreements, the table below is not based on an assumption that a second "change in control" occurred on December 31, 2007. The increase in the SERP II value reflects the difference between the payment to which the executive would have been entitled had his employment been terminated assuming a change in control had occurred and if his employment had been terminated assuming no change in control. In addition, because we have assumed that the terminations occurred on December 31, 2007, we have further assumed that none of the executives would be entitled to a pro rata bonus payment.

Benefit	Name	Value of Benefit
Severance payment	Mr. Nothwang	4,292,873
	Mr. Taride	4,328,678
	Mr. Plescia	3,180,627
Increased SERP II value	Mr. Nothwang	534,000
	Mr. Taride	—
	Mr. Plescia	1,854,600
Continued medical benefits	Mr. Nothwang	9,150
	Mr. Taride	$37,159	(1)
	Mr. Plescia	9,150
Outplacement	Mr. Nothwang	25,000
	Mr. Taride	25,000
	Mr. Plescia	25,000
Excise tax gross up	Mr. Nothwang	—
	Mr. Taride	—
	Mr. Plescia	1,850,543

(1)
Amounts for Mr. Taride have been translated from pounds sterling to U.S. dollars at the 12-month average rate of 2.005698.

        Mr. Siracusa retired on August 31, 2007 and received severance of $2,569,707 and $25,000 of outplacement assistance. Mr. Rolfe retired on November 19, 2007 and received severance of $2,321,458. Mr. Burgess retired on February 26, 2007 and received severance of $1,316,237.

        Ms. Douglas was not a party to a Prior Agreement. However, if Ms. Douglas' employment had been terminated without cause on December 31, 2007, she would have been entitled to a severance payment equal to two weeks of her annual base salary, or $17,308, under the Corporation's standard severance policy.

  Treatment of Equity Compensation upon a Termination or Change in Control

        For all of our named executive officers other than Mr. Frissora, if the executive's employment is terminated for death or disability (as defined in the Hertz Global Holdings, Inc. Stock Incentive Plan), all of the executive's unvested stock options will vest; and if the executive's employment is terminated for any reason other than death or disability, any unvested options will immediately be canceled. Options that vest or are vested at the time of the executive's termination of employment will remain outstanding and exercisable until the earlier of their normal termination date or 60 days (or in the case of death or disability, 180 days) following the executive's termination.

        If Mr. Frissora's employment is terminated without cause or for good reason (as each term is defined in his employment agreement), a pro rata portion (based on the number of full and partial months elapsed from the most recent anniversary of the options' grant date through the date of termination) of his options that would have vested on the next vesting date will vest. Options that vest or are vested at the time of Mr. Frissora's termination of employment will remain outstanding and exercisable until the earlier of their normal termination date or 60 days following a termination by Mr. Frissora without good reason, 90 days following a termination by Mr. Frissora for good reason or by the Corporation without cause, or 180 days following a termination for death or disability or retirement on or after Mr. Frissora reaches normal retirement age. In addition, if Mr. Frissora's employment is terminated by the Corporation without cause or by Mr. Frissora for good reason in the 6 months prior to a change in control, Mr. Frissora's options will be treated as if his employment was terminated immediately after the change in control.

        Under the stock incentive plan, if a change in control occurs, unless outstanding options are exchanged for a substitute award in the change in control, each option will be canceled in exchange for a payment equal to the excess, if any, of the price per share paid in the change in control over the option's exercise price.

        The following chart sets forth the cash payment to which the named executive officers would have been entitled assuming a change in control occurred on December 31, 2007 and all of the named executive officers' options were canceled in exchange for a cash payment equal to the difference between the per share exercise price of the option and $15.89, which was the closing price of our common stock on December 31, 2007.

Name	Cash Payment for Vested Options	Cash Payment for Unvested Options
Mr. Frissora	$2,105,600	$8,422,400
Ms. Douglas	$205,260	$821,040
Mr. Siracusa	$4,318,200	$0
Mr. Nothwang	$1,439,400	$5,757,600
Mr. Taride	$1,212,800	$4,851,200
Mr. Plescia	$1,167,480	$4,669,920
Mr. Rolfe	$0	$0
Mr. Burgess	$0	$0

  Supplemental Retirement Benefits upon a Termination or Change in Control

        Messrs. Frissora, Siracusa, Nothwang and Plescia participated in the SERP II in 2007. The SERP II is described at "Executive Compensation—Pension Benefits." Under the SERP II, if any of these executives' employment is terminated other than for cause or a voluntary resignation within 30 days before or one year following a change in control, then, so long as the executive has completed five years of service, he will become immediately vested in the entire benefit accumulated under the SERP II even if he has not attained age 55 at the time of termination.

  Retiree Car Benefit

        As described at "Elements of our Compensation Programs—Retirement Benefits," we maintain a post-retirement assigned car benefit plan under which we provide our named executive officers who, at the time of retirement, meet minimum age at retirement and service requirements, with a car from our fleet and insure the car for the participant's benefit. The assigned car benefit is available for 15 years post-retirement or until the participant reaches the age of 80, whichever is longer. As of December 31, 2007, Messrs. Nothwang and Taride had satisfied the minimum age and service requirements of this plan. The estimated value of this benefit, if Messrs. Nothwang and Taride were to have terminated their employment on December 31, 2007, is $294,600 and $427,170, respectively. Messrs. Rolfe and Siracusa are currently receiving the retiree car benefit, the estimated value of which is $724,875 and $379,903, respectively. No other named executive officer would be entitled to benefits under the assigned car benefit plan if their employment had been terminated on December 31, 2007.

  New Change in Control Agreements

        As described above, in February, 2008, the Corporation entered into new change in control agreements with Messrs. Nothwang, Taride and Plescia and Ms. Douglas. The material terms of the new change in control agreements are summarized at "Executive Compensation—Compensation Discussion and Analysis."

AUDIT COMMITTEE REPORT

        The Audit Committee has reviewed and discussed with management of the Corporation and PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Corporation, the audited financial statements of the Corporation for the fiscal year ended December 31, 2007 (the "Audited Financial Statements").

        The Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as in effect on the date of this proxy statement.

        The Audit Committee has: (i) considered whether non-audit services provided by PricewaterhouseCoopers LLP are compatible with its independence; (ii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board Standard No. 1, as in effect on the date of this proxy statement; and (iii) discussed with PricewaterhouseCoopers LLP its independence.

        Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors of the Corporation that the Audited Financial Statements be included in the 2007 Annual Report on Form 10-K for the fiscal year ended December 31, 2007 for filing with the SEC.

                      THE AUDIT COMMITTEE
                      Barry H. Beracha, Chair
                      Carl T. Berquist
                      Michael J. Durham
                      Henry C. Wolf

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

        The Corporation's fees for services performed by its principal accounting firm, PricewaterhouseCoopers LLP, during fiscal years 2007 and 2006 were as follows:

	2007	2006
	(dollars in thousands)
Audit fees(1)	$7,463	$8,786
Audit-related fees(2)	887	582
Tax fees(3)	763	774
All other fees(4)	—	59

Total	$9,113	$10,201

(1)
Audit fees were for services rendered in connection with the audit of the financial statements included in the Annual Reports of the Corporation and Hertz on Form 10-K; reviews of the financial statements included in Hertz's Quarterly Reports on Form 10-Q; attestation of the effectiveness of our internal controls over financial reporting; statutory audits; and providing comfort letters in connection with the Corporation's secondary offering, initial public offering and funding transactions. Audit fees for 2007 included approximately $0.5 million of fees for non-recurring services related to filings in connection with a Registration Statement on Form S-1 of the Corporation, which related to a secondary offering of common stock by certain stockholders of the Corporation. Audit fees for 2006 included approximately $2.4 million of fees for non-recurring services related to filings in connection with a Registration Statement on Form S-1 of the Corporation, which related to the Corporation's initial public offering, and filings in connection with a Registration Statement on Form S-4 of Hertz, which related to Hertz's exchange offer for its outstanding high-yield securities and services in connection with a deferred tax project.

(2)
Audit-related fees were for services rendered in connection with due diligence; assurance services; and employee benefit plan audits.

(3)
Tax fees related to tax compliance; preparation of tax returns; and tax planning.

(4)
All other fees primarily related to insurance advisory services.

        Our Audit Committee's charter requires the Audit Committee to pre-approve all audit and permitted non-audit services to be performed by our independent registered public accounting firm; however, the Audit Committee is permitted to delegate pre-approval authority to a subcommittee consisting of one or more Audit Committee members who are independent directors, and who must then provide a report to the full Audit Committee at its next scheduled meeting. All audit and non-audit fees were pre-approved by the Audit Committee in 2007.

OTHER BUSINESS

        Our Board is not aware of any other matters to be presented at the annual meeting. If any other matter proper for action at the meeting should be presented, the holders of the accompanying proxy will have discretion to vote the shares represented by the proxy on such matter in accordance with their best judgment. If any matter not proper for action at the meeting should be presented, the holders of the proxy will vote against consideration of the matter or the proposed action.

PROPOSALS FOR 2009

        The Corporation will review for inclusion in next year's proxy statement stockholder proposals received by December 8, 2008. Proposals should be sent to J. Jeffrey Zimmerman, Senior Vice President, General Counsel and Secretary of the Corporation at 225 Brae Boulevard, Park Ridge, NJ 07656-0713.

        Stockholder proposals, including nominations for directors, not included in next year's proxy statement may be brought before the 2009 annual meeting of stockholders by a stockholder of the Corporation who is entitled to vote at the meeting, who has given a written notice to the Senior Vice President, General Counsel and Secretary of the Corporation containing certain information specified in the By-Laws and who was a stockholder of record at the time such notice was given. Such notice must be delivered to or mailed and received at the address in the preceding paragraph no earlier than January 15, 2009 and no later than February 14, 2009, except that if the 2009 annual meeting of stockholders is held before April 15, 2009 or after July 24, 2009, such notice must be delivered at the address in the preceding paragraph no earlier than 120 days prior to the date of such annual meeting and not later than the close of business on the later of (i) the ninetieth day prior to the date of such annual meeting and (ii) the tenth day following the day on which a public announcement of the date of such annual meeting is first made.

        Our By-Laws require that stockholder recommendations for nominees to the Board must include the name of the nominee or nominees, information regarding the nominee or nominees that would be required to be included in a proxy statement for the election of directors and a consent signed by the nominee or nominees evidencing consent to be named in the proxy statement and willingness to serve on the Board of Directors, if elected.

ANNUAL REPORT FOR 2007

        The Corporation's annual report to stockholders for the year 2007, which includes the Corporation's 2007 Annual Report on Form 10-K, is being furnished concurrently with this proxy statement to persons who were stockholders of record as of April 2, 2008, the record date for the annual meeting. These materials do not form part of the material for the solicitation of proxies.

By order of the Board of Directors,
J. Jeffrey Zimmerman Senior Vice President, General Counsel and Secretary

Park Ridge, New Jersey
April 7, 2008

Annex A

HERTZ GLOBAL HOLDINGS, INC.
2008 OMNIBUS INCENTIVE PLAN

ARTICLE I

PURPOSES

        The purposes of the Plan are to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase shareholder value by (a) motivating superior performance by Participants, (b) providing Participants with an ownership interest in the Company, and (c) enabling the Company and the Subsidiaries to attract and retain the services of outstanding Employees upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent.

ARTICLE II

DEFINITIONS

        2.1    Certain Definitions.    Capitalized terms used herein without definition shall have the respective meanings set forth below:

          "Adjustment Event" means any dividend payable in capital stock, stock split, share combination, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares or other similar event affecting the Common Stock.

          "Affiliate" means, with respect to any person, any other person controlled by, controlling or under common control with such person.

          "Alternative Award" has the meaning given in Section 9.2.

          "Award" means any Option, Stock Appreciation Right, Performance Stock, Performance Stock Unit, Performance Unit, Restricted Stock, Restricted Stock Unit, or Deferred Stock Unit granted pursuant to the Plan, including an Award combining two or more types in a single grant.

          "Award Agreement" means any written agreement, contract, or other instrument or document evidencing any Award granted by the Committee pursuant to the Plan.

          "Business" has the meaning given in Section 5.5.

          "Board" means the Board of Directors of the Company.

          "Carlyle Investors" means, collectively, (i) Carlyle Partners IV, L.P., (ii) CEP II Participations S.àr.l., (iii) CP IV Co-investment, L.P., and (iv) CEP II U.S. Investments, L.P.

          "Cause" means, except as otherwise defined in an Award Agreement, with respect to any Participant (as determined by the Committee) (i) willful and continued failure to perform substantially the Participant's material duties with the Company (other than any such failure resulting from the Participant's incapacity as a result of physical or mental illness) after a written demand for substantial performance specifying the manner in which the Participant has not performed such duties is delivered to the Participant by the person or entity that supervises or manages the Participant, (ii) engaging in willful and serious misconduct that is injurious to the Company or any of its Subsidiaries, (iii) one or more acts of fraud or personal dishonesty resulting in or intended to result in personal enrichment at the expense of the Company or any of its Subsidiaries, (iv) substantial abusive use of alcohol, drugs or similar substances that, in the sole judgment of the Company, impairs the Participant's job performance, (v) material violation of any Company policy that results in harm to the Company or any of its Subsidiaries or (vi) indictment for or conviction of (or plea of guilty or nolo contendere) to a felony or of any crime (whether or not a felony) involving moral turpitude. A "Termination for Cause," shall include a determination by the Committee following a Participant's termination of employment for any other reason that, prior to such termination of employment, circumstances constituting Cause existed with respect to such Participant.

          "CDR Investors" means, collectively, (i) Clayton, Dubilier & Rice Fund VII, L.P., (ii) CDR CCMG Co-Investor L.P., and (iii) CD&R Parallel Fund VII, L.P.

          "Change in Control" means the first occurrence of any of the following events after the effective date of the Plan:

            (a)   the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Exchange Act), other than the Company, the Subsidiaries, any employee benefit plan of the Company or the Subsidiaries, or any of the Investors, of 50% or more of the combined voting power of the Company's then outstanding voting securities;

            (b)   within any 24 month period, the Incumbent Directors shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected to the Board, or nominated for election, by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (b);

            (c)   the merger or consolidation of the Company as a result of which persons who were owners of the voting securities of the Company, immediately prior to such merger or consolidation, or any or all of the Investors, do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company.

            (d)   the approval by the Company's shareholders of the liquidation or dissolution of the Company other than a liquidation of the Company into any Subsidiary or a liquidation a result of which persons who were stockholders of the Company immediately prior to such liquidation, or any or all of the Investors, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the entity that holds substantially all of the assets of the Company following such event; and

            (e)   the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company.

  Notwithstanding the foregoing, a "Change in Control" shall not be deemed to occur if the Company files for bankruptcy, liquidation or reorganization under the United States Bankruptcy Code.

          "Change in Control Price" means the price per share on a fully-diluted basis offered in conjunction with any transaction resulting in a Change in Control, as determined in good faith by the Committee as constituted before the Change in Control, if any part of the offered price is payable other than in cash.

          "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

          "Committee" means the Compensation Committee of the Board or, if applicable, the delegate of the Compensation Committee of the Board as permitted herein.

          "Common Stock" means the common stock, par value $0.01 per share, of the Company and any other securities into which the Common Stock is changed or for which the Common Stock is exchanged.

          "Company" means Hertz Global Holdings, Inc., a Delaware corporation, and any successor thereto.

          "Covered Period" has the meaning given in Section 5.5.

          "Deferred Annual Amount" has the meaning given in Section 8.1.

          "Deferred Stock Unit" means a Participant's contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on the grant date, cash equal to the Fair Market Value of such shares of Common Stock, under the Plan at the end of a specified period of time.

          "Disability" means, unless otherwise provided in an Award Agreement, a physical or mental disability or infirmity that prevents or is reasonably expected to prevent the performance of a Participant's employment-related duties for a period of six months or longer and, within 30 days after the Company notifies the Participant in writing that it intends to terminate his employment, the Participant shall not have returned to the performance of his employment-related duties on a full-time basis; provided, that (i) for purposes of Section 5.5(a) in respect of ISOs, the term "Disability" shall have meaning assigned to the term "Permanent and Total Disability" by section 22(e)(3) of the Code (i.e., physical or mental disability or infirmity lasting not less than 12 months), and (ii) with respect to any Award that constitutes deferred compensation subject to section 409A of the Code, "Disability" shall have the meaning set forth in section 409A(a)(2)(c) of the Code. The Committee's reasoned and good faith judgment of Disability shall be final, binding and conclusive, and shall be based on such competent medical evidence as shall be presented to it by such Participant and/or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee. Notwithstanding the foregoing (but except in the case of ISOs and awards subject to section 409A of the Code), with respect to any Participant who is a party to an employment agreement with the Company or any Subsidiary, "Disability" shall have the meaning, if any, specified in such Participant's employment agreement.

          "Dividend Equivalents" means an amount equal to any dividends and distributions paid by the Company with respect to the number of shares of Common Stock subject to an Award.

          "Employee" means any non-employee director, officer or employee of, or any natural person who is a consultant to, the Company or any Subsidiary.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.

          "Executive Officer" means each person who is an officer of the Company or any Subsidiary and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

          "Fair Market Value" means, unless otherwise defined in an Award Agreement, as of any date, the closing price of one share of Common Stock on the New York Stock Exchange (or on such other recognized market or quotation system on which the trading prices of Common Stock are traded or quoted at the relevant time) on the date as of which such Fair Market Value is determined. If there are no Common Stock transactions reported on the New York Stock Exchange (or on such other exchange or system as described above) on such date, Fair Market Value shall mean the closing price for a share of Common Stock on the immediately preceding day on which Common Stock transactions were so reported.

          "Incumbent Director" means, with respect to any period of time specified under the Plan for purposes of determining a Change in Control, the persons who were members of the Board at the beginning of such period; provided, that a director elected, or nominated for election, to the Board in connection with a proxy contest shall not be considered an Incumbent Director.

          "Initial Investors" means, collectively, the Carlyle Investors, the CDR Investors and the Merrill Lynch Investors.

          "Investors" means, collectively, (i) the Initial Investors, (ii) TC Group L.L.C. (which operates under the trade name The Carlyle Group), (iii) Clayton, Dubilier & Rice, Inc., (iv) Merrill Lynch Global Partners, Inc., (v) any Affiliate of any of the foregoing, including any investment fund or vehicle managed, sponsored or advised by any of the foregoing, and (vi) any successor in interest to any of the foregoing.

          "ISOs" has the meaning given in Section 5.1(a).

          "Merrill Lynch Investors" means, collectively, (i) ML Global Private Equity Fund, L.P., (ii) Merrill Lynch Ventures L.P. 2001, (iii) CMC-Hertz Partners, L.P., and (iv) ML Hertz Co-Investor, L.P.

          "New Employer" means a Participant's employer, or the parent or a subsidiary of such employer, immediately following a Change in Control.

          "NSOs" has the meaning given in Section 5.1(a).

          "Option" means the right granted to a Participant pursuant to the Plan to purchase a stated number of shares of Common Stock at a stated price for a specified period of time.

          "Option/SAR Financial Gain" has the meaning given in Section 5.5.

          "Participant" means any Employee or prospective Employee designated by the Committee to receive an Award under the Plan.

          "Performance Period" means the period, as determined by the Committee, during which the performance of the Company, any Subsidiary, any business unit and any individual is measured to determine whether and the extent to which the applicable performance measures have been achieved, provided that each such period shall be no less than one year and no greater than five years in length.

          "Performance Stock" means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the completion of the applicable Performance Period.

          "Performance Stock Unit" means a Participant's contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on or after the grant date, cash equal to the Fair Market Value of such shares of Common Stock, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the completion of the applicable Performance Period.

          "Performance Unit" means a Participant's contractual right to receive a cash-denominated award, payable in cash or shares of Common Stock, under the Plan at a specified time that is forfeitable by the Participant until the attainment of specified performance goals, or until otherwise determined by the Committee or in accordance with the Plan, subject to the continuous employment of the Participant through the applicable Performance Period.

          "Performance-Based Financial Gain" has the meaning given in Section 6.7.

          "Permitted Transferee" has the meaning given in Section 11.1.

          "Plan" means this Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan, as the same may be amended from time to time.

          "Prior Plans" means the Hertz Global Holdings, Inc. Stock Incentive Plan and the Hertz Global Holdings, Inc. Director Stock Incentive Plan.

          "Replacement Award" means an Award made to employees of companies or businesses acquired by the Company to replace incentive awards and opportunities held by such employees prior to such acquisition.

          "Restricted Stock" means a grant of a stated number of shares of Common Stock to a Participant under the Plan that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with the Plan.

          "Restricted Stock Unit" means a Participant's contractual right to receive a stated number of shares of Common Stock or, if provided by the Committee on the grant date, cash equal to the Fair Market Value of such shares of Common Stock, under the Plan at the end of a specified period of time that is forfeitable by the Participant until the completion of a specified period of future service, or until otherwise determined by the Committee or in accordance with the Plan.

          "Restriction-Based Financial Gain" has the same meaning given in Section 7.6.

          "Restriction Period" means (i) with respect to any Performance Stock, Performance Stock Unit or Performance Unit, the period beginning on the grant date of such Award and ending on the certification by the Committee that the performance objectives or objectives for the applicable Performance Period have been attained (in whole or in part) in accordance with Section 6.2(d), (ii) with respect to any Restricted Stock or Restricted Stock Unit, the Restriction Period specified in the Award Agreement evidencing such Award, and (iii) with respect to any freestanding Deferred Stock Unit as to which the Committee has specified a Restriction Period in accordance with Section 8.4, the Restriction Period so specified.

          "Retained Award" has the meaning given in Section 6.6(a).

          "Retained Retirement Award" has the meaning given in Section 6.6(b).

          "Retirement" means, except as otherwise defined in an Award Agreement, a Participant's retirement from active employment with the Company and any Subsidiary at or after such Participant attains age 65, or after such Participant attains age 55 and has provided, at minimum, 10 years of service to the Company or any Subsidiary.

          "Stock Appreciation Right" means, with respect to shares of Common Stock, the right to receive a payment from the Company in cash and/or shares of Common Stock equal to the product of (i) the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over a specified base price fixed by the Committee on the grant date, multiplied by (ii) a stated number of shares of Common Stock.

          "Subsidiary" means any corporation in which the Company owns, directly or indirectly, stock representing 50% or more of the combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests in such organization.

          "Vesting Date" means (i) with respect to any Performance Stock, Performance Stock Unit, Performance Unit, Restricted Stock or Restricted Stock Unit, the expiration date of the applicable Restriction Period, and (ii) with respect to any Option or Stock Appreciation Right, the date such Award first becomes exercisable in accordance with the Plan and the Award Agreement evidencing such Award.

          "Wrongful Conduct" has the meaning given in Section 5.5.

          "Wrongful Conduct Period" has the meaning given in Section 5.5.

        2.2    Gender and Number.    Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE III

POWERS OF THE COMMITTEE

        3.1    Eligibility and Participation.    Participants in the Plan shall be those Employees designated by the Committee (or its delegate) to participate in the Plan.

        3.2    Power to Grant and Establish Terms of Awards.    The Committee shall have the authority, subject to the terms of the Plan, to determine the Employees to whom Awards shall be granted, the type or types of Awards to be granted and the terms and conditions of any and all Awards including, but not limited to, the number of shares of Common Stock subject to an Award, the time or times at which Awards shall be granted, and the terms and conditions of applicable Award Agreements. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Award, and for the same Participant for each type of Award such Participant may receive, whether or not granted at the same or different times.

        3.3    Administration.    The Committee shall be responsible for the administration of the Plan. Any Awards granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee shall have authority to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including any failure to make any determination or interpretation, or take any other action) by the Committee pursuant to the provisions of the Plan, shall, to the greatest extent permitted by law, be within its sole and absolute discretion and shall be final, binding and conclusive for all purposes and upon all persons and shall be given deference in any proceeding with respect thereto.

        3.4    Delegation by the Committee.    The Committee may delegate, subject to such terms or conditions or guidelines as it shall determine, to any officer or group of officers, or director or group of directors of the Company (including to a subcommittee of members of the Compensation Committee of the Board) or its affiliates any portion of its authority and powers under the Plan with respect to Participants who are not Executive Officers; provided, that any delegation to one or more officers of the Company shall be subject to section 157(c) of the Delaware General Corporation Law (or successor provision). Only the Committee may select, grant, administer, or exercise any other discretionary authority under the Plan in respect of Awards granted to such Participants who are Executive Officers. Notwithstanding the foregoing, (i) with respect to any Award intended to qualify as "performance-based" compensation under section 162(m) of the Code, the Committee shall consist solely of two or more "outside directors" within the meaning of the regulations promulgated under section 162(m) of the Code, and (ii) with respect to any award intended to qualify for the exemption contained in Rule 16b-3 promulgated under the Exchange Act, the Committee shall consist solely of two or more "non-employee directors" within the meaning of such Rule, or, in the alternative, of the entire Board.

        3.5    Participants Based Outside the United States.    In order to conform with provisions of local laws and regulations in foreign countries in which the Company or its Subsidiaries operate, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States, (ii) establish subplans with modified exercise procedures and such other modifications as may be necessary or advisable under the circumstances presented by local laws and regulations, and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan or any subplan established hereunder.

ARTICLE IV

STOCK SUBJECT TO PLAN

        4.1    Number.    Subject to the provisions of this Article IV, the maximum number of shares of Common Stock available for Awards under the Plan shall not exceed 17,700,000 shares of Common Stock (all of which may be the subject of ISOs granted under the Plan). The shares of Common Stock to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued shares of Common Stock, not reserved for any other purpose.

        4.2    Canceled, Terminated, or Forfeited Awards, etc.    Shares subject to any Award granted under the Plan (other than Replacement Awards) that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of Common Stock after the effective date of the Plan shall be available for grant under the Plan. Replacement Awards that for any reason are canceled, terminated, forfeited, settled in cash or otherwise settled without the issuance of Common Stock after the effective date of the Plan shall not be available for grant under the Plan. Without limiting the generality of Section 4.1 hereof, (i) shares of Common Stock tendered by a Participant or withheld by the Company to pay the exercise price of any Options, or to satisfy any tax withholding obligations pursuant to Section 11.4, shall be available for grant under the Plan, (ii) upon settlement of Stock Appreciation Rights, a number of shares of Common Stock equal to (x) the number of shares subject to the Stock Appreciation Rights minus (y) that number of shares delivered to the Participant shall again be available for grant under the Plan, and (iii) shares of Common Stock issued in connection with Awards that are assumed, converted or substituted pursuant to an Adjustment Event or Change in Control (i.e., Alternative Awards), or issued in connection with Replacement Awards, shall not be counted against the maximum limitation specified in Section 4.1. For purposes of this Article IV, if a Stock Appreciation Right is granted in tandem with an Option so that only one may be exercised with the other being surrendered on such exercise in accordance with Section 5.2(b), the number of shares subject to the tandem Option and Stock Appreciation Right award shall only be taken into account once (and not as to both Awards).

        4.3    Individual Award Limitations.    Subject to the provisions of Sections 4.2 and 4.4, the following individual Award limits shall apply:

        (a)   During any 36-month period, no Participant shall receive Options or Stock Appreciation Rights covering more than 5,000,000 shares of Common Stock;

        (b)   During any 36-month period, no Participant shall receive any awards of Performance Stock or Performance Stock Units covering more than 5,000,000 shares of Common Stock; and

        (c)   During any calendar year, the maximum dollar amount of cash which may be earned in connection with the grant of Performance Units may not exceed $7,500,000.

        4.4    Adjustment in Capitalization.    In the event of any Adjustment Event affecting the Common Stock, the Committee shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the pre-share price of the Common Stock and preserve the intrinsic value of Options and any other Awards granted under the Plan. Such mandatory adjustment may include a change in any or all of (a) the number and kind of shares of Common Stock which thereafter may be awarded or optioned and sold under the Plan (including, but not limited to, adjusting any limits on the number and types of Awards that may be made under the Plan), (b) the number and kind of shares of Common Stock subject to outstanding Awards, and (c) the grant, exercise or conversion price with respect to any Award. In addition, the Committee may make provisions for a cash payment to a Participant or a person who has an outstanding Award. The number of shares of Common Stock subject to any Award shall be rounded to the nearest whole number. Any such adjustment shall be consistent with sections 424, 409A and 162(m) of the Code to the extent the Awards subject to adjustment are subject to such sections of the Code.

        4.5    Prohibition Against Repricing.    Except to the extent (i) approved in advance by a majority of the shares of the Company entitled to vote generally in the election of directors or (ii) as a result of any Adjustment Event, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or base price of any outstanding Stock Appreciation Right or to grant any new Award, or make any cash payment, in substitution for or upon the cancellation of Options or Stock Appreciation Rights previously granted.

ARTICLE V

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        5.1    Options.

        (a)    Grant.    Options may be granted to Participants at such time or times as shall be determined by the Committee. Options pursuant to this Plan may be of two types: (i) "incentive stock options" within the meaning of section 422 of the Code ("ISOs") and (ii) non-statutory stock options ("NSOs"), which are not ISOs. The grant date of an Option under the Plan will be the date on which the Option is awarded by the Committee or such other future date as the Committee shall determine. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

        (b)    Exercise Price.    Each Option granted pursuant to the Plan shall have an exercise price per share of Common Stock determined by the Committee; provided, that except in the case of Replacement Awards, such per share exercise price may not be less than the Fair Market Value of one share of Common Stock on the Option grant date.

        (c)    Exercisability.    Each Option awarded to a Participant under the Plan shall become exercisable based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date; provided, that, except in the case of Replacement Awards or grants to newly-eligible Participants, no Option shall become exercisable prior to a Participant's completion of one year of service to the Company or any Subsidiary. No Option shall be exercisable on or after the tenth anniversary of its grant date. Except as otherwise provided in the Plan, the applicable Award Agreement or as determined by the Committee at or after the grant date, after becoming exercisable each installment of an Option shall remain exercisable until expiration, termination or cancellation of the Option and, until such time, may be exercised from time to time in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable.

        (d)    Payment.    The Committee shall establish procedures governing the exercise of Options, which procedures shall generally require that written notice of exercise thereof be given and that the exercise price thereof and any applicable withholding tax obligations be paid in full at the time of exercise (i) in cash or cash equivalents, including by personal check, (ii) through delivery of shares of Common Stock (either in full or in part, and including actual delivery or delivery by attestation), including, but not limited to, the election by the Participant to reduce the number of shares of Common Stock that are subject to the portion of the Options being exercised having a Fair Market Value equal to such portion, or (iii) in accordance with such other procedures or in such other forms as the Committee shall from time to time determine, which may include a broker-assisted cashless exercise arrangement.

        5.2    Stock Appreciation Rights.

        (a)    Grant.    Stock Appreciation Rights may be granted to Participants at such time or times as shall be determined by the Committee. Stock Appreciation Rights may be granted in tandem with Options which, unless otherwise determined by the Committee at or after the grant date, shall have substantially similar terms and conditions to such Options to the extent applicable, or may granted on a freestanding basis, not related to any Option. The grant date of any Stock Appreciation Right under the Plan will be the date on which the Stock Appreciation Right is awarded by the Committee or such other future date as the Committee shall determine. No Stock Appreciation Right shall be exercisable on or after the tenth anniversary of its grant date. Stock Appreciation Rights shall be evidenced in writing, whether as part of the Award Agreement governing the terms of the Options, if any, to which such Stock Appreciation Right relates or pursuant to a separate Award Agreement with respect to freestanding Stock Appreciation Rights, in each case, containing such conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters.

        (b)    Exercise.    Stock Appreciation Rights awarded to a Participant under the Plan shall become exercisable based on the performance of a minimum period of service or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date; provided, that, except in the case of Replacement Awards or grants to newly-eligible Participants, no Stock Appreciation Right shall become exercisable prior to a Participant's completion of one year of service to the Company or any Subsidiary. Stock Appreciation Rights that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares of Common Stock, and may be exercised only with respect to the shares of Common Stock for which the related Option is then exercisable.

        (c)    Settlement.    Subject to Section 11.4, upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive payment in the form, determined by the Committee, of cash or shares of Common Stock having a Fair Market Value equal to such cash amount, or a combination of shares of Common Stock and cash having an aggregate value equal to such amount, determined by multiplying:

          (i)    any increase in the Fair Market Value of one share of Common Stock on the exercise date over the price fixed by the Committee on the grant date of such Stock Appreciation Right, which may not be less than the Fair Market Value of a share of Common Stock on the grant date of such Stock Appreciation Right (except if awarded in tandem with an Option but after the grant date of such Option, then not less than the exercise price of such Option), by

          (ii)    the number of shares of Common Stock with respect to which the Stock Appreciation Right is exercised.

Notwithstanding the foregoing, on the grant date the Committee may establish a maximum amount per share which will be payable upon exercise of a Stock Appreciation Right. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of cash and/or shares of Common Stock otherwise deliverable upon exercise of a Stock Appreciation Right.

        5.3    Termination of Employment.

        (a)    Death or Disability.    Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment terminates by reason of such Participant's death or Disability, any Options and Stock Appreciation Rights granted to such Participant, whether or not exercisable on or prior to the date of such termination, shall, subject to Section 9.1, be exercisable by the Participant (or the Participant's designated beneficiary, as applicable) at any time prior to the first anniversary of the Participant's termination of employment or the expiration of the term of the Options and Stock Appreciation Rights, whichever period is shorter, and thereafter any Options and Stock Appreciation Rights that have not been exercised shall be forfeited and canceled.

        (b)    Retirement.    Unless otherwise determined by the Committee at or after the grant date or as provided in the next following sentence, if a Participant's employment terminates as a result of his or her Retirement, then any Options and Stock Appreciation Rights granted to such Participant, whether or not then exercisable, shall be treated in the manner provided in Section 5.3(d) of the Plan. Notwithstanding the foregoing, if the Committee in its discretion requests, and the Participant agrees to, a release of claims and to be bound by restrictive covenants in such form and having such terms as the Committee shall determine, which may include non-competition, non-solicitation, non-disclosure and non-disparagement covenants, then, during the three-year period following the Participant's Retirement, subject to Section 9.1, (i) the Options and Stock Appreciation Rights granted to such Participant that are not exercisable on the date of his or her Retirement shall continue to become exercisable in accordance with their respective terms during such three-year period as if such Participant's employment had not terminated, and (ii) the Options and Stock Appreciation Rights that are exercisable on the date of the Participant's Retirement plus those Options and Stock Appreciation Rights that become exercisable pursuant to the immediately preceding clause may be exercised by the Participant (or the Participant's beneficiary or legal representative) until the earlier of (A) (i) the third anniversary of the Participant's Retirement or (ii) if the Participant dies prior to the third anniversary of the Participant's Retirement, the twelve-month anniversary following the date of the Participant's death, and (B) the expiration of the term of such Options or Stock Appreciation Rights. Upon the expiration of such period, all Options and Stock Appreciation Rights not previously exercised by the Participant shall be forfeited and canceled. If the Participant violates any such restrictive covenants during such three-year period, as determined by the Committee in its sole discretion, all Options and Stock Appreciation Rights granted to such Participant, whether or not then exercisable, shall be immediately forfeited and canceled as of the date of such violation.

        (c)    For Cause.    If a Participant's employment with the Company or any Subsidiary is terminated for Cause, all Options and Stock Appreciation Rights granted to such Participant which are then outstanding (whether or not exercisable on or prior to the date of such termination) shall be immediately forfeited and canceled.

        (d)    Any Other Reason.    Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment is terminated for any reason other than the ones described in Section 5.3(a), (b) or (c), the Participant may exercise any Options and Stock Appreciation Rights that are exercisable on the date of such termination until the earlier of (i) the 30th day following the date of such termination or, if later, the 30th day following expiration of any blackout period in effect with respect to such Options or Stock Appreciation Rights, and (ii) the expiration of the term of such Options or Stock Appreciation Rights. Any Options and Stock Appreciation Rights that are not exercisable upon termination of a Participant's employment shall be forfeited and canceled as of the date of such termination.

        5.4    Committee Discretion.    Notwithstanding anything to the contrary contained in this Article V, the Committee may, at or after the date of grant, accelerate or waive any conditions to the exercisability of any Option or Stock Appreciation Right granted under the Plan, and may permit all or any portion of any such Option or Stock Appreciation Right to be exercised following a Participant's termination of employment for any reason on such terms and subject to such conditions as the Board shall determine for a period up to and including, but not beyond, the expiration of the term of such Options or Stock Appreciation Rights.

        5.5    Forfeiture.    Unless otherwise determined by the Committee at or after the grant date, notwithstanding anything contained in this Plan to the contrary, if, during the period commencing with a Participant's employment with the Company or any Subsidiary, and continuing until the first anniversary of the later of (i) the Participant's employment termination and (ii) the expiration of any post-termination exercise period (the "Covered Period") the Participant, except with the prior written consent of the Committee,

        (a)   directly or indirectly, owns any interest in, operates, joins, controls or participates as a partner, director, principal, officer, or agent of, enters into the employment of, acts as a consultant to, or performs any services for any entity which has operations that compete with any business of the Company and the Subsidiaries in which the Participant was employed (in any capacity) in any jurisdiction in which such business is engaged, or in which any of the Company and the Subsidiaries have documented plans to become engaged of which the Participant has knowledge at the time of the Participant's termination of employment (the "Business"), except where (x) the Participant's interest or association with such entity is unrelated to the Business, (y) such entity's gross revenue from the Business is less than 10% of such entity's total gross revenue, and (z) the Participant's interest is directly or indirectly less than two percent (2%) of the Business;

        (b)   directly or indirectly, solicits for employment, employs or otherwise interferes with the relationship of the Company or any of its Affiliates with any natural person throughout the world who is or was employed by or otherwise engaged to perform services for the Company or any of its Affiliates at any time during the Participant's employment with the Company or any Subsidiary (in the case of any such activity during such time) or during the twelve-month period preceding such solicitation, employment or interference (in the case of any such activity after the termination of the Participant's employment); or

        (c)   directly or indirectly, discloses or misuses any confidential information of the Company or any of its Affiliate (such activities in subsections (a), (b) and (c) hereof to be collectively and individually referred to as "Wrongful Conduct"), then any Options and Stock Appreciation Rights granted to the Participant hereunder, to the extent they remain unexercised, shall automatically terminate and be canceled upon the date on which the Participant first engaged in such Wrongful Conduct and, in such case or in the case of the Participant's termination for Cause, the Participant shall pay to the Company in cash any Option/SAR Financial Gain the Participant realized from exercising all or a portion of the Options and Stock Appreciation Rights granted hereunder within the twelve-month period (or such other period as determined by the Committee) ending on the date of the Participant's violation (such period, the "Wrongful Conduct Period"). For purposes of this Section 5.5, "Option/SAR Financial Gain" shall equal, on each date of exercise during the Wrongful Conduct Period, (I) with respect to Options, the excess of (A) the greater of (i) the Fair Market Value on the date of exercise and (ii) the Fair Market Value on the date of sale of the Option shares, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to such Award (without reduction for any shares of Common Stock surrendered or attested to), and (II) with respect to Stock Appreciation Rights, the excess of (A) the Fair Market Value on the date of exercise, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to such Stock Appreciation Right. Unless otherwise determined by the Committee at or after the grant date, each Award Agreement evidencing the grant of Options and/or Stock Appreciation Rights shall provide for the Participant's consent to and authorization of the Company and the Subsidiaries to deduct from any amounts payable by such entities to such Participant any amounts the Participant owes to the Company under this Section 5.5. This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant's breach of this Section 5.5. The Participant's obligations under this Section 5.5 shall be cumulative (but not duplicative) of any similar obligations the Participant has under this Plan, any Award Agreement or any other agreement with the Company or any Subsidiary.

        5.6    Financial Restatements.    An Award Agreement may provide that, in the event that a Participant commits misconduct or gross negligence (whether or not such misconduct or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct or gross negligence the Company restates any of its financial statements, the Committee may require any or all of the following:

        (a)   that the Participant forfeit some or all of the Options and Stock Appreciation Rights held by such Participant at the time of such restatement,

        (b)   that the Participant forfeit some or all of the shares of Common Stock or cash held by the Participant at the time of such restatement in respect of Options and Stock Appreciation Rights, as applicable, that have been exercised during the twelve-month period (or such other period as determined by the Committee) prior to the financial restatement, reduced (in the case of Options) by a number of shares with a Fair Market Value equal to the aggregate exercise price paid by the Participant, and

        (c)   that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Common Stock subject to any Options and Stock Appreciation Rights that had been exercised by the Participant within the period commencing twelve months (or such other period as determined by the Committee) prior to the financial restatement, reduced (in the case of Options) by an amount of cash equal to the aggregate exercise price paid by the Participant.

ARTICLE VI

PERFORMANCE STOCK, PERFORMANCE STOCK UNITS
AND PERFORMANCE UNITS

        6.1    Grant.    Performance Stock, Performance Stock Units and Performance Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Performance Stock, Performance Stock Units or Performance Units under the Plan will be the date on which such Performance Stock, Performance Stock Units or Performance Units are awarded by the Committee or on such other future date as the Committee shall determine. Performance Stock, Performance Stock Units and Performance Units shall be evidenced by an Award Agreement that shall specify the number of shares of Performance Stock, the number of Performance Stock Units, or the dollar amount of any Performance Units, as the case may be, to which such Award pertains, the Restriction Period, the Performance Period, and such other conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No shares of Common Stock will be issued at the time an Award of Performance Stock Units or Performance Units is made, and the Company shall not be required to set aside a fund for the payment of any such Award.

        6.2    Vesting.

        (a)    In General.    Performance Stock, Performance Stock Units and Performance Units granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the attainment of specified performance objectives or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. The Committee shall establish the performance objectives upon which the Restriction Period shall lapse, which, in the case of any such Award intended to qualify as "performance-based" compensation under section 162(m) of the Code, shall be established no later than the 90th day after the applicable Performance Period begins (or such other date as may be required or permitted under section 162(m) of the Code).

        (b)    Performance Objectives.    The performance objectives for any grant of Performance Stock, Performance Stock Units or Performance Units intended to qualify as "performance-based" compensation under section 162(m) of the Code will be based upon the relative or comparative achievement of one or more of the following criteria, as determined by the Committee: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); net earnings; earnings per share; net income (before or after taxes); return on equity; total shareholder return; return on assets or net assets; appreciation in and/or maintenance of share price; market share; gross profits; earnings (including adjusted pre-tax earnings, earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization); economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; shareholder equity; market share; regulatory achievements; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects and recruiting and maintaining personnel. The performance objectives for any grant of Performance Stock, Performance Stock Units or Performance Units not intended to qualify as "performance-based" compensation under section 162(m) of the Code will be based on the foregoing or such other criteria as may be determined by the Committee.

        (c)    Special Rules Relating to Performance Objectives.    Performance objectives may be established on a Company-wide basis or with respect to one or more Company business units or divisions, or Subsidiaries; and either in absolute terms, relative to the performance of one or more similarly situated companies, or relative to the performance of an index covering a peer group of companies. When establishing performance objectives for the applicable Performance Period, the Committee may exclude any or all "extraordinary items" as determined under U.S. generally acceptable accounting principals including, without limitation, the charges or costs associated with restructurings of the Company, discontinued operations, other unusual or non-recurring items, and the cumulative effects of accounting changes, and as identified in the Company's financial statements, notes to the Company's financial statements or management's discussion and analysis of financial condition and results of operations contained in the Company's most recent annual report filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act; provided, that the Committee shall have no discretion with respect to any Award intended to qualify as "performance-based" compensation under section 162(m) of the Code if the exercise of such discretion or the ability to exercise such discretion would cause such Award to fail to qualify as "performance-based" compensation under section 162(m) of the Code.

        (d)    Certification of Attainment of Performance Objectives.    The Restriction Period with respect to any Performance Stock, Performance Stock Units or Performance Units shall lapse upon the written certification by the Committee that the performance objective or objectives for the applicable Performance Period have been attained. The Committee may provide at the time of grant that if the performance objective or objectives are attained in part, the Restriction Period with respect to a specified portion (which may be zero) of the any Performance Stock, Performance Stock Units or Performance Units will lapse and any remaining portion shall be cancelled.

        (e)    Newly Eligible Participants.    Notwithstanding anything in this Article VI to the contrary, the Committee shall be entitled to make such rules, determinations and adjustments as it deems appropriate with respect to any Participant who becomes eligible to receive an Award of Performance Stock, Performance Stock Units or Performance Units after the commencement of a Performance Period.

        6.3    Additional Provisions Relating to Performance Stock.

        (a)    Restrictions on Transferability.    Except as otherwise provided in Section 6.6(a), no Performance Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Restriction Period. Thereafter, Performance Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which the Performance Stock is subject. The Committee shall require that any stock certificates evidencing any Performance Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Performance Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the shares of Common Stock covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 6.3, shall be void and of no effect.

        (b)    Legend.    Each certificate evidencing shares of Common Stock subject to an Award of Performance Stock shall be registered in the name of the Participant holding such Performance Stock and shall bear the following (or similar) legend:

  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE HERTZ GLOBAL HOLDINGS, INC. 2008 OMNIBUS INCENTIVE PLAN AND THE RELATED AWARD AGREEMENT AND NEITHER THIS CERTIFICATE NOR THE SHARES REPRESENTED BY IT ARE ASSIGNABLE OR OTHERWISE TRANSFERABLE EXCEPT IN ACCORDANCE WITH SUCH PLAN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY."

        (c)    Rights as a Stockholder.    The Committee shall determine whether and to what extent dividends and distributions will be credited to the account of, or will be paid currently to, a Participant receiving an Award of Performance Stock. Unless otherwise determined by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant's account shall be deemed to have been invested in additional Performance Stock on the payment date established for the related dividend or distribution in an amount per share of Performance Stock equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and any such additional Performance Stock shall be subject to the same terms and conditions as are applicable in respect of the Performance Stock with respect to which such dividends or distributions were payable, and, (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Performance Stock with respect to which they were paid. A Participant holding outstanding Performance Stock shall be entitled to exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

        6.4    Additional Provisions Relating to Performance Stock Units.

        (a)    Restrictions on Transferability.    Except as otherwise provided in Section 6.6(a), Performance Stock Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Stock Units or any interest therein or any rights relating thereto shall be void and of no effect.

        (b)    Rights as a Stockholder.    The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or to paid currently to, a Participant receiving an Award of Performance Stock Units. Unless otherwise determined by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant's account shall be deemed to have been invested in additional Performance Stock Units on the payment date established for the related dividend or distribution in an amount per Performance Stock Unit equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and any such additional Performance Stock Units shall be subject to the same terms and conditions as are applicable in respect of the Performance Stock Units with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares of Common Stock and other securities shall be subject to the same Restriction Period and Performance Period and other restrictions as apply to the Performance Stock Units with respect to which they were paid. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Performance Stock Units, or otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Performance Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.

        (c)    Settlement of Performance Stock Units.    Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the lapse of the Restriction Period with respect to any Performance Stock Units then held by a Participant, the Company shall issue to the Participant the shares of Common Stock underlying such Performance Stock Units (plus additional shares of Common Stock for each Performance Stock Units credited in respect of dividends or distributions) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock. Upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of the shares of Common Stock or cash otherwise deliverable upon settlement of Performance Stock Units. Upon issuance of shares of Common Stock underlying Performance Stock Units following lapse of the Restriction Period, such shares may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which such shares are subject.

        6.5    Additional Provisions Relating to Performance Units.

        (a)    Restrictions on Transferability.    Except as otherwise provided in Section 6.6(a), no Performance Units may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Performance Units or any interest therein or any rights relating thereto shall be void and of no effect.

        (b)    Settlement of Performance Units.    Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the lapse of the Restriction Period with respect to any Performance Units then held by a Participant, the Company shall deliver to the Participant a cash payment equal to the value of such Award or, if the Committee has so determined, a number of shares of Common Stock, which shares shall have a Fair Market Value equal to the value of such Award. To the extent permitted by applicable law (including section 409A of the Code),upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of cash or the shares of Common Stock otherwise deliverable upon settlement of Performance Units. To the extent permitted by applicable law (including section 409A of the Code), upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of the shares of Common Stock or cash otherwise deliverable upon settlement of Performance Units. Upon issuance of shares of Common Stock underlying Performance Units following lapse of the

Restriction Period, such shares may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement and any other agreement to which such shares are subject.

        6.6    Termination of Employment.

        (a)    Death or Disability.    Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment terminates by reason of such Participant's death or Disability, the Participant or, as the case may be, the Participant's estate, shall retain a portion of his or her Performance Stock, Performance Stock Units and Performance Units equal to the number of shares or units underlying each Award multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Performance Period through the date of termination, and the denominator of which is the number of days in such Performance Period (each a "Retained Award"), and the remainder of each Award shall be forfeited and canceled as of the date of such termination. The Restriction Period on a Retained Award shall lapse upon completion of the applicable Performance Period to the extent that applicable performance objectives are attained. Settlement of a Retained Award shall be made at the time and in the manner provided in Sections 6.4(c) and 6.5(b) except that no additional deferrals shall be permitted.

        (b)    Retirement.    Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment terminates as a result of his or her Retirement, any Performance Stock, Performance Stock Units and Performance Units for which the Performance Period has not then lapsed shall be forfeited and canceled as of the date of such termination of employment; provided, that the Committee may authorize that, if the Participant agrees to a release of claims and to be bound by restrictive covenants in such form and having such terms as the Committee shall determine, which may include non-competition, non-solicitation, non-disclosure and non-disparagement covenants, then the Participant shall retain a portion of his or her Performance Stock, Performance Stock Units and Performance Units equal to the number of shares or units underlying each Award multiplied by a fraction, the numerator of which is the number of days elapsed from the commencement of the applicable Performance Period through the date of his or her Retirement, and the denominator of which is the number of days in such Performance Period (each a "Retained Retirement Award"), and the remainder of each Award shall be forfeited and canceled as of the date of such Retirement. Subject to the Participant's compliance with such covenants, and, to the extent that applicable performance objectives are attained, the Restriction Period on the Retained Retirement Awards shall lapse upon completion of the applicable Performance Period for such Retained Retirement Award. If the Participant violates any restrictive covenants during the remaining Performance Period, as determined by the Committee in its sole discretion, all Performance Stock, Performance Stock Units and Performance Units for which the Performance Period has not then lapsed shall be immediately forfeited and canceled as of the date of such violation or termination.

        (c)    Any Other Reason.    Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment is terminated for any reason other than one described in Sections 6.6(a) and (b), any then-outstanding Performance Stock, Performance Stock Units and Performance Units granted to such Participant shall be immediately forfeited and canceled as of the date of such termination of employment.

        6.7    Forfeiture.    Unless otherwise determined by the Committee at or after the grant date, notwithstanding anything contained in this Plan to the contrary, if, during the Covered Period, the Participant, except with the prior written consent of the Committee, engages in Wrongful Conduct, then any Performance Stock, Performance Stock Units and Performance Units granted to the Participant hereunder, for which the Restriction Period has not then lapsed shall automatically terminate and be canceled upon the date on which the Participant first engaged in such Wrongful Conduct and, in such case or in the case of the Participant's termination for Cause, the Participant shall pay to the Company in cash any Performance-Based Financial Gain the Participant realized from the vesting of all or a portion of the Performance Stock, Performance Stock Units and Performance Units granted hereunder and having a Vesting Date within the Wrongful Conduct Period. For purposes of this Section 6.7, "Performance-Based Financial Gain" shall equal, in the case of each Vesting Date during the Wrongful Conduct Period, (I) the excess of the greater of (A) the Fair Market Value of a share of the underlying Common Stock on the Vesting Date of such Award and (B) the per share Fair Market Value on the date of any sale of such underlying Common Stock, multiplied by (II) the number of shares of Common Stock subject to such Award (without reduction for any shares of Common Stock surrendered or attested to). Unless otherwise determined by the Committee at or after the grant date, each Award Agreement evidencing the grant of Performance Stock, Performance Stock Units and Performance Units shall provide for the Participant's consent to and authorization of the Company and the Subsidiaries to deduct from any amounts payable by such entities to such Participant any amounts the Participant owes to the Company under this Section 6.7. This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant's breach of this Section 6.7. The Participant's obligations under this Section 6.7 shall be cumulative (but not duplicative) of any similar obligations the Participant has under this Plan, any Award Agreement or any other agreement with the Company or any Subsidiary.

        6.8    Financial Restatements.    An Award Agreement may provide that, in the event that a Participant commits misconduct or gross negligence (whether or not such misconduct or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct or gross negligence the Company restates any of its financial statements, then the Committee may require any or all of the following:

        (a)   that the Participant forfeit some or all of the Performance Stock, Performance Stock Units and Performance Units held by such Participant at the time of such restatement,

        (b)   that the Participant forfeit some or all of the cash or shares of Common Stock held by the Participant at the time of such restatement that had been received in settlement of Performance Stock, Performance Stock Units and Performance Units, as applicable, during the twelve-month period (or such other period as determined by the Committee) prior to the financial restatement, and

        (c)   that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Common Stock that had been received in settlement of any Performance Stock, Performance Stock Units and Performance Units within the period commencing twelve months (or such other period as determined by the Committee) prior to the financial restatement.

ARTICLE VII
RESTRICTED STOCK AND RESTRICTED STOCK UNITS

        7.1    Grant.    Restricted Stock and Restricted Stock Units may be granted to Participants at such time or times as shall be determined by the Committee. The grant date of any Restricted Stock or Restricted Stock Units under the Plan will be the date on which such Restricted Stock or Restricted Stock Units are awarded by the Committee or on such other future date as the Committee shall determine. Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Restricted Stock and the Restricted Stock Units pertain (and, if applicable, whether such Award may be payable in cash), the Restriction Period, and such terms and conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. No shares of Common Stock will be issued at the time an Award of Restricted Stock Units is made and the Company shall not be required to set aside a fund for the payment of any such Award.

        7.2    Vesting.    Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be subject to a Restriction Period, which shall lapse upon the performance of a minimum period of service, or the occurrence of any event or events, including a Change in Control, as the Committee shall determine, either at or after the grant date. The Restriction Period on any Restricted Stock or Restricted Stock Units shall not fully lapse prior to a Participant's completion of three years of service to the Company or any Subsidiary; provided, that the Committee may provide for a Restriction Period to lapse in pro rata or graded installments over such three-year period, and provided further, that the minimum Restriction Period for any such Award granted to a newly eligible individual or a Replacement Award shall instead be one year, and the minimum Restriction Period for any such Award to a non-employee director of the Company or its Subsidiaries shall be as determined by the Committee.

        7.3    Additional Provisions Relating to Restricted Stock.

        (a)    Restrictions on Transferability.    Unless otherwise determined by the Committee, no Restricted Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the lapse of the Restriction Period. Thereafter, Restricted Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities laws, the Award Agreement, and any other agreement to which the Restricted Stock is subject. The Committee shall require that any stock certificates evidencing any Restricted Stock be held in the custody of the Secretary of the Company until the applicable Restriction Period lapses, and that, as a condition of any grant of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the share covered by such Award. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 7.3, shall be void and of no effect.

        (b)    Legend.    Each certificate evidencing shares of Common Stock subject to an Award of Restricted Stock shall be registered in the name of the Participant holding such Restricted Stock and shall bear the legend (or similar legend) as specified in Section 6.3(b).

        (c)    Rights as a Stockholder.    Unless otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock shall be entitled to (i) receive all dividends and distributions paid in respect of shares of Common Stock underlying such Award; provided, that, if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Restricted Stock with respect to which they were paid, and (ii) exercise full voting rights and other rights as a stockholder with respect to the shares of Common Stock underlying such Award during the period in which such shares remain subject to the Restriction Period.

        7.4    Additional Provisions Relating to Restricted Stock Units.

        (a)    Restrictions on Transferability.    No Restricted Stock Units may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Restricted Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan, including this Section 7.4, shall be void and of no effect.

        (b)    Rights as a Stockholder.    The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or will be paid currently to, a Participant receiving an Award of Restricted Stock Units. Unless otherwise determined by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant's account shall be deemed to have been invested in additional Restricted Stock Units on the payment date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and any such additional Restricted Stock Units shall be subject to the same terms and conditions as are applicable in respect of the Restricted Stock Units with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the same Restriction Period and other restrictions as apply to the Restricted Stock Units with respect to which they were paid. Unless and until the Company issues a certificate or certificates to a Participant for shares of Common Stock in respect of his or her Award of Restricted Stock Units, or otherwise determined by the Committee at or after the grant date, a Participant holding outstanding Restricted Stock Units shall not be entitled to exercise any voting rights and any other rights as a stockholder with respect to the shares of Common Stock underlying such Award.

        (c)    Settlement of Restricted Stock Units.    Unless the Committee determines otherwise at or after the grant date, as soon as reasonably practicable after the lapse of the Restriction Period with respect to any Restricted Stock Units, the Company shall issue the shares of Common Stock underlying such Restricted Stock Units (plus additional shares of Common Stock for Restricted Stock Unit credited in respect of dividends or distributions) or, if the Committee so determines in its sole discretion, an amount in cash equal to the Fair Market Value of such shares of Common Stock. Upon such terms and conditions as the Committee may establish from time to time, a Participant may be permitted to defer the receipt of the shares of Common Stock or cash otherwise deliverable upon settlement of Restricted Stock Units. Upon issuance of shares of Common Stock following lapse of the Restriction Period, such shares may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated in compliance with all applicable securities law, the Award Agreement and any other agreement to which such shares are subject.

        7.5    Termination of Employment.    Unless otherwise determined by the Committee at or after the grant date, if a Participant's employment is terminated for any reason during the Restriction Period, any Restricted Stock and Restricted Stock Units granted to such Participant for which the Restriction Period has not then expired shall be forfeited and canceled as of the date of such termination.

        7.6    Forfeiture.    Unless otherwise determined by the Committee at or after the grant date, notwithstanding anything contained in this Plan to the contrary, if, during the Covered Period the Participant, except with the prior written consent of the Committee, engages in Wrongful Conduct, then any Restricted Stock and Restricted Stock Units granted to the Participant hereunder, for which the Restriction Period has not lapsed, shall automatically terminate and be canceled upon the date on which the Participant first engaged in such Wrongful Conduct and, in such case and in the case of the Participant's termination for Cause, the Participant shall pay to the Company in cash any Restriction-Based Financial Gain the Participant realized from all or a portion of the Restricted Stock and Restricted Stock Units granted hereunder having a Vesting Date within the Wrongful Conduct Period. For purposes of this Section 7.6, "Restriction-Based Financial Gain" shall equal, on each Vesting Date during the Wrongful Conduct Period, (I) the excess of (A) the greater of (i) the Fair Market Value of a share of the underlying Common Stock on the Vesting Date and (ii) the Fair Market Value on the date of any sale of such vested Restricted Stock, over (B) the per share Fair Market Value on the date of sale of such underlying Common Stock, multiplied by (II) the number of shares of Common Stock subject to such Award (without reduction for any shares of Common Stock surrendered or attested to). Unless otherwise determined by the Committee at or after the grant date, each Award Agreement evidencing the grant of Restricted Stock and/or Restricted Stock Units shall provide for the Participant's consent to and authorization of the Company and the Subsidiaries to deduct from any amounts payable by such entities to such Participant any amounts the Participant owes to the Company under this Section 7.6. This right of set-off is in addition to any other remedies the Company may have against the Participant for the Participant's breach of this Section 7.6. The Participant's obligations under this Section 7.6 shall be cumulative (but not duplicative) of any similar obligations the Participant has under this Plan, any Award Agreement or any other agreement with the Company or any Subsidiary.

        7.7    Financial Restatements.    An Award Agreement may provide that, in the event that a Participant commits misconduct or gross negligence (whether or not such misconduct or gross negligence is deemed or could be deemed to be an event constituting Cause) and as a result of, or in connection with, such misconduct or gross negligence the Company restates any of its financial statements, then the Committee may require any or all of the following:

        (a)   that the Participant forfeit some or all of the Restricted Stock and Restricted Stock Units held by such Participant at the time of such restatement,

        (b)   that the Participant forfeit some or all of the cash or shares of Common Stock held by the Participant at the time of such restatement that had been received in settlement of Restricted Stock and Restricted Stock Units, as applicable, during the twelve-month period (or such other period as determined by the Committee) prior to the financial restatement, and

        (c)   that the Participant pay to the Company in cash all or a portion of the proceeds that the Participant realized from the sale of shares of Common Stock that had been received in settlement of any Restricted Stock and Restricted Stock Units within the period commencing twelve months (or such other period as determined by the Committee) prior to the financial restatement.

ARTICLE VIII
DEFERRED STOCK UNITS

        8.1    In General.    Freestanding Deferred Stock Units may be granted to Participants at such time or times as shall be determined by the Committee without regard to any election by the Participant to defer receipt of any compensation or bonus amount payable to him. The grant date of any freestanding Deferred Stock Units under the Plan will be the date on which such freestanding Deferred Stock Units are awarded by the Committee or on such other future date as the Committee shall determine. In addition, to the extent permitted by applicable law (including section 409A of the Code), on fixed dates established by the Committee and subject to such terms and conditions as the Committee shall determine, the Committee may permit a Participant to elect to defer receipt of all or a portion of his annual compensation and/or incentive bonus ("Deferred Annual Amount") payable by the Company or a Subsidiary and receive in lieu thereof an Award of elective Deferred Stock Units equal to the greatest whole number which may be obtained by dividing (i) the amount of the Deferred Annual Amount by (ii) the Fair Market Value of one share of Common Stock on the date of payment of such compensation and/or annual bonus. Deferred Stock Units shall be evidenced by an Award Agreement that shall specify the number of shares of Common Stock to which the Deferred Stock Units pertains, and such terms and conditions as the Committee shall determine, including customary representations, warranties and covenants with respect to securities law matters. Upon the grant of Deferred Stock Units pursuant to the Plan, the Company shall establish a notional account for the Participant and will record in such account the number of shares of Deferred Stock Units awarded to the Participant. No shares of Common Stock will be issued to the Participant at the time an award of Deferred Stock Units is granted.

        8.2    Rights as a Stockholder.    The Committee shall determine whether and to what extent Dividend Equivalents will be credited to the account of, or will be paid currently to, a Participant receiving an Award of Deferred Stock Units. Unless otherwise provided by the Committee at or after the grant date, (i) any cash dividends or distributions credited to the Participant's account shall be deemed to have been invested in additional Deferred Stock Units on the payment date established for the related dividend or distribution in an amount equal to the greatest whole number which may be obtained by dividing (A) the value of such dividend or distribution on the record date by (B) the Fair Market Value of one share of Common Stock on such date, and such additional Deferred Stock Units shall be subject to the same terms and conditions as are applicable in respect of the Deferred Stock Units with respect to which such dividends or distributions were payable, and (ii) if any such dividends or distributions are paid in shares of Common Stock or other securities, such shares and other securities shall be subject to the terms, conditions and restrictions as apply to the Deferred Stock Units with respect to which they were paid. A Participant shall not have any rights as a stockholder in respect of Deferred Stock Units awarded pursuant to the Plan (including, but not limited to, the right to vote on any matter submitted to the Company's stockholders) until such time as the shares of Common Stock attributable to such Deferred Stock Units have been issued to such Participant or his beneficiary.

        8.3    Restrictions on Transferability.    No Deferred Stock Units may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. Any attempt by a Participant, directly or indirectly, to offer, transfer, sell, pledge, hypothecate or otherwise dispose of any Deferred Stock Units or any interest therein or any rights relating thereto without complying with the provisions of the Plan shall be void and of no effect.

        8.4    Settlement.    Unless the Committee determines otherwise at or after the grant date, the Company shall issue the shares of Common Stock underlying any of a Participant's freestanding Deferred Stock Units (and related Dividend Equivalents) for which the Restriction Period shall have lapsed on or prior to the date of such Participant's termination of employment with the Company and any Subsidiary, other than a termination for Cause, as soon as administratively practicable, but not later than 90 days, following the date of such termination of employment (or on such earlier date as the Committee shall permit or such later date as may be elected by the Participant in accordance with the rules and procedures of the Board or as may be required by applicable law). Unless the Committee determines otherwise at or after the grant date, in the event of the termination of a Participant's employment with the Company and the Subsidiaries for Cause, the Participant shall immediately forfeit all rights with respect to any shares of freestanding Deferred Stock Units (and related Dividend Equivalents) credited to his account, whether or not the Restriction Period shall have then lapsed. Subject to Article IX and Article XI, and the last sentence of Section 8.1, unless the Committee determines otherwise at or after the grant date, the Company shall issue the shares of Common Stock underlying any of a Participant's elective Deferred Stock Units (and related Dividend Equivalents) credited to such Participant's account under the Plan as soon as administratively practicable, but not later than 90 days, following the date of such Participant's termination of employment (or such later date as may be elected by the Participant in accordance with the rules and procedures of the Committee or as may be required by applicable law). The Committee may provide in the Award Agreement applicable to any Award of Deferred Stock Units that, in lieu of issuing shares of Common Stock in settlement of any Deferred Stock Units, the Committee may direct the Company to pay to the Participant the Fair Market Value of the shares of Common Stock corresponding to such Deferred Stock Units in cash.

        8.5    Further Deferral Elections.    A Participant may elect to further defer receipt of shares of Common Stock issuable in respect of Deferred Stock Units (or an installment of an Award) for a specified period or until a specified event, subject in each case to the Committee's approval and to such terms as are determined by the Committee and applicable law.

ARTICLE IX
CHANGE IN CONTROL

        9.1    Accelerated Vesting and Payment.

        (a)    In General.    Unless the Committee otherwise determines in the manner set forth in Section 9.2, upon the occurrence of a Change in Control, (i) all Options and Stock Appreciation Rights shall become immediately exercisable, (ii) the Restriction Period on all Restricted Stock, Restricted Stock Units and freestanding Deferred Stock Units shall lapse immediately prior to such Change in Control, and (iii) shares of Common Stock underlying Awards of Restricted Stock Units and Deferred Stock Units shall be issued to each Participant then holding such Award immediately prior to such Change in Control; provided, that, at the discretion of the Committee (as constituted immediately prior to the Change in Control), each such Option, Stock Appreciation Right, Restricted Stock Unit and/or Deferred Stock Unit may be canceled in exchange for an amount equal to the product of (A)(I) in the case of Options and Stock Appreciation Rights, the excess, if any, of the product of the Change in Control Price over the exercise price for such Award, and (II) in the case of other such Awards, the Change in Control Price, multiplied by (B) the aggregate number of shares of Common Stock covered by such Award. Notwithstanding the foregoing, the Committee may, in its discretion, instead terminate any outstanding Options or Stock Appreciation Rights if either (x) the Company provides holders of such

Options and Stock Appreciation Rights with reasonable advance notice to exercise their outstanding and unexercised Options and Stock Appreciation Rights, or (y) the Committee reasonably determines that the Change in Control Price is equal to or less than the exercise price for such Options or Stock Appreciation Rights.

        (b)    Performance Stock, Performance Stock Units and Performance Units.    Performance Stock, Performance Stock Units, Performance Units and elective Deferred Stock Units that are outstanding in the event of a Change in Control shall be treated as provided in the individual Award Agreement governing such Performance Stock, Performance Stock Units, Performance Units or elective Deferred Stock Units.

        (c)    Timing of Payments.    Payment of any amounts calculated in accordance with Section 9.1(a) shall be made in cash or, if determined by the Committee (as constituted immediately prior to the Change in Control), in shares of the common stock of the New Employer having an aggregate fair market value equal to such amount and shall be payable in full, as soon as reasonably practicable, but in no event later than 30 days, following the Change in Control. For purposes hereof, the fair market value of one share of common stock of the New Employer shall be determined by the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control), in good faith.

        9.2    Alternative Awards.    Notwithstanding Section 9.1, no cancellation, termination, acceleration of exercisability or vesting, lapse of any Restriction Period or settlement or other payment shall occur with respect to any outstanding Award (other than an award of Performance Stock, Performance Stock Units, Performance Units or elective Deferred Stock Units), if the Committee (as constituted immediately prior to the consummation of the transaction constituting the Change in Control) reasonably determines, in good faith, prior to the Change in Control that such outstanding Awards shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award being hereinafter referred to as an "Alternative Award") by the New Employer, provided, that any Alternative Award must:

          (i)    be based on shares of Common Stock that are traded on an established U.S. securities market or another public market determined by the Committee prior to the Change in Control;

          (ii)    provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule and identical or better timing and methods of payment (including liquidity rights with respect to shares of Common Stock received in settlement of such Award);

          (iii)   have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

          (iv)   have terms and conditions which provide that in the event that the Participant suffers an involuntary termination without Cause within two years following the Change in Control, any conditions on the Participant's rights under, or any restrictions on transfer or exercisability applicable to, each such Award held by such Participant shall be waived or shall lapse, as the case may be.

ARTICLE X
EFFECTIVE DATE, AMENDMENT, MODIFICATION AND TERMINATION OF PLAN

        The Plan shall be effective upon its adoption by the Board and approval by the stockholders of the Company, and shall continue in effect, unless sooner terminated pursuant to this Article X, until the tenth anniversary of the date on which it is adopted by the Board (except as to Awards outstanding on that date). The Board or the Committee may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan; provided, that without the approval by a majority of the votes cast at a meeting of shareholders at which a quorum representing a majority of the shares of the Company entitled to vote generally in the election of directors is present in person or by proxy, no amendment or modification to the Plan may (i) materially increase the benefits accruing to participants under the Plan, (ii) except as otherwise expressly provided in Section 4.4, materially increase the number of shares of Common Stock subject to the Plan or the individual Award limitations specified in Section 4.3, (iii) modify the restrictions provided in Section 4.5, or (iv) materially modify the requirements for participation in the Plan. No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant. On the effective date of the Plan, the Prior Plans shall terminate, and no further grants shall be made thereunder.

ARTICLE XI
MISCELLANEOUS PROVISIONS

        11.1    Nontransferability of Awards.    No Award shall be assignable or transferable except by will or the laws of descent and distribution; provided, that the Committee may, except as otherwise provided in the Plan, permit (on such terms and conditions as it shall establish) in its sole discretion a Participant to transfer an Award for no consideration to the Participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant's household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent of the voting interests, or to organizations qualifying as charitable organizations within the meaning of Section 501(c)(3) of the Code (individually, a "Permitted Transferee"). Except to the extent required by law, no Award shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or, if applicable, his or her Permitted Transferee(s). The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of the agreement or agreements between the Participant and the Company.

        11.2    Beneficiary Designation.    Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his or her death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his or her lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to or exercised by the Participant's surviving spouse, if any, or otherwise to or by his or her estate.

        11.3    No Guarantee of Employment or Participation.    Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor to confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

        11.4    Tax Withholding.    The Company shall have the right and power to deduct from all amounts paid to a Participant in cash or shares (whether under this Plan or otherwise) or to require a Participant to remit to the Company promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy the minimum federal, state or local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award under this Plan. In the case of any Award satisfied in the form of shares of Common Stock, no shares of Common Stock shall be issued unless and until arrangements satisfactory to the Committee shall have been made to satisfy the statutory minimum withholding tax obligations applicable with respect to such Award. The Company may defer payments of cash or issuance or delivery of Common Stock until such requirements are satisfied. Without limiting the generality of the foregoing, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, shares of Common Stock (including shares of Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld (provided that such amount shall not be in excess of the minimum amount required to satisfy the statutory withholding tax obligations).

        11.5    Compliance with Legal and Exchange Requirements.    The Plan, the granting and exercising of Awards thereunder, and any obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed. The Company, in its discretion, may postpone the granting, exercising and settlement of Awards, the issuance or delivery of shares of Common Stock under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of such Shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of shares of Common Stock in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise or settlement of any Award or to otherwise sell or issue shares of Common Stock in violation of any such laws, rules, or regulations, and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards. Neither the Company nor its directors or officers shall have any obligation or liability to a Participant with respect to any Award (or shares of Common Stock issuable thereunder) that shall lapse because of such postponement.

        11.6    Indemnification.    Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be made a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-laws, by contract, as a matter of law, or otherwise.

        11.7    No Limitation on Compensation.    Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees, in cash or property, in a manner which is not expressly authorized under the Plan.

        11.8    Deferrals.    The Committee may postpone the exercising of Awards, the issuance or delivery of Common Stock under any Award or any action permitted under the Plan to prevent the Company or any Subsidiary from being denied a Federal income tax deduction with respect to any Award other than an ISO or to the extent required or permitted by applicable law.

        11.9    409A Compliance.    The Plan is intended to be administered in a manner consistent with the requirements, where applicable, of section 409A of the Code. Where reasonably possible and practicable, the Plan shall be administered in a manner to avoid the imposition on Participants of immediate tax recognition and additional taxes pursuant to such section 409A. Notwithstanding the foregoing, neither the Company nor the Committee shall have any liability to any person in the event such section 409A applies to any such Award in a manner that results in adverse tax consequences for the Participant or any of his beneficiaries or transferees.

        11.10    Governing Law.    The Plan shall be construed in accordance with and governed by the laws of the State of Delaware, without reference to principles of conflict of laws which would require application of the law of another jurisdiction, except to the extent that the corporate law of the State of Delaware specifically and mandatorily applies.

        11.11    Severability; Blue Pencil.    In the event that any one or more of the provisions of this Plan shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. If, in the opinion of any court of competent jurisdiction such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended.

        11.12    No Impact On Benefits.    Except as may otherwise be specifically stated under any employee benefit plan, policy or program, no amount payable in respect of any Award shall be treated as compensation for purposes of calculating a Participant's right under any such plan, policy or program.

        11.13    No Constraint on Corporate Action.    Nothing in this Plan shall be construed (i) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets or (ii) to limit the right or power of the Company, or any Subsidiary to take any action which such entity deems to be necessary or appropriate.

        11.14    Headings and Captions.    The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

Annex B

HERTZ GLOBAL HOLDINGS, INC.

RULES OF THE
HERTZ GLOBAL HOLDINGS, INC.
EMPLOYEE STOCK PURCHASE PLAN

Shareholders' Approval:	May 15, 2008
Expiry Date:	May 14, 2018

One Silk Street London EC2V 8HQ	1345 Avenue of the Americas New York, NY 10105 United States
Telephone (44-20) 7456 2000 Facsimile (44-20) 7456 2222	Telephone (1) 212 903 9000 Facsimile (1) 212 903 9100
Ref: 01/145/J Cooper/H Schmid/R Berglund

Table of Contents

Contents		Page
1	Introduction	B-1
2	Meaning of Words Used	B-1
3	Eligibility	B-3
4	Invitations	B-3
5	Applying to join the Plan	B-5
6	Purchase Price	B-5
7	Grant of Purchase Right	B-5
8	Shares available for the Plan	B-6
9	Scaling down	B-6
10	Payroll deductions	B-7
11	Termination of employment	B-8
12	Exercise of Purchase Right	B-8
13	Acquisition of Shares	B-9
14	Corporate events	B-10
15	General	B-11
16	Administration	B-14
17	Changing the Plan and Termination	B-14
18	Overseas Participants	B-15
19	Governing Law	B-15

B-i

THE HERTZ GLOBAL HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN

1
Introduction

1.1
Purpose of the Plan

    The purpose of the Plan is to provide employees of Participating Companies with the opportunity to acquire Shares or an interest in Shares in the Company.

    Employees who participate in the Plan are given a right, called a Purchase Right, to buy Shares at the end of the specified Purchase Period.

1.2
Employee Stock Purchase Plan

    The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423 of the Code. The provisions of the Plan will be construed so as to extend and limit participation in a manner consistent with that section of the Code.

1.3
Other similar plans

    The Company may establish similar plans for operation in other countries ("Sub-Plans"), as set out in Rule 18 (Overseas Plans). The Sub-Plans may be scheduled to the rules of this Plan or set out in separate documents. The Plan is, however, a separate and independent plan from the Sub-Plans.

1.4
Shares for the Plan and Sub-Plans

    The number of Shares authorized to be issued under the Plan in Rule 8 (Shares available for the Plan) applies in total to both the Plan and any Sub-Plans. The Committee will determine, at its discretion, the method for allocating the Shares under the Plan and the Sub-Plans without shareholder approval.

2
Meaning of Words Used

2.1
In these Rules:

    "Acquisition Date" means the end of the Purchase Period (as specified by the Committee in the invitation), at which time the Purchase Right granted under the Plan may be exercised and Shares acquired on behalf of the Participant.

    "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person. For these purposes, "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person by reason of ownership of voting securities, by contract or otherwise.

    "Board" means the Board of Directors of the Company or, where appropriate, a duly authorized committee of it.

    "Business Day" means any day on which the New York Stock Exchange is open for the transaction of business.

    "Code" means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including proposed regulation) include any successor provisions or regulations.

    "Committee" means the Pension and Welfare Plan Administration Committee (PAWPAC) or such other committee selected by the Board to administer the Plan.

    "Company" means Hertz Global Holdings, Inc., a company incorporated and organized under the laws of the state of Delaware with registered I.R.S. Employer Identification Number 20-3530539.

    "Compensation" means all cash remuneration paid or made available by a Participating Company to an Eligible Employee for his services, as salary or wages or sales representative monthly commissions and including the amount of his pre-tax contributions under The Hertz Corporation Income Savings Plan and his pay conversion credits under the Hertz Custom Benefit Program (or such programs and plans in substitution thereof), but excluding all other amounts includible in the Eligible Employee's income for federal income tax purposes.

    "Contribution" means the amount of after-tax payroll deduction an employee has agreed to make, as set out in his application for a Purchase Right.

    "Dealing Restrictions" means restrictions imposed by statute, order, regulation or Government directive, or by any code adopted by the Company, or any US or other regulatory requirement restricting dealings in Shares.

    "Eligible Employee" means an employee who meets the requirements specified in the invitation to participate in the Offering and also in Rule 3 (Eligibility).

    "Grant Date" means a date selected by the Committee for an Offering to commence.

    "Offering" means the grant of Purchase Rights to acquire Shares under the Plan to Eligible Employees.

    "Parent" means a corporation which is a "parent corporation" of the Company within the meaning of Section 424(e) of the Code.

    "Participant" means a person holding a Purchase Right, including Representatives.

    "Participating Companies" means:

    (i)
    any Subsidiary organized under the laws of any state of the United States of America, unless the Committee has determined a Subsidiary is not designated to participate in the Plan; and

    (ii)
    any other Subsidiary designated by the Committee to participate in the Plan (as long as it is not participating in any Sub-Plan).

    "Person" means any natural person, firm, partnership, limited liability company, association, corporation, company, trust, business trust, governmental authority or other entity.

    "Plan" means this plan known as the Hertz Global Holdings, Inc. Employee Stock Purchase Plan.

    "Purchase Period" means a period of time specified in the invitation within an Offering, beginning on the Grant Date and ending on the Acquisition Date, or such earlier date as may be established under Rule 11 (Termination of employment).

    "Purchase Price" means the amount payable for each Share on the exercise of a Purchase Right calculated as described in Rule 6 (Purchase Price).

    "Purchase Right" means a right to acquire Shares granted under the Plan.

    "Representative" means the person entitled to receive the assets of a Participant under a Participant's will or the laws of intestate succession, in the case of a deceased Participant, or to act as a guardian or conservator for a Participant, in the case of a Participant who is found to be incompetent.

    "Rules" means the rules of the Plan as amended from time to time.

    "Securities Act" means the Securities Act of 1933, as amended.

    "Share" means a share of the common stock of the Company.

    "Sub-Plan" means any employee share purchase plan established in accordance with Rule 18 (Overseas Participants).

    "Subsidiary" means a corporation which is a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

    Any references in the Plan to the masculine gender shall include references to the feminine gender and vice versa.

2.2
Headings

    Headings will be ignored in construing these Rules.

3
Eligibility

3.1
Eligible Employees

    A person will be eligible to participate if he:

    3.1.1
    is employed for the purposes of Section 423(b)(4) of the Code by a Participating Company, including officers and directors, on the Grant Date; and

    3.1.2
    (i) has such qualifying period (if any) of continuous service (not exceeding two years prior to the Grant Date), (ii) has such qualifying (if any) minimum number of customarily scheduled hours of work (not exceeding twenty), and/or (iii) such qualifying (if any) minimum number of months customarily worked per calendar year (not exceeding five), in each case as the Committee may from time to time determine.

3.2
Restrictions on eligibility

    A person will not be eligible for the grant of any Purchase Rights if, immediately after the grant of a Purchase Right, the person owns stock possessing 5 percent or more of the total combined voting power or value of all classes of shares of the Company or any Subsidiary. For the purpose of this Rule 3.2, the rules of Section 424(d) of the Code apply in determining the share ownership of any employee and the Shares which he may acquire under all outstanding Purchase Rights. Purchase Rights will be treated as stock owned by the person.

4
Invitations

4.1
Operation

    The Committee has discretion to decide whether the Plan will be operated. When the Committee operates the Plan it must invite all Eligible Employees to apply to participate.

    The invitation will continue to have effect in respect of subsequent Offerings under the Plan such that a Participant who has withdrawn from an Offering under Rule 10.4 (Withdrawal from an Offering) may re-apply to join the Plan under Rule 5.1 (Form of application) provided he continues to be an Eligible Employee.

4.2
Time when invitations may be made

  4.2.1
  Invitations may be made at any such time as the Committee determines, subject to any Dealing Restrictions.

    4.2.2
    If the Committee cannot make the invitation due to Dealing Restrictions, the Committee may make the invitations at any time after the lifting of such restrictions.

    4.2.3
    Invitations may not be made after May 14, 2018.

4.3
Form of invitation

    The invitation will specify:

    4.3.1
    the Grant Date;

    4.3.2
    the requirements a person must satisfy in order to be eligible to participate;

    4.3.3
    the Purchase Price or how it is to be calculated;

    4.3.4
    the length of the Offering, which must not exceed 27 months beginning with the Grant Date;

    4.3.5
    how applications must be submitted and the closing date for applying to join the Offering;

    4.3.6
    the maximum number, if any, of Shares over which Purchase Rights may be granted:

      (i)
      individually;

      (ii)
      for the Offering;

      (iii)
      taken in conjunction with Offerings under the Sub-Plans; or

      (iv)
      for a specific Purchase Period;

    4.3.7
    the maximum and minimum permitted Contribution which can be specified in a currency or as a percentage of the Participant's Compensation;

    4.3.8
    when and how frequently the payroll deductions will be made;

    4.3.9
    the Acquisition Date at the end of the Offering when the Shares will be acquired; and

    4.3.10
    any other terms, consistent with the Rules.

    The invitation and Offering must comply with the requirements of Section 423(b)(5) of the Code.

4.4
Limit on participation

  4.4.1
  No person may be granted a Purchase Right which permits his rights to purchase Shares under all plans of the Company, any Subsidiary or Parent of the Company that are qualified under Section 423 of the Code to exceed US$25,000 of the fair market value of such Shares, determined at the time the Purchase Right is granted, for each calendar year in which such Purchase Right is outstanding at any time.

  4.4.2
  To the extent necessary to comply with this requirement, the Committee may:

    (i)
    cause a Participant's Contributions to be decreased in respect of any Offering; or

    (ii)
    take other actions it considers necessary to ensure compliance with Section 423 of the Code.

5
Applying to join the Plan

5.1
Form of application

    An application for a Purchase Right will be made in writing, or electronically, in a form specified by the Committee and will require the Eligible Employee to state:

    5.1.1
    the Contribution he wishes to make;

    5.1.2
    that his proposed Contribution, when added to any contributions he makes under any other stock purchase plans of the Company, its Subsidiaries or its Parent, will not exceed the maximum permitted under Section 423 of the Code.

    An application in the form determined by the Committee which is improperly completed or late may be rejected.

5.2
Subsequent Offerings

    Unless the Participant withdraws from an Offering under Rule 10.4 (Withdrawal from an Offering), the Participant's application is deemed to apply in respect of any subsequent Offerings if they are made available by the Company.

5.3
Incorporation of terms

    The terms of each Offering will include, through incorporation by reference, the provisions of this Plan.

6
Purchase Price

6.1
Setting the price

    The Committee will determine the Purchase Price (or the method by which it shall be determined) at the beginning of the Offering. The Purchase Price must not be less than 85 percent of the Fair Market Value of a Share at the Acquisition Date.

6.2
Fair Market Value

    "Fair Market Value" on any particular day means the closing selling price for a Share on the New York Stock Exchange as reported in The Wall Street Journal or such other recognized source as the Committee determines on the following Business Day.

    If no selling price is reported for a particular date, "Fair Market Value" will be the closing selling price for a Share on the closest preceding Business Day for which such selling price is provided unless otherwise determined by the Committee. If the Shares are listed on any established stock exchange of a national market system (but they are not listed on the New York Stock Exchange), their "Fair Market Value" shall be the closing selling price for the Shares, as quoted on such exchange (or the exchange with the greatest volume of trading in Shares) or system on the date of such determination, as reported in The Wall Street Journal or such other recognized source as the Committee determines. If the Share is no longer listed on an established market, "Fair Market Value" of a Share will be determined in good faith by the Committee.

7
Grant of Purchase Right

7.1
Grant

    Unless there has been scaling down as described in Rule 9 (Scaling Down), or the Committee decides not to proceed with an Offering, for example, because there are not enough Shares, the Committee must, on the Grant Date, grant to each Eligible Employee who has submitted and not withdrawn a valid application a Purchase Right to acquire, at the Purchase Price, the number of Shares for which the Eligible Employee has applied (or is deemed to have applied) based on the amount of Contributions he will make during the Offering.

    The Committee will not grant a Purchase Right to anyone who is not an Eligible Employee on the Grant Date. If the Committee tries to do so, the grant will be void.

7.2
Correction

    Any grant of a Purchase Right in excess of the limit in Rule 8 (Shares available for the Plan) or Rule 4.4 (Limit on participation) may be adjusted in any way so as to not exceed those limits.

7.3
Transferability

    Purchase Rights are not transferable by the Participant otherwise than by will or the laws of descent and distribution, and shall only be exercisable during the Participant's lifetime by the Participant.

8
Shares available for the Plan

8.1
Limit required by IRS rules

    Shares that may be issued or sold pursuant to Purchase Rights granted under the Plan and any Sub-Plan shall not exceed in the aggregate three (3) million Shares of the Company. This number is subject to the provisions of Rule 14.3 (Change in the share capital of the Company) relating to adjustments upon changes in capitalization.

8.2
Exclusions

    Where a Purchase Right is terminated or lapses without being exercised, these Shares are ignored when calculating the limits in this Rule 8.

8.3
Types of Shares

    The Shares subject to the Plan may be Shares that have been authorized but unissued, Shares that have been bought, or treasury shares.

9
Scaling down

9.1
Method

    If valid applications are received for a total number of Shares in excess of any maximum number specified in the invitation under Rule 4.3 (Form of invitation), Rule 4.4 (Limit on participation) or any limit under Rule 8 (Shares available for the Plan) the Committee will scale down applications by choosing one or more of the following methods:

    9.1.1
    reducing the proposed Contributions by the same proportion to an amount not less than the minimum specified in the invitation; or

    9.1.2
    reducing the proposed Contributions to a maximum amount chosen by the Committee, which must not be less than the minimum specified in the invitation; or

    9.1.3
    using other methods, but these must treat Eligible Employees fairly.

9.2
Insufficient Shares

    If, having scaled down as described in Rule 9.1 (Method), the number of Shares available is insufficient to enable Purchase Rights to be granted to all Eligible Employees making valid applications, the Committee may decide not to grant any Purchase Rights.

10
Payroll deductions

10.1
Start and end

    Contributions will be deducted from payroll on each pay date during an Offering (unless terminated early in accordance with these Rules) or such other dates as the Committee may decide. All Contributions are made on an after-tax basis.

10.2
Suspending Contributions

    A Participant may request to suspend making Contributions at any time prior to the Acquisition Date by notifying the Company in the form and manner designated by the Company. On the Acquisition Date the Participant's Purchase Right will be exercised and Shares purchased to the extent of the Contributions made until the suspension date, unless a Participant withdraws from the Offering in accordance with Rule 10.4 (Withdrawal from an Offering). Any suspension under this Rule 10.2 will take effect no later than the first pay date following ten (10) business days from the Company's receipt of the change form and shall be effective for the entire duration of the Offering in which it is made (but not for any succeeding Offering), unless the Committee determines otherwise.

    A Participant shall not be permitted to make up any missed Contributions as a result of suspension under this Rule 10.2 or otherwise.

10.3
Changing Contributions

    During an Offering, a Participant may request to increase or decrease the rate of his Contributions for the remaining part of the Offering and any succeeding Offerings, by completing or filing with the Company a change form authorizing a change in the Contribution. The new rate of Contribution will take effect no later than the first pay date following ten (10) business days from the Company's receipt of the change form. A Participant is permitted to change his Contributions once per Offering.

10.4
Withdrawal from an Offering

    A Participant may request to withdraw from an Offering at any time prior to the Acquisition Date by notifying the Company in the form and manner designated by the Company. The request will take effect no later than ten (10) business days following the Company's receipt of the request. For the avoidance of doubt, the Company is not obliged to process a request to withdraw from an Offering if the request is submitted later than ten (10) days prior to an Acquisition Date. If not processed prior to the relevant Acquisition Date, the request will take effect in respect of the next Offering.

    All of the Participant's Contributions credited to his account will be paid to him no later than 30 days after receipt of his notice of withdrawal and his Purchase Right for the current Offering will be automatically terminated. No further Contributions for the purchase of Shares will be permitted or made during the Offering.

    A Participant's withdrawal from an Offering will not have any effect upon his eligibility to participate in the next Offering.

10.5
Continued participation

    If so specified on the application, the Participant will continue to participate in successive Offerings unless terminated as provided in this Rule 10.

10.6
The account

    The Contributions will be credited to a bookkeeping account for the Participant and may be deposited with the general funds of the Company or the Participating Company or, if the

    Committee so decides, with a banking institution or custodian as designated by the Committee. If the money is deposited in an interest bearing account and if the Committee so decides, interest may be credited to the Participant's account under the Plan at the rate credited from time to time by the bank in which the funds are deposited or such other rate as determined by the Committee.

10.7
Compliance with Section 423

    A Participant's Contributions will, at any time, be decreased to the extent necessary to comply with Section 423(b)(8) of the Code and Rule 4.4 (Limit on participation). Contributions shall recommence at the rate provided in the Participant's application at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless otherwise withdrawn by the Participant under Rule 10.4 (Withdrawal from an Offering) or changed under Rule 10.3 (Changing Contributions).

10.8
Approved leave of absence

    During an approved leave of absence, a Participant may continue to participate in the Plan but may elect to suspend Contributions in accordance with Rule 10.2 during such leave period.

    For the purposes of this Rule 10.8, "approved leave of absence" means an employee's leave of absence (for example, military leave, maternity leave or sick leave) with the prior approval of an authorized person of his employer, during which period the employee's employment relationship is treated as continuing for the purposes of the Plan.

    However, if the period of leave exceeds 90 days and the individual's right to re-employment is not guaranteed either by statute or by contract, the employment relationship is deemed to terminate for the purposes of the Plan on the first day immediately following such 90-day period.

11
Termination of employment

11.1
General rule on termination and death

    A Purchase Right lapses immediately if a Participant dies or ceases to be employed by a Participating Company (for example, if he resigns). The Contributions credited to his account will be returned to him or his Representative, as appropriate, without interest, no later than 30 days following the termination of employment and his Purchase Right will be automatically terminated.

11.2
Beneficiary designation

    Notwithstanding Rule 11.1, the Company may allow Participants to designate a beneficiary to receive the Contributions credited to the Participant and any Shares issued pursuant to the Plan which are held by a custodian on behalf of the Participant in the event of the Participant's death, in accordance with such rules as it shall establish from time to time.

12
Exercise of Purchase Right

12.1
Exercise

    Unless a Participant withdraws from the Plan as provided in Rule 10.4 (Withdrawal from an Offering), his Purchase Right will be exercised automatically on each Acquisition Date, and the maximum number of whole Shares subject to the Purchase Right will be purchased at the applicable Purchase Price with the accumulated Contributions in his account. The Purchase Right cannot be exercised in part. Any surplus in the account which is insufficient to purchase a whole Share will be either paid directly to the Participant in cash or carried forward, in either case pursuant to rules established from time to time. However, there are some conditions and exceptions to this general rule on exercise; these are set out in Rules 12.2 (Contributions) and 12.3 (Registration compliance).

12.2
Contributions

    A Participant may exercise his Purchase Right only using funds equal to or less than the Contributions for the applicable Offering. A Participant can only use Contributions made before the Acquisition Date applicable to the Purchase Right.

12.3
Registration compliance

    No Purchase Right may be exercised unless the Shares to be issued or transferred upon exercise are covered by an effective registration statement pursuant to the Securities Act or are eligible for an exemption from the registration requirements, and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan.

    If, on an Acquisition Date during any Offering, the Shares are not registered or exempt or the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised on the Acquisition Date. The Acquisition Date will be delayed until the Shares are subject to such an effective registration statement or exempt, and the Plan is in such compliance. The Acquisition Date will in no event be more than 27 months from the Grant Date.

    If, on the Acquisition Date under any Offering, as delayed to the maximum extent permissible, the Shares are not registered or exempt and the Plan is not in such compliance, no Purchase Rights will be exercised, and all Contributions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) will be distributed to the Participants with any interest.

12.4
Lapse

    A Purchase Right will lapse and automatically terminate on the earliest of the dates specified below:

    12.4.1
    the date on which the person ceases to be an employee of a Participating Company;

    12.4.2
    the date on which the Participant gives notice under Rule 10.4 (Withdrawal from an Offering) that he intends to withdraw from the Plan; and

    12.4.3
    as provided in Rule 14.1 (Takeover or merger of the Company).

13
Acquisition of Shares

13.1
Issue or transfer

    The Shares may be issued to a Participant or transferred to a custodian on behalf of the Participant. Subject to Rule 12.3 (Registration compliance):

    13.1.1
    Shares to be issued to a Participant following the exercise of a Purchase Right must be issued within 30 days of the Acquisition Date; and

    13.1.2
    if Shares are to be transferred to a custodian following the exercise of a Purchase Right, the Committee must effect this transfer within 30 days of the Acquisition Date.

13.2
Rights

  13.2.1
  Shares issued to a Participant on exercise of a Purchase Right rank equally in all respects with the Shares in issue on the date of issue. They are not entitled to any rights attaching to Shares by reference to a record date preceding the date of issue.

    13.2.2
    Where Shares are to be transferred to a custodian on the exercise of a Purchase Right, Participants are entitled to all rights attaching to the Shares by reference to a record date after the transfer date. They are not entitled to any rights before that date.

13.3
Certificate of incorporation and bylaws

    Any Shares acquired on the exercise of Purchase Rights are subject to the certificate of incorporation and bylaws of the Company in effect from time to time.

13.4
Listing

    If and so long as the Shares are listed on the New York Stock Exchange or on any other stock exchange where Shares are traded, the Company must apply for listing of any Shares issued pursuant to the Plan prior to or as soon as practicable after their issuance.

14
Corporate events

14.1
Change in Control

    Upon the occurrence of a Change in Control (as defined below), the Participant's accumulated Contributions and any interest (if applicable) will be returned to the Participant as soon as practicable, the Purchase Rights will be cancelled and the Offering will terminate. If a Change in Control is pending, the Committee may delay the commencement of an Offering.

14.2
Liquidation or dissolution of the Company

    If the Company passes a resolution for its liquidation or dissolution, any Offering shall terminate and Purchase Rights will be cancelled as at that date. Any Contributions and interest (if applicable), will be returned to the Participant as soon as practicable.

14.3
Change in the securities of the Company

    If any change is made in the Shares of the Company (including by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, change in corporate structure or other transaction), the Committee shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the pre-share price of the Shares. Such mandatory adjustment may include a change in the type(s), class(es) and the maximum number of Shares subject to the Plan pursuant to Rule 8 (Shares available for the Plan), and shall adjust the type(s), class(es) number of Shares and purchase limits of each outstanding Purchase Right and the Purchase Price in any manner equitable to the Participants; this may include retrospective adjustments. If making such an adjustment, the Committee may consider any consideration received by the Company in the transaction. Adjustments may only be made if consistent with the applicable rules under Sections 423 and 424 of the Code.

    The Company may notify the Participant of any adjustment made under this Rule 14.3.

14.4
Terms used

    For the purpose of this Rule:

    "Acquiring Company" means a person who obtains control of the Company.

    "Change in Control" means the first to occur of the following events after the adoption of the Plan:

    14.4.1
    the acquisition by any person, entity or "group" (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of 50% or more of the combined voting power of the Company's then outstanding voting securities, other than any such acquisition by the Company, any of its Subsidiaries, any employee benefit plan of the Company or any of its Subsidiaries, or any Affiliates of any of the foregoing;

    14.4.2
    the merger, consolidation or other similar transaction involving the Company, as a result of which persons who were stockholders of the Company immediately prior to such merger, consolidation, or other similar transaction do not, immediately thereafter, own, directly or indirectly, more than 50% of the combined voting power entitled to vote generally in the election of directors of the merged or consolidated company;

    14.4.3
    within any 24-month period, the persons who were directors of the Company at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board, provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause 14.5.3; or

    14.4.4
    the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, Affiliates of the Company.

15
General

15.1
Notices

  15.1.1
  Any notice or other document which has to be given to an Eligible Employee or Participant under or in connection with the Plan may be:

    (i)
    delivered or mailed to him at his address according to the records of his employing company; or

    (ii)
    sent by e-mail or fax to any e-mail address or fax number which, according to the records of his employing company, is used by him,

  or in either case such other address which the Company considers appropriate.

  15.1.2
  Any notice or other document which has to be given to the Company or other appointed agent under or in connection with the Plan may be delivered or mailed to it at such place as the Committee or its duly appointed agent may from time to time decide and notify to Participants or sent by e-mail or fax to any e-mail address or fax number notified to the sender.

  15.1.3
  Notices mailed will be deemed to have been given on the earlier of the date of actual receipt and the seventh day after the mailing date.

  15.1.4
  Notices sent by e-mail or fax, in the absence of evidence of non-delivery, will be deemed to have been received on the day after sending.

15.2
Documents sent to shareholders

    The Company may send to Participants copies of any documents or notices normally sent to the holders of its Shares.

15.3
Costs

    The Company or a Participating Company (as appropriate) will pay the costs of establishing and administering the Plan. The Company may require each other Participating Company to reimburse the Company for any costs incurred in connection with the grant of Purchase Rights to, or exercise of Purchase Rights by, employees of that Participating Company.

15.4
Terms of employment

  15.4.1
  For the purposes of this Rule 15.4, "Employee" means any employee of the Company or any Subsidiary or associated company of the Company.

  15.4.2
  This Rule 15.4 applies during an Employee's employment and after the termination of an Employee's employment, whether or not the termination is lawful.

  15.4.3
  Nothing in the Rules or the operation of the Plan forms part of any contract of employment of an Employee. The rights and obligations arising from the employment relationship between the Employee and the Participating Company are separate from, and are not affected by, the Plan. Participation in the Plan does not create any right to, or expectation of, continued employment.

  15.4.4
  Subject to Rule 4.1, no Employee has a right to participate in the Plan. Participation in the Plan or the grant of Purchase Rights on a particular basis in any year does not create any right to or expectation of participation in the Plan or the grant of Purchase Rights on the same basis, or at all, in any future year.

  15.4.5
  The terms of the Plan do not entitle the Employee to the exercise of any discretion by the Company, a Participating Company or the Committee in his favor.

  15.4.6
  No Employee will have a claim or right of action in respect of any decision, omission or exercise of discretion, not relating to an existing Purchase Right, which may operate to the disadvantage of the Employee.

  15.4.7
  No Employee has any right to compensation for any loss in relation to the Plan, including any loss in relation to:

    (i)
    any loss or reduction of rights or expectations under the Plan in any circumstances (including lawful or unlawful termination of employment);

    (ii)
    any exercise of discretion or a decision made in relation to a Purchase Right or to the Plan, or any failure to exercise discretion or make a decision; or

    (iii)
    the operation, suspension, termination or amendment of the Plan.

  15.4.8
  Participation in the Plan is permitted only on the basis that the Participant accepts all the provisions of the Rules, including this Rule 15.4. By participating in the Plan, an Employee waives all rights under the Plan, other than the rights expressly granted herein or in any invitation to participate in accordance with the express terms of the Rules in consideration for, and as a condition of, the grant of a Purchase Right under the Plan.

  15.4.9
  Nothing in this Plan confers any benefit, right or expectation on a person who is not an Employee. No such third party has any rights to enforce any term of this Plan. This does not affect any other right or remedy of a third party which may exist.

  15.4.10
  Benefits under this Plan shall not be taken into account for the purpose of determining any benefits under any benefit plan unless such plan (or arrangement) specifically provides otherwise.

15.5
Corporate actions

    The existence of any Purchase Right shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or preferred or prior preference stock ahead of or convertible into, or otherwise affecting, the Shares or the rights of them, or the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

15.6
Employee trust

    The Company and any Subsidiary may provide money to the trustee of any trust or any other person to enable the trust or him to acquire Shares for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by law.

15.7
Withholding

    Unless the Participant discharges the liability himself, the Company or a Participating Company, the trustee of any trust or other third party administrator may withhold any amount and make any arrangements as it considers necessary to meet any tax withholding obligation of the Company in respect of Purchase Rights. These arrangements include the sale of any Shares on behalf of a Participant.

15.8
Data privacy

    By participating in the Plan the Participant consents to the holding and processing of personal data provided by the Participant to the Company, any Subsidiary or associated company trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

    15.8.1
    administering and maintaining Participant records;

    15.8.2
    providing information to an associated company, trustees of any trust, registrars, brokers or other third party administrators of the Plan;

    15.8.3
    providing information to future purchasers of the Company or the business in which the Participant works; and

    15.8.4
    transferring information about the Participant to a country or territory outside the United States of America that may not provide the same statutory protection for the information as the Participant's home country.

15.9
Legal compliance

    If in the opinion of counsel for the Company, it is necessary or desirable in order to comply with applicable laws or regulations relating to securities or exchange control, the Company may:

    15.9.1
    require the Participant to provide confirmation of compliance with such local laws and regulations, without which the Purchase Right may lapse; and/or

    15.9.2
    upon the exercise of the Purchase Right, substitute cash equal to the value of any spread (less any tax and social security contributions) for any Shares.

15.10
Crediting Service

    In the event of the adoption of the Plan by an Acquiring Company, the merger or consolidation of another company with a Participating Company, or the acquisition by the Company of another company, the Committee shall determine the extent, if any, to which employees affected by the event shall be credited under the Plan with service rendered to his employer prior to the event.

16
Administration

16.1
Committee's powers

    The Committee will administer the Plan. Subject to the provisions of the Plan, the Committee has the power:

    16.1.1
    to determine when and how Purchase Rights to acquire Shares will be granted and the provisions of each Offering of such Purchase Rights;

    16.1.2
    to convert, when necessary, any value denominated in US dollars and cents to an equivalent currency based on a currency exchange rate that it selects for such purpose;

    16.1.3
    to designate from time to time which Subsidiaries shall become Participating Companies;

    16.1.4
    to construe and interpret the Plan and Purchase Rights granted under the Plan, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan; and

    16.1.5
    generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and other Participating Companies and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

16.2
Committee's decision final and binding

    All determinations of the Committee are final and binding on Employees, Participants and any other party claiming a right or a benefit under the Plan or in connection with any Offering.

16.3
Indemnification of Committee

    To the extent permitted by law, the Company shall indemnify the members of the Committee from all claims for liability, loss or damage (including payment of expenses in connection with the defense again such claim) arising from any act or failure to act under the Plan, provided any such member shall give the Company an opportunity, at its own expense, to handle and defend such claims. This shall not include actions which could be held to include criminal liability under applicable law. The provision of this Rule 16.3 shall survive the termination of the Plan under Rule 17.

17
Changing the Plan and Termination

17.1
Changing the Plan

    The Committee may at any time change the Plan in any way. The Company shall obtain stockholder approval of such amendments in such a manner and to such a degree as required and to the extent necessary to comply with Section 423 of the Code (or any other applicable law).

17.2
Notice

    The Committee may give written notice of any changes made to any Participant affected.

17.3
Termination of the Plan

    The Plan will terminate on 15 May 2018, but the Committee may terminate the Plan at any time before that date. However, Purchase Rights granted before such termination will continue to be valid and exercisable as described in these Rules.

18
Overseas Participants

18.1
Establishing plans

    The Committee may establish plans to operate overseas either by scheduling sub-plans to the Plan, or adopting separate plans in accordance with the authority given by shareholders (together "Sub-Plans"). This includes:

    18.1.1
    designating from time to time which Subsidiaries will participate in a particular Sub-Plan;

    18.1.2
    determining procedures for eligible employees to enroll in or withdraw from a Sub-Plan, setting or changing payroll deduction percentages, and obtaining necessary tax withholdings; and

    18.1.3
    allocating the available Shares under the Plan to the Sub-Plans for particular offerings.

18.2
Overseas laws

    If, in the opinion of the Committee, local laws or regulations cause participation in the Plan to become unduly onerous for the Company, a Participating Company or a Participant, the relevant Purchase Right will not be exercised and all Contributions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire Shares) will be distributed to the Participant with any interest. No right to compensation for loss of benefit will arise as a result of such an event.

19
Governing Law

    The laws of the state of Delaware (without regard to its conflicts of laws rules) govern the Plan and all Purchase Rights and their construction. The courts of the state of Delaware have non-exclusive jurisdiction in respect of disputes arising under or in connection with the Plan or any Purchase Right.

Admission Ticket

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A  Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 – 4.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold

01 - Michael J. Durham	☐	☐	02 - Mark P. Frissora	☐	☐	03 - David H. Wasserman	☐	☐

04 - Henry C. Wolf	☐	☐

	For	Against	Abstain

2. The ratification of the selection of PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the year 2008.	☐	☐	☐

3.The approval of the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan.	☐	☐	☐

4. The approval of the Hertz Global Holdings, Inc. Employee Stock Purchase Plan.	☐	☐	☐

B  Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.

Meeting Attendance

Mark the box to the right if you plan to attend the Annual Meeting.	☐

C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.		Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/	/

2008 Annual Meeting Admission Ticket

2008 Annual Meeting of Hertz Global Holdings, Inc. Stockholders

Thursday, May 15th, 2008, 10:30 a.m. EDT

The Park Ridge Marriott

300 Brae Boulevard

Park Ridge, New Jersey 07656

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

Directions:

The PARK RIDGE MARRIOTT: is accessible via the Garden State Parkway (North) to Exit 172. From exit ramp turn right onto Grand Avenue to first traffic light, make a right onto Mercedes Drive. Follow to end and turn right. Follow to traffic light, turn left onto Brae Boulevard. The Park Ridge Marriott is approximately 1/8 mile on your left at 300 Brae Boulevard.

FROM NEW JERSEY & SOUTH: Take Garden State Parkway North to Exit 172, then follow above directions.

FROM NEWARK AIRPORT: Take the New Jersey Turnpike North to Route 80 West. Follow Route 80 West to Exit 62 for Saddle Brook/Garden State Parkway. Take the Garden State Parkway (North) to Exit 172 then follow above directions.

FROM NEW YORK CITY: Take the George Washington Bridge West towards New Jersey to Route 80 West. Follow Route 80 West to Exit 62 for Saddle Brook/Garden State Parkway. Take the Garden State Parkway (North) to Exit 172 then follow above directions

FROM UPSTATE NEW YORK: New York State Thruway to Exit 14A onto the Garden State Parkway extension. Take the first exit “Schoolhouse Road-Pearl River.” From ramp, make left onto Schoolhouse Road. Follow through first light (Summit Avenue), road becomes Spring Valley Road, follow through second light (Grand Avenue) to fourth right, Brae Boulevard. Make right onto Brae Boulevard. The Park Ridge Marriott is approximately 1/2 mile on the right hand side.

FROM LA GUARDIA AIRPORT: Take the Grand Central Parkway to the Tri-Borough Bridge to the Major Deegan Expressway to I-95 West to the George Washington Bridge. Follow directions above from New York City.

FROM KENNEDY AIRPORT: Take the Van Wyck Expressway to the Grand Central Parkway. Follow directions from La Guardia Airport.

FROM NEW ENGLAND & WESTCHESTER: Via the Connecticut Turnpike/New England Thruway (I-95), to the Cross Westchester Expressway (I-287) to the Tappan-Zee Bridge West, proceed across the Bridge to the New York State Thruway North, to Exit 14A. Follow directions from Upstate New York.

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Hertz Global Holdings, Inc.

Notice of 2008 Annual Meeting of Stockholders

Hertz Global Holdings, Inc.
225 Brae Boulevard

Park Ridge, NJ 07656

Proxy Solicited by Board of Directors for Annual Meeting – May 15, 2008

Mark P. Frissora, Elyse Douglas and J. Jeffrey Zimmerman, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Hertz Global Holdings, Inc. to be held on May 15, 2008 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted in accordance with the direction of the stockholder set forth below. If no such directions are indicated, the Proxies will have the authority to vote FOR Proposal 1, the election of Michael J. Durham, Mark P. Frissora, David H. Wasserman and Henry C. Wolf, FOR Proposal 2, ratifying PricewaterhouseCoopers LLP as the Corporation’s independent registered public accounting firm for the year 2008, FOR Proposal 3, approving the Hertz Global Holdings, Inc. 2008 Omnibus Incentive Plan, and FOR Proposal 4, approving the Hertz Global Holdings, Inc. Employee Stock Purchase Plan.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF HERTZ GLOBAL HOLDINGS, INC.
The Board of Directors of the Corporation recommends a vote FOR each of proposals 1 – 4.
IMPORTANT INFORMATION ABOUT ANNUAL MEETING AND PROXY PROCEDURES
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3: APPROVAL OF THE HERTZ GLOBAL HOLDINGS, INC. 2008 OMNIBUS INCENTIVE PLAN
PROPOSAL 4: APPROVAL OF THE HERTZ GLOBAL HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN
CORPORATE GOVERNANCE AND GENERAL INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES
2007 Director Compensation Table
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT
AUDIT COMMITTEE REPORT
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
OTHER BUSINESS
PROPOSALS FOR 2009
ANNUAL REPORT FOR 2007
  Annex A
HERTZ GLOBAL HOLDINGS, INC. 2008 OMNIBUS INCENTIVE PLAN ARTICLE I PURPOSES
ARTICLE II DEFINITIONS
ARTICLE III POWERS OF THE COMMITTEE
ARTICLE IV STOCK SUBJECT TO PLAN
ARTICLE V STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
ARTICLE VI PERFORMANCE STOCK, PERFORMANCE STOCK UNITS AND PERFORMANCE UNITS
ARTICLE VII RESTRICTED STOCK AND RESTRICTED STOCK UNITS
ARTICLE VIII DEFERRED STOCK UNITS
ARTICLE IX CHANGE IN CONTROL
ARTICLE X EFFECTIVE DATE, AMENDMENT, MODIFICATION AND TERMINATION OF PLAN
ARTICLE XI MISCELLANEOUS PROVISIONS
  Annex B
Table of Contents
THE HERTZ GLOBAL HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN